As filed with the Securities and Exchange Commission on June 28, 2012

REGISTRATION NO. 333-179508

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CALDERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	3826	20-0982060
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

278 DP Road, Suite D
Los Alamos, New Mexico 87544
(505) 661-2420
(Address and telephone number of principal executive offices and principal place of business)

Hank Gracin, Esq.
Leslie Marlow, Esq.
Gracin & Marlow, LLP
405 Lexington Avenue, 26th Floor
New York, New York 10174
Telephone (212) 907-6457
(Name, address and telephone number of agent for service)

Approximate Date of Proposed Sale to the Public: From time to time after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 424, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3) (4)
Shares of common stock, par value $0.001	774,325	$$5.00	$3,871,625	$443.69
Shares of common stock, par value $0.001 to be issued upon the exercise of outstanding warrants and convertible preferred stock	633,144	$$5.00	$3,165,750	$362.79
Total shares being registered	1,407,469		$7,037,345	$806.48

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the recent sales of unregistered securities on February 13, 2012.

(3) Calculated under Section 6(b) of the Securities Act of 1933 as .00011460 of the aggregate offering price.

(4) $806.48 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JUNE  28 , 2012

PRELIMINARY PROSPECTUS

CALDERA PHARMACEUTICALS, INC.

1,407,469 SHARES OF COMMON STOCK

This prospectus relates to the resale and other disposition from time to time of up to 1,407,469 shares of our common stock by the selling stockholders identified under the section entitled “Selling Stockholders” on page 29. The shares of common stock offered consist of: (i) 774,325 shares of our common stock and (ii) 633,144 shares of our common stock issuable upon exercise of outstanding warrants to purchase common stock or conversion of Series A preferred shares into common stock. We issued all of the issued securities described above in private placement transactions completed prior to the filing of this registration statement.

The shares included in this prospectus may be reoffered and sold directly by the selling shareholders in accordance with one or more of the methods described in the plan of distribution, which begins on page 32 of this prospectus. We are not selling any shares of our common stock in this offering and therefore we will not receive any proceeds from the sales by the selling stockholders. Instead the shares may be offered and sold from time to time by the selling shareholders at a fixed price of $5.00 per share until the shares are quoted, if ever, on the OTC Bulletin Board or another exchange and thereafter at prevailing market prices or privately negotiated prices. We may receive proceeds from any exercise of outstanding warrants if and when such warrants are exercised for cash.

Our common stock does not presently trade on any exchange or electronic medium. Although we hope to be quoted on the OTC Bulletin Board, which is maintained by NASDAQ, no assurance can be given that our common stock will be quoted on the OTC Bulletin Board or any other quotation service.

We are an “emerging growth company” within the meaning of the recently enacted Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

Investing in the Company’s securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” which begin on page 3 of this prospectus before making a decision whether to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2012.

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You should rely only on the information that we have provided in this prospectus. We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

PROSPECTUS SUMMARY

The following summary highlights material contained in this prospectus. This summary does not contain all the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements that appear elsewhere in this prospectus.

Business Overview

Our Company, Caldera Pharmaceuticals, Inc. (“Caldera,” “Company,” Our”, “we”), is a research and development company engaged in various aspects of drug discovery. The cornerstone of our business is our unique technology based on direct chemical analysis of protein-drug combinations by means of micro X-ray fluorescence spectroscopy. Micro X-ray fluorescence is a chemical analysis technique that uses the unique x-ray emissions of different chemical elements when they are illuminated by an x-ray source. We use this elemental analysis to measure the elemental changes caused by protein-drug interactions. We currently offer our customers analytical services using our technology to evaluate drug candidates for safety and efficacy. We believe that our technology can reduce the cost of drug discovery by detecting safety and efficacy issues at an early stage of development.  To date, substantially all of our revenue has been derived from our analytical services that we have performed for United States governmental agencies.  However, we expect that our future revenue will be derived from three lines of business: (i) provision of our analytical drug discovery services to both the government sector and private sector; (ii) sale or lease of new drug candidates that we may identify using the XRpro® drug discovery instruments that we are currently developing and commercialization; and (iii) sale of our drug discovery instruments. We have recently  expanded our customer base and are performing our analytical services for several pharmaceutical customers.  We intend to further expand our customer base and offer our analytical services to other biotechnical and pharmaceutical customers in addition to the government sector.  In an effort to increase revenue, we are currently developing  stand- alone units, our XRpro® drug discovery instruments, that can be licensed or sold to customers to allow them to use our technology to conduct the same analytical services that we provide. We also anticipate deriving revenue from the potential future development of preclinical drugs that are discovered by us when conducting our chemical analysis. To date, we have not received FDA approval of any of our drug candidates nor derived any revenue from the sale or lease of any new drug candidates or the sale of any drug discovery instruments.

We rely on one outside vendor, Bruker Nano GmbH, a German company, to manufacture substantial portions of critical hardware that will be used with or included in our XRpro® instruments. We have an agreement with Bruker Nano GmbH for an indefinite period of time to develop a product that incorporates our technology with a product already produced by Bruker. Our agreement with Bruker provides that we will not develop, manufacture, or distribute products that compete directly or indirectly with the product that is supplied by Bruker and incorporated into the XRpro® instruments during the term of the agreement and for a period of three years subsequent to the termination of the agreement if we should terminate the agreement for any reason. Our agreement with Bruker may be terminated by either party without cause upon six (6) months prior written notice.

We were incorporated in the State of Delaware on November 12, 2003.  On March 14, 2011, the Company filed a First Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware increasing the authorized common shares from 10,000,000 to 50,000,000 and the issuance of up to 10,000,000 preferred shares. Subsequently, we filed a Second Amended and Restated Certificate of Incorporation on April 10, 2012, which designated 400,000 of our 10,000,000 shares of preferred stock as Series A preferred stock.   The Company has reserved up to 3,000,000 shares for issuance to employees, directors and others in accordance with the terms of our 2005 Stock Option Plan.

Our principal executive offices are located at 278 DP Road Suite D Los Alamos, New Mexico 87544 our telephone number is (505) 661-2420.  We maintain a corporate website at www.cpsci.com.  Information found on our website is not part of this prospectus.

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The Offering

Shares of our common stock offered for re-sale by the selling stockholders pursuant to this prospectus	1,407,469

Common stock currently outstanding	4,302,270

Proceeds to the Company
We will not receive any proceeds from the resale or other disposition of the shares covered by this prospectus by any selling shareholder.  We will receive net proceeds from the exercise of the warrants to purchase shares of our common stock covered by this prospectus which would total $2,221,120 if all the warrants were exercised for cash payment.

Risk Factors	There are significant risks involved in investing in our Company. For a discussion of risk factors you should consider before buying our common stock see “Risk Factors” beginning on page 3

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RISK FACTORS

Investment in our common stock involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included herein before making an investment decision.  If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, the market price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We have a history of losses and there can be no assurance that we will generate or sustain positive earnings.

For the quarters ended March 31, 2012 and March 31, 2011, we had a net loss of ($355,155) and ($348,802), respectively.  For the years ended December 31, 2011 and December 31, 2010, we had a net loss of ($2,355,765) and ($864,882), respectively. We cannot be certain that our business strategy will ever be successful. Future revenues and profits, if any, will depend upon various factors, including the success, if any, of our expansion plans for the sale of our instruments and services to biotechnical and pharmaceutical customers, marketability of our instruments and services, our ability to maintain favorable relations with manufacturers and customers, and general economic conditions. There is no assurance that we can operate profitably or that we will successfully implement our plans. There can be no assurance that we will ever generate positive earnings.

Substantially all of our net revenue has been generated from services provided to governmental agencies.  If such agencies were to terminate their existing agreement with us or no longer continue to use our services, our net revenue and results of operations would be adversely affected.

To date we have derived substantially all of our revenue from services we performed for two governmental agencies. For the quarter ended March 31, 2012 all of our revenue was derived from three (3) different research projects for the same two governmental agencies and for the quarter ended March 31, 2011, all of our revenue was derived from four (4) different research projects for the same two governmental agencies. For the year ended December 31, 2011 ninety six percent (96%) of our revenue was derived from six (6) different research projects for the same two governmental agencies and for the year ended December 31, 2010, all of our revenue was derived from nine (9) different research projects for the same two governmental agencies. As of the date of this prospectus we have two existing contract with the National Institutes of Health (“NIH”) pursuant to which we are still performing services and expect to receive an aggregate of $3,000,000 for such services.  However, under NIH policies the contracts can be terminated in whole or in part by the government for convenience at any time and in such case we would be entitled to  payment  of our costs incurred in the performance of the work terminated. If there were to be a decline in the demand for our services from governmental agencies, or the two governmental agencies from which we have received funding were required to reduce spending, our net revenue would be significantly impacted, which would negatively affect our business, financial condition and results of operations and may affect our ability to continue operations.

If we cannot establish profitable operations, we will need to raise additional capital to fully implement our business plan, which may not be available on commercially reasonable terms, or at all, and which may dilute your investment.

We incurred a net loss for the quarter ended March 31, 2012 of ($355,155) and for the quarter ended March 31, 2011 of ($348,802).  We incurred a net loss for the year ended December 31, 2011 of ($2,355,765) and for the year ended December 31, 2010 of ($864,882). Achieving and sustaining profitability will require us to increase our revenues and manage our product, operating and administrative expenses. We cannot guarantee that we will be successful in achieving profitability. If we are unable to generate sufficient revenues to pay our expenses and our existing sources of cash and cash flows are otherwise insufficient to fund our activities, we will need to raise additional funds to continue our operations at their current level and in order to fully implement our marketing plan. Other than our $750,000 funding facility, we do not have any arrangements in place for additional funds. If needed, additional funds may not be available on favorable terms, or at all. We expect that our current cash and revenues generated from services provided will provide us with enough funds to continue our operations at our current level for an additional four months. Although we do have revenue commitments for the next two years, unless we raise additional funds or increase revenues we will be forced to curtail our operations, limit our marketing expenditures and concentrate solely on our government contracting services. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we are unsuccessful in achieving profitability and we cannot obtain additional funds on commercially reasonable terms or at all, we may be required to curtail significantly or cease our operations, which could result in the loss of all of your investment in our stock.

Our financial statements had been prepared assuming that the Company will continue as a going concern.

We have generated losses to date and have limited working capital. We incurred a net loss of ($355,155) and ($348,802) for the quarters ended March 31, 2012 and 2011, respectively. At March 31, 2012 we had an accumulated deficit of ($6,370,799) and a working capital deficiency of ($316,060). We have generated losses to date and have limited working capital. We incurred a net loss of ($2,355,765) and ($864,882) for the years ended December 31, 2011 and 2010, respectively. At December 31, 2011 we had an accumulated deficit of ($6,015,644) and a working capital deficiency of ($112,322) after excluding the derivative liability of $600,000. These factors raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty. The report of our independent registered public accounting firm for the years ended December 31, 2011 and 2010 includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern in their audit report included herein. If we cannot generate the required revenues and gross margin to achieve profitability or obtain additional capital on acceptable terms, we will need to substantially revise our business plan or cease operations and an investor could suffer the loss of a significant portion or all of his investment in our Company. The going concern opinion may affect our ability to obtain financing because investors may be hesitant to invest in a company if its auditors make such a disclosure.

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We may not be able to utilize our tax net operating loss carry-forwards to offset future taxable income.

At December 31, 2011 the Company had approximately $3,008,000 in tax net operating loss carry-forwards available to offset future taxable income, thereby potentially reducing our future tax expense/liabilities.  However, these tax net operating loss carry-forwards may be limited in accordance with IRC Section 382 following a more than fifty (50) percentage point change in ownership, in aggregate during any three (3) year look-back period.  This potential limitation on our ability to use our tax net operating loss carry-forwards to offset future taxable income could result in increased tax expense/liabilities and decreased net earnings.  These loss carry-forwards expire through 2031 if unused.

There is uncertainty as to market acceptance of our technology and products.

Until recently, our business has been solely dependent upon revenue derived from government agencies for services performed by us. We have derived only minimal revenue from the provision of our analyses services to biotech and pharmaceutical companies and there can be no assurance that the future revenue received from these customers will increase. Although our XRpro® instruments is commercially available, we have not yet sold our XRpro® instruments to third parties nor have any drug candidates that we discover while conducting our chemical analyses been approved by the FDA or commercialized from our technology.  There can be no assurance that our XRpro® instruments will be accepted in the market or that our commercialization efforts will be successful.

The life sciences research instrumentation market is characterized by rapid technological change and frequent new product introductions. Our future success may depend on our ability to enhance our current products and to develop and introduce, on a timely basis, new products that address the evolving needs of our customers. We may experience difficulties or delays in our development efforts with respect to new products and the provision of our services, and we may not ultimately be successful in developing or commercializing them, which would harm our business. Any significant delay in releasing products or providing services could cause our revenues to suffer, adversely affect our reputation, give a competitor a first-to-market advantage or cause a competitor to achieve greater market share. In addition, our future success depends on our continued ability to develop new applications for our existing products and continuing to provide our current services. If we are not able to complete the development of these applications, or if we experience difficulties or delays, we may lose our current customers and may not be able to attract new customers, which could seriously harm our business and our future growth prospects.

We rely heavily on a single source for a major part of our product, and the partial or complete loss of this supplier could cause customer supply or production delays and a substantial loss of revenues.

We rely on one outside vendor, Bruker Nano GmbH, to manufacture substantial portions of critical hardware that will be used with or included in our XRpro® instruments. We have an agreement with Bruker Nano GmbH for an indefinite period of time to develop a product that incorporates our technology with a product already produced by Bruker. Our agreement with Bruker provides that we will not develop, manufacture, or distribute products that compete directly or indirectly with the product that is supplied by Bruker and incorporated into the XRPro® instruments during the term of the agreement and for a period of three years subsequent to the termination of the agreement if we should terminate the agreement for any reason. Our agreement with Bruker may be terminated by either party without cause upon six (6) months prior written notice.  Bruker is located in Berlin, Germany and its ability to perform the agreement will be affected by the quality controls in Germany, which may be different than those in the Unites States, as well as the regional or worldwide economic, political or governmental conditions.  Disruptions in international trade and finance or in transportation may have a material adverse effect on our business, financial condition and results of operation.  Any significant disruption in those operations for any reason, such as regulatory requirements, scheduling delays, quality control problems, loss of certifications, power interruptions, fires, hurricanes, war or threats of terrorism, labor strikes, contract disputes, could adversely affect our sales and customer relationships. There can be no assurances that a third party contract manufacturer will be able to meet the design specifications of our technology.

Our reliance on one manufacturer is expected to continue and involve several other risks including limited control over the availability of components, delivery schedules, pricing and product quality. We may experience delays, additional expenses and lost sales because of our dependency upon a single manufacturer. Although we have no reason to believe that Bruker will be unable to supply us with needed products, if Bruker were to be unable to supply us with adequate equipment in a timely manner, or if we are unable to locate a suitable alternative supplier or at favorable terms, our business could be materially adversely impacted.  While we believe alternative manufacturers exist, we have not specifically identified any alternative manufacturer and may not be able to replace Bruker if we need to in a timely fashion.

Our reliance on a sole supplier involves several risks, including the following:

•
our supplier of required parts may cease or interrupt production or otherwise fail to supply us with an adequate supply of required parts for a number of reasons, including contractual disputes with our supplier or adverse financial developments at or affecting the supplier;

•
we have reduced control over the pricing of third party-supplied materials, and our supplier may be unable or unwilling to supply us with required materials on commercially acceptable terms, or at all;

•	we have reduced control over the timely delivery of third party-supplied materials; and

•	our supplier may be unable to develop technologically advanced products to support our growth and development of new systems.

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In addition, in the event of a breach of law by us or a breach of a contractual obligation that has an adverse effect upon our operations, we will have little or no recourse because all of our manufacturer’s assets are located in Germany. In addition, it may not be possible to effect service of process in Germany and uncertainty exists as to whether the courts in Germany would recognize or enforce judgments of U.S. courts obtained against a German company.

We must expend a significant amount of time and resources to develop new products, and if these products do not achieve commercial acceptance, our operating results may suffer.

We expect to spend a significant amount of time and resources to develop new products and refine existing products, and have spent significant time and money developing our XRpro® instruments. We commenced development of our XRpro® instruments in the year 2000 and since then have developed four enhanced versions of our original instrument; each enhancement was developed over an approximate two year period of time. Although we do not intend to enhance our XRpro® instruments in the near future, we may be forced to do so if customers request any modifications or enhancements. Our research and development expense for the year ended December 31, 2011 was approximately $113,276, most of which was used to develop our XRpro® instruments and product line. In light of the long product development cycles inherent in our industry, any developmental expenditures will be made well in advance of the prospect of deriving revenues from the sale of new products. Our ability to commercially introduce and successfully market new products will be subject to a wide variety of challenges during this development cycle that could delay introduction of these products. In addition, since our potential customers are not expected to be obligated by long-term contracts to purchase our products, our anticipated product orders may not materialize, or orders that do materialize may be canceled. As a result, if we do not achieve market acceptance of new products, our operating results will suffer. Our products may also be priced higher than competitive products, which may impair commercial acceptance. We cannot predict whether new products that we expect to introduce will achieve commercial acceptance.

Our limited marketing capability may limit our ability to gain commercial acceptance of our XRpro® instrument and cause our future operating results to suffer.

Our future operating results will suffer if our products do not achieve commercial acceptance. Our ability to gain commercial acceptance of our XRpro® product will be limited by our marketing capability. Until such time as we have increased financial resources, we do not anticipate expending large sums of money on a sales force for our XRpro® instrument or our marketing efforts. We have not sold or leased any XRpro® instruments and to date no one other than us has used the XRpro® instrument to perform analytical services; however, we have begun initial, limited marketing of the XRpro® instrument.

Our Chief Executive Officer beneficially owns and controls a substantial portion of our outstanding common stock, which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company.

The concentration of ownership of our stock could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his shares. Our Chief Executive Officer beneficially owns and controls 3,238,015 shares of our common stock, representing 74.4% of our outstanding shares of common stock on a fully diluted basis. Accordingly, our Chief Executive Officer would have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire shares of our common stock, you may have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our common stock. Our principal stockholder may be able to control matters requiring approval by our stockholders, including the election of directors, as well as mergers or other business combinations which require the vote of a majority of our outstanding shares. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

If we deliver products with defects, our credibility will be harmed and the sales and market acceptance of our products will decrease.

Our products are complex and may at times contain errors, defects and bugs when introduced. If in the future we deliver products with errors, defects or bugs, our credibility and the market acceptance and sales of our products would be harmed. Further, if our products contain errors, defects or bugs, we may be required to expend significant capital and resources to alleviate such problems. Defects could also lead to product liability as a result of product liability lawsuits against us or against our customers. We may agree to indemnify our customers in some circumstances against liability arising from defects in our products. In the event of a successful product liability claim, we could be obligated to pay significant damages.

Most of our potential customers are from the pharmaceutical and biotechnology sector and are subject to risks faced by those industries.

We expect to derive a significant portion of our future revenues from sales to customers in the pharmaceutical and biotechnology sector, which includes the governments and private companies. As a result, we will be subject to risks and uncertainties that affect the pharmaceutical and biotechnology industries, such as availability of capital and reduction and delays in research and development expenditures by companies in these industries, pricing pressures as third-party payers continue challenging the pricing of medical products and services, government regulation, and the uncertainty resulting from technological change.

In addition, our future revenues may be adversely affected by the ongoing consolidation in the pharmaceutical and biotechnology industries, which would reduce the number of our potential customers. Furthermore, we cannot assure you that the pharmaceutical and biotechnology companies that may be our customers will not develop their own competing products or capabilities, or choose our competitors’ technology instead of our technology.

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We may need to depend on credit terms and lines of credit from our contract manufacturer.

We do not currently have any credit facilities or lines of credit with our third party contract manufacturer of our XRpro® instruments. In order for us to achieve our business plan, we believe we may require lines of credit and credit terms with such third party contract manufacturer. If we are unable to secure lines of credit and credit terms with our third party contract manufacturer we will have significant difficulties manufacturing and marketing our XRpro® instruments and achieving our business plan.

Many of our current and potential competitors have significantly greater resources than we do, and increased competition could impair sales of our products and services.

We operate in a highly competitive industry and face competition from companies that design, manufacture and market instruments for use in the life sciences research industry, from genomic, pharmaceutical, biotechnology and diagnostic companies and from academic and research institutions and government or other publicly-funded agencies, both in the United States and elsewhere. We may not be able to compete effectively with all of these competitors. Many of these companies and institutions have greater financial, engineering, manufacturing, marketing and customer support resources than we do. As a result, our competitors may be able to respond more quickly to new or emerging technologies or market developments by devoting greater resources to the development, promotion and sale of products, which could impair sales of our products. Moreover, there has been significant merger and acquisition activity among our competitors and potential competitors. These transactions by our competitors and potential competitors may provide them with a competitive advantage over us by enabling them to rapidly expand their product offerings and service capabilities to meet a broader range of customer needs. Many of our potential customers are large companies that require global support and service, which may be easier for our larger competitors to provide.

We believe that competition within the markets we serve is primarily driven by the need for innovative products that address the needs of customers. We attempt to counter competition by seeking to develop new products and provide quality, cost-effective products and services that meet customers’ needs. We cannot assure you, however, that we will be able to successfully develop new products or that our existing or new products and services will adequately meet our potential customers’ needs.

Rapidly changing technology, evolving industry standards, changes in customer needs, emerging competition and frequent new product and service introductions characterize the markets for our products. To remain competitive, we may be required to develop new products and periodically enhance our existing products in a timely manner. We may face increased competition as new companies enter the market with new technologies that compete with our products and future products, and our services and future services. We cannot assure you that one or more of our competitors will not succeed in developing or marketing technologies products or services that are more effective or commercially attractive than our products or future products, or our services or future services, or that would render our technologies and products obsolete or uneconomical. Our future success will depend in large part on our ability to maintain a competitive position with respect to our current and future technologies, which we may not be able to do. In addition, delays in the launch of our new products or the provision of our services may result in loss of market share due to our customers’ purchases of competitors’ products or services during any delay.

We depend on our key personnel, the loss of whom would impair our ability to compete.

We are highly dependent on the employment services of Dr. Benjamin Warner, our Chief Executive Officer. The loss of Dr. Warner’s services could adversely affect us. We are also dependent on the other members of our management, engineering and scientific staff. The loss of the service of any of these persons could seriously harm our product development and commercialization efforts. In addition, research, product development and commercialization will require additional skilled personnel in areas such as chemistry and biology, and software and electronic engineering and recruitment and retention of personnel, particularly for employees with technical expertise, is uncertain. If we are unable to hire, train and retain a sufficient number of qualified employees, our ability to conduct and expand our business could be seriously reduced. The inability to retain and hire qualified personnel could also hinder the planned expansion of our business and may result in us relocating some or all of our operations.

We are dependent on our licensed technology from the Los Alamos National Security.

Our success will depend in part upon the use of patents, pending patents, and technology licensed from the managers of the Los Alamos National Security (“LANS”) pursuant to an exclusive Patent License Agreement (the “Agreement”). Under this agreement, we have the exclusive rights to a set of issued and pending patents. The agreement imposes royalty payment requirements, reporting requirements, commercialization milestones and other obligations upon us, and there is no assurance that we will be able to operate sufficiently to satisfy these royalty payments, commercialization milestones and other obligations, which could result in loss of license rights to the technology. Our license to the technology is terminable by the managers of LANS upon written notice to us in the event of the failure by us to meet any of our royalty payment or reporting obligations or in the event of any breach by us of any material term of the license agreement.

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In addition to patents and patent applications that we have licensed from the managers of LANS, we have pending patent applications that have been assigned to us from our current and former employees as inventors. There can be no assurances that the patents will ever be issued for our applications, or that any patents that do get issued will be upheld.

We currently have spent and may continue to spend significant resources in connection with the litigation with LANS.

To date we have spent $1,057,314 with respect to certain litigation with LANS in order to attempt to recover damages for lost opportunities. We believe the managers of LANS have not fully complied with their responsibilities under the Agreement. However there can be no assurance of success in this effort. In addition, there can be no assurance that the managers of LANS will further comply with their responsibilities under the Patent License Agreement.

The Company filed suit against the Regents of the University of California (“Regents”) and LANS in California Superior Court in San Francisco in December 2007. This suit alleged (i) breach of contract and (ii) fraud in connection with an exclusive Patent Licensing Agreement (the “Agreement”) originally entered into between the Company and the Regents of the University of California (the “Regents”) in September 2005. In April 2006, the Regents assigned the Agreement to LANS. The Company alleges that the defendants made false representations that were critical to its decision to enter into the Agreement including: (i) the Regents was the lawful owner of the patent rights covered by the Agreement; and (ii) the Regents would prosecute and maintain these patent rights and notify the Company if it decided to abandon them. The Company also alleges that the Regents and LANS improperly competed with the Company in violation of the exclusivity provision of this Agreement. Caldera is seeking relief for compensatory damages in excess of $600 million, as well as exemplary and punitive damages, interest, and costs. This suit was dismissed for reason of lack of subject matter jurisdiction by the California Superior Court in 2010. On April 24, 2012, the trial Court’s dismissal for lack of subject matter jurisdiction was reversed in full by the California Court of Appeal.

In October 2010, the Company filed suit against LANS and seven other co-defendants in the United States District Court for the Northern District of Illinois Eastern Division alleging the following: (i) breach of contract; (ii) fraud; (iii) intentional interference with contractual relations; (iii) legal malpractice; and other related claims in connection with the September 2005Agreement. In April 2006, the Regents assigned the Agreement to LANS. The Company alleges that the defendants made false representations that were critical to its decision to enter into the Agreement including: (i) the Regents was the lawful owner of the patent rights covered by the Agreement; and (ii) the Regents would prosecute and maintain these patent rights and notify the Company if it decided to abandon them. The Company also alleges that LANS and other co-defendants improperly competed with the Company. In addition, the Company alleges that two of the co-defendants, both in-house patent attorneys for LANS, breached their professional duties. The Company is seeking relief including compensatory damages in excess of $600 million, as well as exemplary and, punitive damages, interest and costs. In January 2012, this case was ordered to be transferred to Federal Court in New Mexico. In February 2012, the case was transferred to Federal Court in New Mexico.

In September 2011, the Company filed suit against the Regents and LANS in the Circuit Court of Cook County, Illinois. LANS removed the case to United States District Court for the Northern District of Illinois Eastern Division, Case # 11-CV-07259. The Company's complaint alleges the following: (i) breach of contract; (ii) breach of the implied covenant of good faith; (iii) fraud; and (iv) fraudulent inducement, in connection with the September 2005 Agreement the Regents assigned to LANS in April 2006. The Company alleges that the defendants breached a License Agreement, and made false representations that were critical to the Company's decision to enter into the Agreement. The Company also alleges that the Regents and LANS improperly competed with the Company in violation of the exclusivity provision of this Agreement.   The Company is seeking relief for compensatory damages in excess of $600 million, as well as exemplary and punitive damages, interest and costs. In March 2012, the Company filed a motion to remand the case to the Circuit Court of Cook County, and on May 11, 2012 the case was remanded to the Circuit Court of Cook County.

LANS has recently filed a counterclaims making various claims of ownership to the Company’s existing intellectual property and seeking damages

On May 4, 2012, LANS filed counterclaims in New Mexico Federal Court against the Company and Dr. Warner individually making various claims of ownership to the Company’s existing intellectual property and seeking unspecified damages. The Company believes these counterclaims to be wholly without merit, and intends to vigorously defend against them.  No assurance however can be given as to the ultimate outcome of the Company’s litigation with LANS or its effect on the Company.  If the Company is not successful in its defense of the LANS counterclaims it would have a material adverse effect on the Company and its operations.

We have initiated and may in the future need to initiate lawsuits to protect or enforce our patents, which would be expensive and, if we lose, may cause us to lose some of our intellectual property rights, which would reduce our ability to compete in the market.

Our success will depend in part upon protecting our technology from infringement, misappropriation, duplication and discovery, and avoiding infringement and misappropriation of third party rights. We intend to rely, in part, on a combination of patent and contract law to protect our technology in the United States and abroad.

The risks and uncertainties that we face with respect to our patents and other proprietary rights include the following:

•	the pending patent applications we have filed or to which we have exclusive rights may not result in issued patents or may take longer than we expect to result in issued patents;
•	the claims of any patents which are issued may not provide meaningful protection;
•	we may not be able to develop additional proprietary technologies that are patentable;
•	the patents licensed or issued to us or our customers may not provide a competitive advantage;
•	other companies may challenge patents licensed or issued to us or our customers;
•	patents issued to other companies may harm our ability to do business;
•	other companies may independently develop similar or alternative technologies or duplicate our technologies; and
•	other companies may design around the technologies we have licensed or developed.

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There can be no assurance that any of our patent applications or licensed patent applications will issue or that any patents that may issue will be valid and enforceable. We may not be successful in securing or maintaining proprietary patent protection for our products and technologies that we develop or license. In addition, our competitors may develop products similar to ours using methods and technologies that are beyond the scope of our intellectual property protection, which could reduce our anticipated sales. While some of our products have proprietary patent protection, a challenge to these patents can subject us to expensive litigation. Litigation concerning patents, other forms of intellectual property, and proprietary technology is becoming more widespread and can be protracted and expensive and distract management and other personnel from performing their duties.

We also rely upon trade secrets, unpatented proprietary know-how, and continuing technological innovation to develop a competitive position.  If these measures do not protect our rights, third parties could use our technology, and our ability to compete in the market would be reduced. In addition, employees, consultants and others who participate in the development of our products may breach their agreements with us regarding our intellectual property, and we may not have adequate remedies for the breach. We also may not be able to effectively protect our intellectual property rights in some foreign countries and our trade secrets may become known through other means not currently foreseen by us. We cannot assure you that others will not independently develop substantially equivalent proprietary technology and techniques or otherwise gain access to our trade secrets and technology, or that we can adequately protect our trade secrets and technology.

In addition to the counterclaims raised by LANS described in the immediately preceding risk factor, there can be no assurance that third parties will not assert infringement or other claims against us with respect to rights to any of our products. Litigation to protect and defend the rights to our licensed technology or to determine the validity of any third party claims could result in significant expense to us and divert the efforts of our technical and management personnel, whether or not such litigation is determined in our favor. If we determine that additional rights are necessary for the development of our product(s) and further determine that a license to additional third party rights is needed, there can be no assurance that we can obtain a license from the relevant party or parties on commercially reasonable terms, if at all. We could be sued for infringing patents or other intellectual property that purportedly cover products and/or methods of using such products held by persons other than us. Litigation arising from an alleged infringement could result in removal from the market, or a substantial delay in, or prevention of, the introduction of our products, any of which could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Additionally, in order to protect or enforce our patent rights, we may initiate patent litigation against third parties, such as infringement suits or interference proceedings. Litigation may be necessary to:

•	assert claims of infringement;
•	enforce our patents;
•	protect our trade secrets or know-how; or
•	determine the enforceability, scope and validity of the proprietary rights of others.

Lawsuits could be expensive, take significant time and divert management’s attention from other business concerns. They would put our licensed patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. We may also provoke third parties to assert claims against us. Patent law relating to the scope of claims in the technology fields in which we operate is still evolving and, consequently, patent positions in our industry are generally uncertain. If initiated, we cannot assure you that we would prevail in any of these suits or that the damages or other remedies awarded, if any, would be commercially valuable. During the course of these suits, there could be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation. If securities analysts or investors were to perceive any of these results to be negative, our stock price could decline.

We may incur substantial liabilities and may be required to limit commercialization of our products in response to product liability lawsuits.

We could be the subject of complaints or litigation from customers alleging product quality or operational concerns. Litigation or adverse publicity resulting from these allegations could materially and adversely affect our business, regardless of whether the allegations are valid or whether we are liable. We currently do not have product liability insurance coverage, and even if there was such coverage, there would be no assurance that such coverage would be sufficient to properly protect us. Further, claims of this type, whether substantiated or not, may divert our financial and management resources from revenue generating activities and the business operation.

We may be subject to the risks of doing business internationally.

Although we have not successfully sold any of our products yet, we currently offer our products both in the United States and outside of the United States, and we intend to manufacture products at Bruker’s facility in Germany once we receive purchase orders. Because we intend to do so, our business is subject to risks associated with doing business internationally, including:

•	trade restrictions and changes in tariffs;
•	the impact of business cycles and downturns in economies outside of the United States;
•	unexpected changes in regulatory requirements that may limit our ability to export our products or sell into particular jurisdictions;
•	import and export license requirements and restrictions;
•	difficulties in maintaining effective communications with employees and customers due to distance, language and cultural barriers;
•	disruptions in international transport or delivery;
•
difficulties in protecting our intellectual property rights, particularly in countries where the laws and practices do not protect proprietary rights to as great an extent as do the laws and practices of the United States;

•	difficulties in enforcing agreements through non-U.S. legal systems;
•	longer payment cycles and difficulties in collecting receivables; and
•	potentially adverse tax consequences.

If any of these risks materialize, our international sales could decrease and our foreign operations could suffer.

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We are an “emerging growth company,” and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act enacted in April 2012, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could remain an emerging growth company until the earliest of : (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii)  the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer.  We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under Section 107(b) of the Jumpstart Our Business Startups Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

As a result of our becoming a public company, we will become subject to additional reporting and corporate governance requirements that will require additional management time, resources and expense.

In connection with this filing, we will become obligated to file with the U.S. Securities and Exchange Commission annual and quarterly information and other reports that are specified in the U.S. Securities Exchange Act of 1934. We will also become subject to other reporting and corporate governance requirements under the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, all of which will impose significant compliance and reporting obligations upon us.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a newly public reporting company, we will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. Our management will be required to report on our internal controls over financial reporting under Section 404 commencing in fiscal year 2012. If we fail to achieve and maintain the adequacy of our internal controls, we would not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Moreover, our testing, or the subsequent testing by our independent registered public accounting firm, that must be performed may reveal other material weaknesses or that the material weaknesses described above have not been fully remediated. If we do not remediate the material weaknesses described above, or if other material weaknesses are identified or we are not able to comply with the requirements of Section 404 in a timely manner, our reported financial results could be materially misstated or could subsequently require restatement, we could receive an adverse opinion regarding our internal controls over financial reporting from our independent registered public accounting firm and we could be subject to investigations or sanctions by regulatory authorities, which would require additional financial and management resources, and the market price of our stock could decline.

Future sales of our common stock by our existing shareholders could cause our stock price to decline.

The Company will have a significant number of restricted shares that will become eligible for sale shortly after this registration statement is declared effective. We currently have 4,302,270 shares of our common stock outstanding, all of which are restricted securities. Of such amount, the shares being registered herein (774,325 shares together with the 633,144 shares to be issued upon exercise of warrants) will be eligible for sale immediately upon the effectiveness of this registration statement. All of the remaining shares will be eligible for resale under Rule 144 within ninety days of us being a reporting company under Section 13 or 15 of the Securities Exchange Act of 1934 (the “Exchange Act”); however  3,311,945  will be held by affiliates and will be subject to the limitations described under “Shares Eligible For Future Sale.” It is conceivable that following the holding period, many shareholders may wish to sell some or all of their shares. If our shareholders sell substantial amounts of our common stock in the public market at the same time, the market price of our common stock could decrease significantly due to an imbalance in the supply and demand of our common stock. Even if they do not actually sell the stock, the perception in the public market that our shareholders might sell significant shares of our common stock could also depress the market price of our common stock.

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A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities, and may cause you to lose part or all of your investment in our shares of common stock.

Shareholders purchasing shares in this offering do not have pre-emptive rights, which will cause them to experience dilution if we issue additional securities.

At any time or times after this offering, we may issue and sell additional shares of our authorized but previously unissued shares of common stock, preferred stock, or common stock warrants on such terms and conditions as our Board of Directors, in its sole discretion, may determine without consent of our shareholders. Our shareholders do not have pre-emptive rights to acquire additional shares should we in the future issue or sell additional securities. Thus, we are not required to offer any existing shareholder the right to purchase his or her pro rata portion of any future issuance of securities and, therefore, upon the issuance of any additional securities by us hereafter, our shareholders will not be able to maintain their then existing pro rata ownership in our outstanding shares of common stock, preferred stock, or common stock warrants without additional purchases of securities at the price then set internally by us.

We do not expect to pay dividends on our common stock in the foreseeable future.

We do not expect to pay dividends on common stock for the foreseeable future, and we may never pay dividends.  Consequently, the only opportunity for investors to achieve a return on their investment may be if a trading market develops and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit. However, our Series A preferred stockholders are entitled to an annual dividend of $.46 per share of preferred stock payable in cash or stock at the option of the holder We currently intend to retain any future earnings other than those paid as dividends to Series A preferred holders to support the development and expansion of our business and do not anticipate paying cash dividends for the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, we cannot assure investors any return on their investment, other than in connection with a sale of their shares or a sale of our business. At the present time there is a limited trading market for our shares. Therefore, holders of our securities may be unable to sell them. We cannot assure investors that an active trading market will develop or that any third party will offer to purchase our business on acceptable terms and at a price that would enable our investors to recognize a profit.

Our lack of an independent audit committee and audit committee financial expert at this time may hinder our board of directors’ effectiveness in fulfilling the functions of the audit committee without undue influence from management and until we establish such committee will prevent us from obtaining a listing on a national securities exchange.

Although our common stock is not listed on any national securities exchange, for purposes of independence we use the definition of independence applied by NASDAQ. Currently, we have no independent audit committee nor do we have an audit committee financial expert at this time. Our full board of directors functions as our audit committee and is comprised of three directors, one of whom is not considered to be "independent" in accordance with the requirements set forth in NASDAQ Listing Rule 5605(a)(2). An independent audit committee plays a crucial role in the corporate governance process, assessing our Company's processes relating to our risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the board of directors from being independent from management in its judgments and decisions and its ability to pursue the responsibilities of an audit committee without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised. In addition, no director on our board of directors is considered to be a “financial expert”. An independent audit committee is required for listing on any national securities exchange, therefore until such time as we have an independent audit committee we will be ineligible for listing on any national securities exchange.

Our board of directors acts as our compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with our financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our board of directors acts as the compensation committee and determines the compensation and benefits of our executive officers, administers our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees. Our lack of an independent compensation committee presents the risk that our executive officer on the board may have influence over his personal compensation and benefits levels that may not be commensurate with our financial performance.

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Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage stockholders from bringing suit against an officer or director.

Our Company’s certificate of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director or officer, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director or officer for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director or officer.

We are responsible for the indemnification of our officers and directors.

Should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. Our certificate of incorporation and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

The rights of our preferred stock could negatively affect holders of common stock and make it more difficult to effect a change of control.

Our board of directors is authorized by our charter to create and issue preferred stock. Certain of the rights of holders of preferred stock take precedence over the rights of holders of common stock. We are authorized to issue 10,000,000 shares of preferred stock, of which 400,000 are designated as Series A Preferred Stock. We have issued 341,607 shares of Series A preferred stock. The holders of the Series A preferred stock are entitled to a dividend of $.46 per share each year payable in cash or stock at the option of the holder and is entitled to a preference upon our liquidation, dissolution or winding up. The shares are convertible voluntarily at the election of the holder and automatically ten trading days after delivery to the holder by us of a notice that the volume-weighted average closing price of our common stock over the ten trading days immediately preceding the date of notice is at least $10.00 per share. The holders are also entitled to registration rights with respect to such shares. We may issue additional shares of Series A preferred stock in addition to other preferred stock. As future tranches of capital are received by the Company, additional preferred stock may be issued which such terms and preferences as are determined in the sole discretion of our board of directors. The rights of future preferred stockholders could delay, defer or prevent a change of control, even if the holders of common stock are in favor of that change of control, as well as enjoy preferential treatment on matters like distributions, liquidation preferences and voting.

Our common stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Prior to this offering, you could not buy or sell our common stock publicly. We cannot predict the extent to which investors’ interests will lead to an active trading market for our common stock or whether the market price of our common stock will be volatile following this offering. If an active trading market does not develop, investors may have difficulty selling any of our common stock that they buy. There may be limited market activity in our stock and we are likely to be too small to attract the interest of many brokerage firms and analysts. We cannot give you any assurance that a public trading market for our common stock will develop or be sustained. If we trade on OTC markets, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds as well as individual investors, follow a policy of not investing in OTC stocks and certain major brokerage firms restrict their brokers from recommending OTC stocks because they are considered speculative, volatile, thinly traded and the market price of the common stock may not accurately reflect the underlying value of our Company. The market price of our common stock could be subject to wide fluctuations in response to quarterly variations in our revenues and operating expenses, announcements of new products or services by us, significant sales of our common stock, including “short” sales, the operating and stock price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic conditions.

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The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

As long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities. The stock market in general and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance. Stockholders should be aware that, according to Securities and Exchange Commission (“SEC”) Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include: (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.

We may not be able to attract the attention of major brokerage firms, which could have a material adverse impact on the market value of our common stock.

The trading market for our common stock will rely in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. However, security analysts of major brokerage firms may not provide coverage of our common stock since there is no incentive to brokerage firms to recommend the purchase of our common stock, which may adversely affect the market price of our common stock. If equity research analysts do provide research coverage of our common stock, the price of our common stock could decline if one or more of these analysts downgrade our common stock or if they issue other unfavorable commentary about us or our business. If one or more of these analysts ceases coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling security holders pursuant to this prospectus. All proceeds from the sale of the shares will be for the account of the selling security holders. We will receive net proceeds from the exercise of the warrants to purchase shares of our common stock covered by this prospectus which would total $2,221,120 if all the warrants were exercised for cash. We intend to use the proceeds received from the exercise of warrants to fund our operating activities. The nature of our business is such that most of our recurring expenditures are personnel expenses. Any proceeds received from the warrants would be used to fund these personnel expenses and should any funds be remaining after payment of personnel expenses, such funds will be applied to marketing programs to promote our XRpro instrumentation. We do not expect to have any funds remaining from the warrant proceeds after incurring personnel and marketing expenses.

BUSINESS

We were incorporated in the State of Delaware on November 12, 2003.  On March 14, 2011, the Company filed a First Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware increasing the authorized common shares from 10,000,000 to 50,000,000 and the issuance of up to 10,000,000 preferred shares. Subsequently, we filed a Second Amended and Restated Certificate of Incorporation on April 10, 2012, which designated 400,000 of our 10,000,000 shares of preferred stock as Series A preferred stock. See “Risk Factors – The rights of our preferred stock could negatively affect holders of common stock and make it more difficult to effect a change of control.”   The Company has reserved up to 3,000,000 shares for issuance to employees, directors and others in accordance with the terms of our 2005 Stock Option Plan.

History

Caldera was founded by Dr. Benjamin Warner in 2003 at the request of the then director of Los Alamos National Laboratory (“LANL”) for the purpose of commercializing previous work done by Dr. Warner at LANL regarding the use of x-ray fluorescence to measure the chemical composition of pharmaceuticals. Dr. Warner earned his PhD in Chemistry from the Massachusetts Institute of Technology (“MIT”) in 1995. After MIT, Dr. Warner joined LANL where he held various positions including the position of Project Leader for National Security Programs from 2000 until 2004.

While at LANL, Dr. Warner patented through the auspices of the University of California (then the manager of LANL) his improvement to x-ray fluorescence technology that allowed it to be used to measure nanograms of material. This improvement made x-ray fluorescence economically feasible to measure the chemical composition of pharmaceuticals.

Dr. Warner has won numerous awards from Los Alamos National Laboratory for his commercialization and patenting work, including the Distinguished Licensing Award, the Distinguished Entrepreneurial Award, the Distinguished Patent Award, and the Federal Laboratory Consortium Distinguished Service Award. Jointly with LANL, Caldera Pharmaceuticals won the 2007 Federal Laboratory Consortium Award for Excellence in Technology Transfer and an R&D100 Award. Caldera has won multiple Technology Ventures Corporation awards for top technology companies in New Mexico.

LANL is a United States Department of Energy national laboratory. LANL is managed and operated by Los Alamos National Security, LLC (LANS), a private limited liability company formed by the University of California, Bechtel, Babcock & Wilcox Technical Services, and URS Energy and Construction. LANL is one of the largest science and technology institutions in the world. It conducts multidisciplinary research in national security, space exploration, renewable energy, medicine, nanotechnology, supercomputing and other disciplines. LANL’s mission is to develop and apply science and technology to ensure the safety, security, and reliability of the U.S. nuclear deterrent; reduce global threats; and solve other emerging national security challenges. LANL is the largest institution in Northern New Mexico with more than 9,000 employees plus approximately 650 contractor personnel and an annual budget of approximately $2.2 billion.

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Our Current and Future Business

We are a research and development firm engaged in various aspects of drug discovery. The cornerstone of our business is our unique technology that is based on direct chemical analysis of protein-drug combinations by means of micro X-ray fluorescence spectroscopy. We currently offer our customers analytical services using our technology to evaluate drug candidates for safety and efficacy. We believe that our technology can reduce the cost of drug discovery by detecting safety and efficacy issues at an early stage of development. To date, substantially all of our revenue has been derived from our analytical services that we have performed for United States governmental agencies. However, we expect that our future revenue will be derived from three lines of business: (i) provision of our analytical drug discovery services; (ii) sale of our drug discovery instruments; and (iii) sale of new drug candidates that we identify using the XRpro® drug discovery instruments that we are currently developing and commercialization. We have recently expanded  our customer base and are performing  our analytical services for several pharmaceutical customer.  We intend to further expand our customer base and offer our analytical services to other biotechnical and pharmaceutical customers in addition to the government sector.  We have developed a stand-alone unit, of our XRpro® drug discovery instrument that can be sold to customers, such as pharmaceutical and biotech companies that would allow them to use our technology to conduct the same analytical services that we provide for the United States government. We also anticipate deriving revenue from the sale or licensing of drug candidates that we discover when conducting our chemical analysis.

To date we have been granted nineteen (19) contracts from governmental agencies, of which nine (9) were granted from the Department of Defense and ten (10) were granted from the National Institutes of Health. Of such contracts, seventeen (17) have been completed and we received payment in full for all seventeen (17) completed contracts. All contracts contained standard terms, including termination provisions which allow for the government to terminate the contract, in whole or in part, at any time for convenience. The Government agency concerned will notify us of their intention to terminate and all costs incurred in our performance of the work terminated will be recoverable and we will have no refund obligations for our research conducted to the date of termination. The contracts also contain Bayh-Dole and related provisions for disposition of intellectual property.  The Bayh-Dole Act allows small businesses, such as ours, to retain title to federally funded inventions if we follow certain procedures, including filing for patent protection and actively pursuing commercialization of the invention, and the U.S. government retains a non-exclusive, non-transferable, paid up irrevocable license, throughout the world, with respect to the invention. In addition, the U.S. government also retains a “march in” right that allows it to license the invention to third parties, without our consent, if it determines that the invention is not being made available to the public on a reasonable basis.  Set forth below are the details of the two firm fixed price contracts under which we are still providing services to the National Institutes of Health and are expected to receive $2,902,062 for such services.

1.
Contract 2R44AI079935-03 with the National Institutes of Health; to develop strontium-selective therapies, contract amount:  $3,000,000.00 operative from 08/24/2011 - 07/31/2014, approximately $584,000 paid to date, $2,416,000 remaining in contract. $1,000,000 of the grant was awarded for the period August 24, 2011 to July 31, 2012 with an additional $2,000,000 grant potentially available over the next two years at $1,000,000 per year depending on the availability of government funds and satisfactory progress on the project.

2.
Contract 1R43GM090387-01 with the National Institutes of Health; to develop assays for carcinogens, contract amount:  $200,000.00, operative from 08/06/2010 - 08/05/2012, approximately $198,000 paid to date, $2,000 remaining in contract.

XRpro® Drug Discovery Services

We currently derive substantially all of our revenue from the provision of our analytical drug discovery services to the federal government. We have recently expanded our customer base and are performing  our analytical services for several pharmaceutical customer. The Company believes that due to the unique properties of its technology there is the potential to expand its customer base to include private enterprises, such as pharmaceutical companies which conduct large-scale research and development of other new drug candidates.  As a result, the Company plans to expand its outsourced drug discovery and screening services to include a larger customer base, primarily targeting pharmaceutical companies.

XRpro® Drug Discovery Instruments

The XRpro® instrument is a high-throughput x-ray fluorescence microscope. In July 2011, we entered into an exclusive contract with Bruker Nano GmbH, a German company engaged in the manufacture and sale of components and systems for micro and nanoanalysis of electron microscopes, to customize its desk top analyzer by incorporating our improvements and intellectual property into its already existing product. The agreement is for an indefinite term but may be terminated by either party without cause upon six months notice or immediately upon the happening of certain events, including bankruptcy, violation of export laws and nonpayment of commitments of $100,000 or more. The agreement includes a non-competition provision specifying that we cannot copy the product manufactured by Bruker and that Bruker will not sell such product to any third party or end user that competes with us.

We have not sold or leased any XRpro® instruments and to date no one other than us has used the XRpro® instruments to perform analytical services; however, we have begun initial, limited marketing of the XRpro® instrument. Until such time as we have indications of increased market acceptance of our product and increased financial resources we do not anticipate expending large sums of money on a sales force for our product or marketing efforts. Although the Company has not shipped XRpro® instruments to the private sector, we believe that use of the XRpro® instrument can demonstrate significant cost savings by allowing pharmaceutical companies to combine multiple safety and efficacy tests in the drug discovery process at a price substantially lower than current industry standards without the need to modify the drug, protein, or cell, or use expensive reagents.

New Drug Candidates

Often when we conduct our chemical analysis of molecules for safety and efficacy in accordance with government funded research, we discover new drug candidates.   We have developed new molecules including new MRI contrast agents, radiopharmaceuticals, anti-infectives, and therapies for heavy metal toxicity. These chemicals have been developed using our XRpro® technology and have been tested using in vitro safety and efficacy models. We plan to further develop these molecules as far as possible using Federal contracts and grants that pay for substantially all the research and development costs and either sell them or license them to third parties who will apply for FDA approval of such drugs. We obtained a potential $3,000,000 grant in August 2011 from the National Institutes of Health/ National Institute for Allergies and Infectious Diseases to conduct animal trials for one of our drug candidates, which is a therapy for exposure to radioactive strontium. $1,000,000 of the grant was awarded for the period August 24, 2011 to July 31, 2012 with an additional $2,000,000 grant potentially available over the next two years at $1,000,000 per year depending on the availability of government funds and satisfactory progress on the project.

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Our Analysis Technology

Our XRpro® technology quantifies drug/protein interactions without the need to modify the drug, protein, or cell, or use expensive reagents.  Many technologies require that expensive reagents (substances that are added to a system in order to bring about a chemical reaction or is added to see if a reaction occurs) or “labels” be used to measure the properties of drug candidates during the drug discovery process. These reagents are expensive, and can introduce experimental errors, wasting billions of dollars each year. Label-free technologies are particularly sought by the pharmaceutical industry because it is believed that they provide superior data at lower cost. Our high-throughput XRpro® technology measures approximately 2,000,000 compounds per month. Our technology measures multiple parameters for both drugs and proteins. This allows, for example, the ability to measure multiple interactions between a single drug and multiple proteins in a single measurement. We therefore measure on-target (i.e., efficacy) and off-target (i.e. side effects/toxicity) properties simultaneously.

Our high-throughput XRpro® technology does not require the use of expensive reagents, chemical dyes or radiological labels, which are commonly required for competing techniques. The use of a reagent in the analysis process, for a typical high-throughput campaign, can typically cost  $0.50 or more per compound. Based on such costs, we believe that our XRpro® technology saves the customer approximately $500,000 per month for a typical high-throughput screening rate of 1,000,000 compounds per month.

We believe that our ability to provide our services in a cost and time efficient manner will allow us to profitably offer and expand our XRpro® drug discovery services to biotech and pharmaceutical companies as well as to cost-effectively continue our development of new drug candidates.

Scientific Advantages of XRpro®

The pharmaceutical industry uses assays to measure the properties of experimental medicines. XRpro® allows multiple assays to be conducted at significantly lower costs than existing techniques.  XRpro® assays include:

•	Functional Assays, or to what extent a drug inhibits a protein target;
•	Binding Assays, or whether a drug binds to a protein;
•	Cell Assays, such as whether a drug acts upon a cell model for a disease;
•	Ion Channel Assays, or whether a drug inhibits hERG protein, which is associated with cardiotoxicity;

Some of the key features of XRpro® are the following:

•	Price of the instrument - XRpro® is priced similar to other instruments that have large monthly reagent or label costs;
•	Monthly costs - XRpro® dramatically reduces costs by eliminating the need for reagents, antibodies and labels, allowing savings of approximately $500K per month;
•	Fast -. XRpro® currently runs at a rate of 2,000,000 measurements per month;
•	Sensitive - XRpro® measures nanograms of material, which has allowed us to reduce protein consumption tenfold in some cases;
•	Precise - XRpro® has demonstrated Z-Factors, which are a common measurement of assay precision, above 0.8. This is roughly equivalent to 12 standard deviations between an assay and a blank;
•	Durable - XRpro® allows samples to be read dry, months after assay, in contrast to most competing assays which must be read wet, and shortly after the assay was run; and
•	Data Rich - XRpro® allows simultaneous on-target and cross-target functional assays, which gives an estimate of both safety and toxicity.

The underlying science of XRpro® is similar to the more commonly used optical fluorescence. In optical fluorescence, light having energy of 2-3 electron volts (eV) is shone on a sample, which then emits another wavelength of light. The amount of light that is emitted and its wavelength provide information about what chemicals are present, and in what quantities.  In optical fluorescence, the fluorophore, or potion of the molecule that emits light, is large and often expensive.

XRpro®, on the other hand, uses x-rays, which have different properties than the light used in optical fluorescence. The most important of these properties is that the portion of the molecule that emits photons is an atom. XRpro® directly quantifies atoms that are present in many drugs, proteins, and functional assays. This feature is what produces the huge cost savings of XRpro®.

Market

According to a March 16, 2010 article published by www.phrma.org, analyses performed by the Pharmaceutical Research and Manufacturers of America (PhRMA), which represents many pharmaceutical research and biotechnology companies, and Burrill & Company, a global financial services firm focused on the life sciences industry, US pharmaceutical companies invested $67.4 billion in 2010 in the research and development of medicines and vaccines.  Further, global R&D spending is expected to grow by about 5.2% to more than $1.4 trillion in 2012, according to the 2012 Global R&D Funding Forecast published by Battelle, an independent research and development organization.  According to Battelle, most of the global funding growth is being driven by Asian economies, which are expected to increase nearly 9% in 2012, while European R&D will grow by about 3.5% and North American R&D by 2.8%. U.S. R&D is forecast to grow 2.1% in 2012 to $436 billion.

According to PhRMA, only one of every 10,000 potential medicines investigated by America's research-based pharmaceutical companies makes it through the research and development pipeline and is approved for patient use by the Food and Drug Administration (FDA). On average, according to PhRMA, approval requires 15 years of R&D and costs more than $1 billion. Potential new medicines pass through several crucial stages on their way from research laboratories to the pharmacy shelf. These stages begin with discovery, which includes determining the biological mechanism to treat an illness, and creating and testing chemicals to counteract that mechanism of the illness. The next stage is preclinical development, which includes creating and testing hundreds of chemical analogs of the chemicals identified in discovery to identify those chemicals that are both safe and effective enough to test in human volunteers. The final stage before approval is clinical trials, which includes testing the medicine on volunteers for safety and then efficacy.  Our proprietary XRpro® technology focuses on the preclinical stage. We believe that the XRpro® will significantly reduce the costs of preclinical tests, and allow multiple tests to be performed simultaneously, reducing the time and costs required to evaluate drug candidates for safety and efficacy.

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According to research data collected by Frost & Sullivan, an international marketing and growth consulting firm, worldwide revenue for all laboratory products reached $36.2 billion in 2010, and the US laboratory products market was approximately $13.7 billion in 2010. Instruments and equipment comprise about one-third of this market, and chemicals and reagents comprise about one quarter of this market. The overall marketplace in which the Company’s XRPro® drug discovery instruments and XRpro® drug discovery services competes is therefore approximately $8 billion per year in the US alone.

Competition

The life sciences research market is very competitive and includes a number of companies, such as Affymetrix Agilent Technologies Inc., Bio-Tek Instruments, Inc., Danaher, ForteBio (acquired by Pall), GE Healthcare, Illumina, PerkinElmer, Spectris, Tecan Group Ltd. and Thermo Fisher Scientific, that offer, or may in the future offer, products with performance capabilities generally similar to those offered by our products. We expect that competition is likely to increase in the future, as several current and potential competitors who have the technological and financial ability to enter the markets that we serve enter the markets. Many of our life sciences research products are priced at a premium; in these markets, we compete primarily on the basis of performance and productivity. Many companies, research institutions and government organizations that might otherwise be customers for our products employ methods for analysis that are internally developed.

Many of our competitors have significantly greater financial, technical, marketing, sales and other resources than we do. In addition to competing with us with respect to product sales, these companies and institutions compete with us in recruiting and retaining highly qualified scientific and management personnel.

We offer what we believe to be a superior technology to measure the properties of drug candidates. Our major competing technology is drug labeling which is currently the most used technique for measuring the binding of drugs to proteins. While commonly used, it produces results of inconsistent reliability because of the added reagents that can bias the test results, thereby diminishing the value of test. Companies providing these technologies include DiscoveRx, PerkinElmer and Promega.

Another competing technology is surface plasmon resonance. This technology moves the label from the drug to the protein, which partially – but not completely – mitigates the reliability problems. The label on the protein often interferes with protein function. It is also expensive and currently not very high-throughput. Companies providing SPR include GE Healthcare, SRU, Graffinity and Corning.

A final group of potential competitors may be companies that manufacture X-Ray fluorescence equipment based upon similar technology to ours that also does not require the use of any reagents. These include EDAX, Horiba and PANalytical. We believe that our intellectual property portfolio and our partnership with Bruker place us in a favorable position in relation to these potential competitors.

Intellectual Property Rights

In September 2005, we entered into an agreement with The Regents of the University of California which was subsequently assigned to the Los Alamos National Security, LLC in conjunction with the selection by the Department of Energy and the National Nuclear Security Administration for a new contract providing that Los Alamos National Security, LLC would replace The Regents of the University of California in the management and operation of the Los Alamos National Laboratory. The license grants to us the exclusive right to hold, use and sell inventions under a portfolio of issued patents and pending patents for our current technology, a method for detecting binding constants using micro x-ray fluorescence. The University retained the right to use the technology for noncommercial purposes and the United States government has a nonexclusive license to have practiced the technology. In accordance with the Bayh-Dole Act and similar laws, small businesses, such as ours, can retain title to federally funded inventions if we follow certain procedures, including filing for patent protection and actively pursuing commercialization of the invention, and the U.S. government retains a non-exclusive, non-transferable, paid up irrevocable license, throughout the world, with respect to the invention. In addition, the U.S. government also retains a march in right that allows it to license the invention to third parties, without our consent, if it determines that the invention is not being made available to the public on a reasonable basis. We also agreed to allow the University to use all improvements on the technology developed by us. The agreement was effective upon execution and terminates after the expiration of the last patent unless terminated earlier. The agreement provides that the University can terminate the agreement if, after a 60 day cure period, we fail to deliver any required reports, make any required payments or if we breach any material terms of the agreement. It also provides for immediate termination upon receipt of a notice of our filing of a bankruptcy petition. We have the right to terminate the agreement upon 90 days’ notice; however a termination does not relieve us of any payment or other obligations that were already due. Upon execution of the agreement we paid a $40,000 upfront nonrefundable fee, in addition to our issuance of shares of our common stock representing three percent (3%) of our outstanding equity, which was later assigned by the University to Los Alamos National Security LLC.  Such stock is nondilutable and the holder has the right to publicly sell shares if we complete an initial public offering.  We are also obligated to make annual payments to the University of $25,000 each year until 2011 and then $50,000 until 2020, and royalty payments of 2% of Net Sales (as defined in the agreement), additional fees on sublicensed revenue and $20,000 per each United States patent that is issued. Under the license, Caldera has the exclusive commercial rights to a set of patents, patent applications, and any divisional and continuation patents, including those listed below. The license is exclusive through the expiration of these patents and patent applications, which are expected to expire between May 2021 and June 2024:

Licensed Patents and Patent Applications

1.  US Patent 7,858,385, Method for detecting binding events using micro-X-ray fluorescence spectrometry, expires May 16, 2021
2.  US Patent 7,241,381, Method and apparatus for detecting chemical binding, expires July 16, 2023
3.  US Patent 6,858,148, Method and apparatus for detecting chemical binding, expires July 16, 2023
4.  US Patent Application 20040235059, Drug development and manufacturing, (patent pending)

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We have filed the following published patent applications to further buttress our intellectual property position:

1.	US Patent Application 20100003697, Method and Apparatus for Measuring Analyte Transport Across Barriers
2.	US Patent Application 20090087919, Method and Apparatus for Measuring Protein Post-Translational Modification
3.	US Patent Application 20090046832, Well Plate
4.	US Patent Application 20080220441, Advanced drug development and manufacturing (jointly filed and owned with Los Alamos National Security, LLC)

We continue to file additional patent applications periodically.

Employees

As of June 1, 2012, the Company employs seven full-time employees and two part-time employees. None of our employees are subject to collective bargaining agreements.

Backlog

Our Company has an order backlog in the form of firm fixed price government contracts. We were awarded a $3,000,000 grant from the National Institutes of Health on August 24,2011 expiring on July 31, 2014. The first portion of this grant of $1,000,000 was funded and to date we have billed approximately $584,000 and anticipate that we will bill the remaining $416,000 before July 31, 2012. The contract further provides that any unspent funds may be carried over into the next funding period. The remaining $2,000,000, currently unfunded, portion is available over the next two years at $1,000,000 per year expiring on July 31, 2014, depending on availability of government funding and satisfactory progress made on the project. We believe that these are firm orders as there are no indications that funding will not be available and we believe that we have made satisfactory progress on the project to date.

Our backlog orders are not seasonal but are dependent on the hours spent on the project by our employees and the expenses we incur in fulfilling these contracts.

Seasonality

We do not expect that our business will experience significant seasonality.

Property

We lease approximately 5,160 square feet at 278 DP Road, Suite D, Los Alamos, New Mexico 87544, where our corporate offices and laboratory are located under the terms of two leases. Each lease is for a term of 36 months with a six month termination clause, which commenced in November 2010. The leases provide for an aggregate annual rent of approximately $58,607 for the first year of the leases with an increase each year thereafter of three percent (3%) of the prior year’s rent. The current aggregate monthly rental payments including utilities and operating expenses for the facilities are approximately $6,000 per month. We believe these facilities are in good condition and adequate to meet our current and anticipated requirements.

Legal Proceedings

Los Alamos National Security Suit

The Company filed suit against the Regents of the University of California and Los Alamos National Security LLC in California Superior Court in San Francisco in December 2007. This suit alleged (i) breach of contract and (ii) fraud in connection with an exclusive Patent Licensing Agreement (the “Agreement”) originally entered into between the Company and the Regents in September 2005. In April 2006, the Regents assigned the Agreement to LANS. The Company alleges that  the defendants made false representations that were critical to its decision to enter into the Agreement including: (i) the Regents was the lawful owner of the patent rights covered by the Agreement; and (ii) the Regents would prosecute and maintain these patent rights and notify the Company if it decided to abandon them. The Company also alleges that the Regents and LANS improperly competed with the Company in violation of the exclusivity provision of the Agreement.  The Company is seeking relief for compensatory damages  in excess of $600 million, as well as exemplary and punitive damages, interest, and costs. This suit was dismissed for reason of lack of subject matter jurisdiction by the California Superior Court in 2010. On April 24, 2012, the trial Court’s dismissal for lack of subject matter jurisdiction was reversed in full by the California Court of Appeal.

In October 2010, the Company filed suit against LANS and seven other co-defendants in the United States District Court For the Northern District of Illinois Eastern Division alleging the following: (i) breach of contract; (ii) fraud; (iii) intentional interference with contractual relations; (iv) legal malpractice; and other related claims in connection with the September 2005Agreement. In April 2006, the Regents assigned the Agreement to LANS. The Company alleges that the defendants made false representations that were critical to its decision to enter into the Agreement including: (i) the Regents was the lawful owner of the patent rights covered by the Agreement; and (ii) the Regents would prosecute and maintain these patent rights and notify the Company if it decided to abandon them. The Company also believes that LANS and other co-defendants improperly competed with the Company. In addition, the Company believes that two of the co-defendants, both in-house patent attorneys for LANS, breached their professional duties. The Companyis seeking relief including compensatory damages in excess of $600 million, as well as exemplary and, punitive damages, interest and costs. In January 2012, this case was ordered to be transferred to Federal Court in New Mexico. In February 2012, the case was transferred to Federal Court in New Mexico. On May 4, 2012 LANS filed counterclaims in New Mexico Federal Court against the Company and Dr. Warner making various claims of ownership to the Company’s existing intellectual property and seeking unspecified damages. The Company believes these counterclaims to be wholly without merit, and intends to vigorously defend against them.  No assurance can be given as to the ultimate outcome of these actions or their effect on the pending litigation, the Company.  If the Company is not successful in its defense of these counterclaims it would have a material adverse effect on the Company and its operations.

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In September 2011, the Company filed suit against the Regents  and LANS in the Circuit Court of Cook County, Illinois. LANS removed the case to United States District Court for the Northern District of Illinois Eastern Division, Case # 11-CV-07259. The Company's complaint alleges the following: (i) breach of contract; (ii) breach of the implied covenant of good faith; (iii) fraud; and (iv) fraudulent inducement, in connection with the September 2005 Agreement the Regents assigned to LANS in April 2006. The Company alleges that the defendants breached a License Agreement, and made false representations that were critical to the Company's decision to enter into the Agreement. The Company also alleges that the Regents and LANS improperly competed with the Company in violation of the exclusivity provision of the Agreement.  The Company is seeking relief for compensatory damages in excess of $600 million, as well as exemplary and punitive damages, interest, and costs. In March 2012, the Company filed a motion to remand the case to the Circuit Court of Cook County, and on May 11, 2012 the case was remanded to the Circuit Court of Cook County.

To date, we have spent a total of $1,057,314 with respect to these cases, of which $389,440 was spent during the year ended December 31, 2011 and $80,992 has been spent to date in 2012.

Seddie Bastanipour and Joel Bellows Suit

In October 2008, Seddie Bastanipour and Joel Bellows filed suit against the Company, our Chief Executive Officer, Dr. Benjamin Warner, and a former consultant to the Company, Sigmund Eisenchenk. Joel Bellows provided legal services to the Company through his legal firm, Bellows and Bellows P.C. The suit was filed in the Circuit Court of Cook County, Illinois and alleged the following: (i) Violation of Illinois Securities Act of 1953; (ii) Violation of Illinois Consumer Fraud Act; and (iii) Common Law Fraud, in connection with aggregate investments of $218,000 in the Company’s common stock claimed by Bastanipour and Bellows. They are seeking compensatory damages, costs and expenses. The Company does not believe Bellows will prevail on any of the alleged complaints. In December 2011, the Company completed an amicable settlement with Bastanipour.

In March, 2010, the Company filed suit against Joel Bellows and Bellows and Bellows P.C. in the United States District Court for the District of New Mexico alleging the following: (i) Breach of Contract; (ii) Negligence; (iii) Breach of Fiduciary Duty; (iv) Fraud; and (v) Tortious Interference with Contract. The aforementioned complaints relate to legal services provided by Bellows and Bellows P.C. for the Company. The Company is seeking compensatory damages, punitive damages, interest, costs and fees. A hearing date was initially set for this proceeding for June 2012 but has since been postponed, and we are engaged in settlement discussions.

In December 2010, the Company filed suit against Seddie Bastanipour and Peter Baltrus for breach of contract and negligence when they were performing accounting services on behalf of the Company which resulted in an IRS penalty. In December 2011, the Company completed an amicable settlement with Bastanipour that is subject to confidentiality restraints and she is no longer party to either suit. The settlement did not have a material impact on our financial position. Baltrus claims to have been working for Bellows (see above) at all relevant times; the case against Peter Baltrus continues.

The Company has entered into further settlement discussions with Peter Baltrus.

To date, we have spent a total of $699,063 with respect to these cases, of which $287,540 was spent during the year ended December 31, 2011 and $290,753 has been spent to date in 2012.

Holders

As of June 1, 2012, there were approximately 72 stockholders of record of our common stock.

Dividends

We have never declared or paid a cash dividend for common stock. Any future decisions regarding dividends will be made by our board of directors. However, our Series A preferred stockholders are entitled to an annual dividend of $.46 per share of preferred stock payable in cash or stock at the option of the holder. We currently intend to retain and use any future earnings other than those paid to Series A preferred holders as dividends for the development and expansion of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends on our common stock.  Even if our board of directors decides to pay dividends on our common stock, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Equity Compensation Plans

In 2005 our board of directors adopted the 2005 Stock Option/Stock Issuance Plan (the “Plan”) that was approved by a vote of the majority of our shareholders. The Plan is intended to promote the interests of our Company by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to be employed by or remain in the service of the Company.  The Plan provides for issuance of incentive stock options or nonqualified stock options.  The maximum number of shares available to be issued under the Plan is currently 3,000,000 shares, subject to adjustments for any stock splits, stock dividends or other specified adjustments which may take place in the future and there are currently 555,445 options issued and outstanding.  The Plan continues until the earlier of termination by the board of directors or when all shares of common stock available for issuance has been issued and all restrictions on such shares under the terms of the Plan have lapsed.

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The Plan is administered by our Company’s board of directors.  Persons eligible to participate in the Plan are: employees; officers, directors, consultants, investors, and service providers to our Company.  All grants under the Plan are intended to comply with the requirements under Internal Revenue Code and activities under the Plan will be administered accordingly.  Options granted under the Plan are evidenced by agreement between the recipient and our Company, subject to the following general provisions: (i) the exercise price shall not be less than 100% of the fair market value per share of our Company’s common stock on the date of grant (110% in the case of 10% or greater shareholders); and (ii) the term of stock options shall be limited to a maximum of ten years.  A complete description of the Plan is included as an exhibit to this registration statement.

 DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no public market for our securities. The initial offering price of $5.00 per share, which will be in effect until the shares are quoted, if ever, on the OTC Bulletin Board or another exchange, was determined by evaluating our recent sales of unregistered securities. Factors considered in determining such price in addition to prevailing market conditions include recent sales of securities and an assessment of our future prospects. Such price does not have any relationship to any established criteria of value, such as book value or earnings per share. Such price is not indicative of the current market value of our assets. No valuation or appraisal has been prepared for our business. No assurance can be given that the shares can be resold at the public offering price.

DILUTION

If you purchase common stock offered in this offering at the stated offering price of $5.00 per share, you will experience an immediate and substantial dilution in the projected net tangible book value of the common stock from the price you pay in this offering. The net tangible book deficit of our common stock as of March 31, 2012 was ($2,376,018), or ($0.55) per share of common stock. Net tangible book deficit per share is equal to our total tangible assets, less total liabilities, including preferred stock of $2,065,392 classified as mezzanine funding, divided by the number of shares of common stock outstanding plus shares underlying convertible securities, such as options and warrants, held by officers, directors and affiliated persons and exercisable within 60 days of the statement date. This total potential outstanding number of common shares is 4,352,340 at March 31, 2012.

Since no proceeds will accrue for the benefit of the Company during this offering and no additional shares will be derived from this offering, the pro forma net tangible deficit of the Company will remain unchanged at ($2,376,018), or ($0.55) per share of common stock.

This means that if you buy stock offered in this offering at $5.00 per share, you will experience a substantial dilution of $5.55 in the tangible book value of the shares you acquired. The dilution to be experienced by investors in the offering of $5.55 will be greater than the $5.00 anticipated offering price.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information regarding the status of our existing equity compensation plans at June 1, 2012.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	555,445	3.37	2,444,555

Equity compensation plans not approved by security holders	0	0	0

Total	555,445	3.37	2,444,555

The number of securities remaining available for future issuance under equity compensation plans approved by security holders totaled 2,444,555 shares at June 1, 2012.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is intended as a review of significant factors affecting our financial condition and results of operations for the periods indicated.  The discussion should be read in conjunction with our consolidated financial statements and the notes presented herein. In addition to historical information, the following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors discussed herein and any other periodic reports filed and to be filed with the Securities and Exchange Commission.

Overview and Financial Condition

Discussions with respect to our Company’s operations included herein include the operations of our operating subsidiary, XRpro Corp. Our Company formed XRpro Corp. on July 9, 2010. We have no other operations than those of Caldera Pharmaceuticals, Inc. and XRpro Corp.

Results of Operations for the quarter ended March 31, 2012 and the quarter ended March 31, 2011.

Revenues

Our Company had revenues totaling $377,737 and $291,644 for the quarters ended March 31, 2012 and 2011, respectively, an increase of 29.5%. Substantially all of our revenues have been from Federal government contracts. The increase is due to the current billings on Government contracts being higher than that in the prior year due to the amount of recoverable expenses incurred on these contracts. Our Company has an order backlog in the form of firm fixed price government contracts. We were awarded a $1,000,000 grant from the National Institutes of Health on August 24,2011 expiring on July 31, 2012 with a further $2,000,000 potentially available under the project at $1,000,000 per year expiring on July 31, 2014, depending on availability of government funding and satisfactory progress made on the project. We believe that these are firm orders as there are no indications that funding will not be available and we believe that we have made satisfactory progress on the project to date. The funds available under this grant are earned by us on a percentage-of-completion basis, based on the costs we incur as a measure of the progress made on the project. Going forward, based on financing, we plan to heavily market our XRpro® equipment and services and educate potential customers concerning the advantages and value propositions of the XRpro® technology. While we are optimistic about the prospects for our Company, since this is a relatively new product offering with significantly different characteristics compared with existing equipment on the market (and we have not recognized significant revenues to date), there can be no assurance about whether or when our products will generate sufficient revenues with adequate margins in order for our Company to be profitable.

Cost of goods sold

Cost of goods sold totaled $177,636 and $142,751 for the quarters ended March 31, 2012 and 2011, respectively. The increase of 24.4% was primarily due to the increase in revenues over the prior quarter. Cost of goods sold is primarily comprised of direct expenses related to providing our services under government contracts.  These expenses include salary expenses directly related to research contracts, outside consultants and direct materials used on Government contracts. The salary expense included in cost of goods sold for quarters ended March 31, 2012 and 2011 respectively was $141,222 and $138,432, an increase of $2,790 or 2%.

Gross Profit

Gross profit was $200,101 and $148,893 for the quarters ended March 31, 2012 and 2011, respectively. The gross margin percentages were 53.0% and 51.05%, respectively and relate to our Federal government contracts and may not be indicative of anticipated future results due to the Company’s plan to diversify its source of revenues into equipment sales and services.

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Selling, general and administrative expenses

Selling, general and administrative expenses totaled $478,491 and $456,732 for the quarters ended March 31, 2012 and 2011, respectively, a slight increase of $21,759 or 4.8%. Salary expenses allocated to selling, general and administrative expenses totaled $72,806 and $66,819 for the quarters ended March 31, 2012 and 2011, respectively, an increase of $5,987 or 8.9%. Consulting fees totaled $90,506 and $3,015 for the quarters ended March 31, 2012 and 2011 respectively, an increase of $87,491. Consulting fees increased due to ongoing financial support provided during the S-1 filing process and expenditure incurred with marketing consultants to promote the XRpro equipment. Stock based compensation expense totaled $20,294 and $183,931 for the quarters ended March 31, 2012 and 2011, respectively. This decrease is primarily due to the majority of the options being fully vested with no additional options granted during the current quarter. Research and development costs totaled $17,856 and $0 for the quarters ended March 31, 2012 and 2011 respectively. These research costs are internal personnel costs incurred on discovering new drug candidates and improving consumables, such as plastic slides, utilized with our XRpro equipment. Audit fees totaled $17,500 and $0 for the quarters ended March 31, 2012 and 2011 respectively, these expenses are directly related to preparation of audited financial statements for the S-1 filing.  Legal expenses totaled $182,881 and $162,039 for the quarters ended March 31, 2012 and 2011, respectively, an increase of $20,842 or 12.9%. Certain minor expenses also increased due to the following; repairs and maintenance expense increased by $6,676 over the prior year due to maintenance contracts taken out on laboratory equipment, Taxes and license fees increased by $10,905 over the prior year due to an increase in our authorized stock and travel expenditure increased by $5,837 due to increased promotional activity on our XRpro instrument. The increase in our legal expenses was primarily due to our funding of expenses related to our suits against LANS and the Regents of the University of California as well as the Bellows litigation (see Business- Legal Proceedings). While the Company has negotiated a partial contingency fee agreement in the LANS case, the Company will still face significant continuing legal expenses should it continue to pursue its actions. Our legal expenses are not connected with our regular business activities and while still ongoing should be viewed as non operating expenses. We are plaintiffs in two lawsuits and therefore to some extent we have some degree of control as to whether we will continue to fund this litigation.  At present it is our judgment that the potential for recovery of damages outweighs the costs we are expending on these cases. We therefore intend to continue pursuing this litigation but there is no assurance we will continue to do so or ultimately prevail should these cases go to trial.

Depreciation and Amortization

We recognized depreciation expenses of $19,092 and $15,880 for the quarters ended March 31, 2012 and 2011, respectively, which relate primarily to the depreciation of our laboratory equipment, which makes up the vast majority of our capital equipment and spending.  Amortization expenses were $12,921 for each of the quarters ended March 31, 2012 and 2011.  Amortization expenses relates to the amortization of license fees paid to Los Alamos National Laboratories for the use of certain patents.

Interest  expense

Interest expense totaled $3,446 and $4,989 for the quarters ended March 31, 2012 and 2011, respectively. Interest expense was primarily paid on loans from the Los Alamos County and the revolving draw loan with Los Alamos National Bank.

Net loss

Net loss for the quarters ended March 31, 2012 and 2011, totaled ($355,155) and ($348,802), respectively, representing a net loss per share of ($0.08) and ($0.07) per share for the quarters ended March 31, 2012 and 2011, respectively. Legal expenses are not operational in nature and if these expenses were not incurred the loss for the quarters ended March 31, 2012 and 2011 would have decreased by $182,881 and $162,039 to ($172,274) and ($186,763) respectively.

Results of Operations for the year ended December 31, 2011 and the year ended December 31, 2010.

Revenues

Our Company had revenues totaling $554,804 and $1,641,582 for the years ended December 31, 2011 and 2010, respectively, a decrease of approximately 66.2%. Substantially all of our revenues to date have been from Federal government contracts. The decrease in our revenue is primarily due to the substantial completion of a number of government contracts during 2010 and the lower number of new government contracts in 2011. Our Company has an order backlog in the form of firm fixed price government contracts. We were awarded a $1,000,000 grant from the National Institutes of Health on August 24, 2011 expiring on July 31, 2012 with a further $2,000,000 potentially available under the project at $1,000,000 per year expiring on July 31, 2014, depending on availability of government funding and satisfactory progress made on the project. We believe that these are firm orders as there are no indications that funding will not be available and we believe that we have made satisfactory progress on the project to date. The funds available under this grant are earned by us on a percentage-of-completion basis, based on the costs we incur as a measure of the progress made on the project. We expect to earn the maximum revenue under this contract in each year. Going forward, based on financing, we plan to heavily market our XRpro® equipment and services and educate potential customers concerning the advantages and value propositions of the XRpro® technology. While we are optimistic about the prospects for our Company, since this is a relatively new product offering with significantly different characteristics compared with existing equipment on the market (and we have not recognized significant revenues to date), there can be no assurance about whether or when our products will generate sufficient revenues with adequate margins in order for our Company to be profitable.

Cost of goods sold

Cost of goods sold totaled $342,850 and $760,728 for the years ended December 31, 2011 and 2010, respectively. The decrease of approximately 54.9% was primarily due to the decline in revenues over the prior year. Cost of goods sold is primarily direct expenses related to providing our services under government contracts.  These expenses include salary expenses directly related to research contracts, outside consultants and direct materials used on Government contracts. The salary expense included in cost of goods sold for 2011 and 2010 respectively, was $255,701 and $542,125, a decrease of $286,424 or 52.8%. This decrease is primarily due to the level of time spent by our employees on Government research contracts and grants. Refer to the increase in salary expense discussed under selling, general and administrative expenses discussed below.

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Gross Profit

Gross profit was $211,954 and $880,854 for the years ended December 31, 2011 and 2010, respectively. The gross margin percentages of 38.2% and 53.7% for the years ended December 31, 2011 and 2010, respectively, relate to our Federal government contracts and may not be indicative of anticipated future results due to the Company’s plan to diversify its source of revenues into equipment sales and services.

Selling, general and administrative expenses

Selling, general and administrative expenses totaled $2,238,810 and $1,609,847 for the years ended December 31, 2011 and 2010, respectively, an increase of $628,964 or 39.1%.  Salary expenses allocated to selling, general and administrative expenses totaled $615,578 and $358,469 in 2011 and 2010, respectively, an increase of $257,109 or 71.7%. This increase is due to the lower amount of time spent on government research and grant contracts by our employees compared to the previous year. Stock based compensation costs related to stock options, amounted to $348,330 and $322,030 in 2011 and 2010, respectively, an increase of $26,300 or 8.2%. Other professional service fees of $59,510 and $4,998 in 2011 and 2010 respectively, increased by $54,512 primarily due to expenses incurred on audits and capital raising fees whilst preparing the Company for its filing with the Securities and Exchange Commission of its Registration Statement on Form S-1. License fees on our license agreement with LANS increased from $25,000 in 2010 to $50,000 in 2011, an increase of $25,000 or 100%, in terms of the license agreement entered into with LANS. Legal expenses totaled $773,486 and $565,710 in 2011 and 2010, respectively, an increase of $207,776 or 36.7%. The increase in our legal expenses was primarily due to our funding of expenses related to our suits against LANS and the Regents of the University of California as well as the Bellows litigation (see Business- Legal Proceedings). The Company expects to face significant continuing legal expenses in connection with these legal proceedings. Our legal expenses are not connected with our regular business activities and while still ongoing should be viewed as non operating expenses At present it is our judgment that the potential for recovery of damages outweighs the costs we are expending on these cases. We therefore intend to continue pursuing this litigation but there is no assurance we will continue to do so or ultimately prevail should these cases go to trial.

Depreciation and Amortization

We recognized depreciation expenses of $67,383 and $64,012 for the years ended December 31, 2011 and 2010, respectively, which relate primarily to the depreciation of our laboratory equipment, which makes up the vast majority of our capital equipment and spending.  Amortization expenses were $51,684 and $51,683 in 2011 and 2010, respectively.  Amortization expenses relates to the amortization of license fees paid to Los Alamos National Laboratories for the use of certain patents.

Interest expense

Interest expense totaled $16,376 and $20,203 for the years ended December 31, 2011 and 2010, respectively. Interest expense was primarily paid on loans from the Los Alamos County and the revolving draw loan with Los Alamos National Bank.

Other Income

Other Income was $8,283 and $0 for the years ended December 31, 2011 and 2010, respectively. Other income was derived primarily from refunds received from Government agencies.

Net loss

Net loss totaled ($2,355,765) and ($864,882), representing a net loss per share of ($0.49) and ($0.19) per share for the years ended December 31, 2011 and 2010, respectively. The increase in loss is primarily due to the lower level of revenues generated on Government research and grant contracts and the increase in legal expenses of $207,776 discussed under selling, general and administrative expenses above. These legal expenses are not operational in nature and if these expenses were not incurred the loss for the years ended December 31, 2011 and 2010 would have decreased by $773,486 and $565,710 to ($1,582,279) and ($299,172) respectively.

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Liquidity and Capital Resources

We have a history of annual losses from operations since inception and we have primarily funded our operations through sales of our unregistered equity securities and cash flows generated from government contracts and grants. As of March 31, 2012 our Company had cash totaling $180,195 and other current assets totaling $289,315, and total assets of $1,341,813. We had total current liabilities of $785,570, and a net working capital deficit of $316,060. Total liabilities were $1,019,102 and the convertible redeemable preferred stock totaled $2,065,392 resulting in a stockholders’ deficit of ($1,742,681) at March 31, 2012.

We may receive net proceeds from the exercise of the warrants to purchase shares of our common stock covered by this prospectus that would total $2,221,120 if all the warrants were exercised for cash. See Note 10, “Warrants” in the Notes to the Consolidated Financial Statements (Unaudited) for a list of warrants outstanding as of March
31, 2012 and their associated exercise price and expiration dates.

An analysis of our cash flows from operating, investing and financing activities for the quarters ended March 31, 2012 and 2011 is provided below:

	Quarter ended March 31, 2012	Quarter ended March 31, 2011

Net cash used in operating activities	$(560,821)	$(79,995)

Net cash used in investing activities	(14,280)	(657)

Net cash provided by financing activities	76,996	210,843

Net (decrease)/increase in cash and cash equivalents	$(498,105)	$130,191

Net cash used in operating activities was $560,821 for the quarter ended March 31, 2012 compared to $79,995 for the same period in 2011. The increase in cash used in operating activities was primarily due to an increase in net loss after eliminating non-cash compensation charges of $20,294 and $183,931 for the quarter ended March 31, 2012 and 2011, respectively, The net cash used in operating activities for the quarter ended March 31, 2012 included an increase in accounts receivable balances of $211,938 due to timing differences of collections from customers and a decrease in accounts payable balances of $45,321  The net cash used in operating activities  for the quarter ended March 31, 2011 included an increase in accounts payable balances of $117,155 associated with legal costs incurred during the quarter, offset by an increase in prepaid expenses of $36,330 related to license fees prepaid, for the year, during the first quarter and a decrease in other payables and accrued expenses of $27,198 related to the timing of payroll liability payments.

Net cash used in investing activities was $14,280 for the quarter ended March 31, 2012 compared to $657 for the same period in 2011. These purchases represent minor fixed asset purchases.

Net cash provided by financing activities was $76,996 for the quarter ended March 31, 2012 compared to $210,843 for the same period in 2011. The cash provided by financing activities during the quarter ended March 31, 2012 included a $50,000 advance on the short term Letter of Credit available to the Company, an additional $57,500 raised on Series A Preferred stock issues offset by  the cash payment of preferred stock dividends of $26,752 compared to the same period in the prior year where the cash provided by investing activities included a loan of $62,000 advanced to the Company by Dr. Warner, $126,950 raised on preferred stock issues and an additional $28,858 raised on the exercise of stock options by certain employees.

An analysis of our cash flows from operating, investing and financing activities for the years ended December 31, 2011 and 2010 is provided below:

	Year ended December 31, 2011	Year ended December 31, 2010

Net cash (used in)/generated by operating activities	$(1,133,606)	$13,329

Net cash used in investing activities	(56,056)	(6,144)

Net cash provided by financing activities	1,750,052	64,789

Net increase in cash and cash equivalents	$560,390	$71,974

Net cash used in operating activities was $1,133,606 for the year ended December 31, 2011 compared to cash generated by operations of $13,329 for the same period in 2010. The increase in cash used in operating activities was primarily due to a higher net loss after eliminating non-cash compensation charges of $375,830 and $500,504 for the year ended December 31, 2011 and 2010, respectively. This is primarily due to a lower number of government contracts in progress in 2011 compared to 2010. Net cash used in operating activities for the year ended December 31, 2011 included a decrease in accounts receivable of $233,983 due to the lower level of activity on government contracts in 2011 and an increase in accounts payable of $281,824 primarily related to the increase in legal expenses on the two legal matters mentioned in Legal Proceedings above. Net cash used in operating activities for the year ended December 31, 2010 included an increase in accounts payable balances of $248,662 related to an increase in legal expenses on the two legal matters mentioned under Legal proceedings above.

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Net cash used in investing activities was $56,056 for the year ended December 31, 2011 compared to $6,144 for the same period in 2011. This investment primarily represents laboratory equipment purchased in 2011 and minor fixed asset additions in 2010.

Net cash provided by financing activities was $1,750,052 for the year ended December 31, 2011 compared to $64,789 for the same period in 2011. The cash provided by financing activities in 2011 included proceeds of $1,889,650 on Series A preferred stock issued, proceeds of $54,559 on stock options exercised reduced by the repayment of various loans from outside and related parties totaling $193,684 and payments for treasury stock repurchases of $473 compared to the same period in the prior year where the cash provided by investing activities included a loan of $66,600 advanced to the Company by Dr. Warner, an advance on the line of credit of $35,997 and the repayment of loans from outside and related parties totaling $37,808.

Given estimates of our Company’s future operating results and our expectations regarding the sale of our XRpro® machines and commercial services, we believe that we have adequate financial resources to achieve cash flow break-even.  We have nevertheless included a discussion concerning the presentation of our financial statements on a going concern basis in the notes to our financial statements and our independent public accountants have included a similar discussion in their opinion on our financial statements through December 31, 2011.

Should we not achieve our forecasted operating results or should strategic opportunities present themselves such that additional financial resources would present attractive investing opportunities for our Company, we may decide in the future to issue debt or sell our Company’s equity securities in order to raise additional cash. There are no arrangements in place for any such financing at this time. We cannot provide any assurances as to whether we will be able to secure any necessary financing, or the terms of any such financing transaction if one were to occur. We currently have a $750,000 funding facility available to us from the Los Alamos National Bank. The facility expires on May 22, 2012 unless demand for repayment is made earlier and currently bears interest at a coupon of the Wall Street Journal Prime rate plus 1% with a floor of 3.25% per annum. The loan is secured by inventory, accounts receivable and other rights to payments, instruments, documents and other chattel paper, general intangibles and fixed assets. To date, we have $50,000 drawn from this facility. The loan is personally guaranteed by Benjamin Warner, our Chief Executive Officer. The loan agreement provides that we cannot incur or assume: (i) any debt other than existing debt of the date the loan agreements were executed or accounts payable incurred in the ordinary course of business or (ii) any liens other than inconsequential lines incurred in the ordinary course of business. We entered into discussions with Los Alamos National Bank to renew this facility during May 2012, we received verbal confirmation that the facility has been renewed on substantially the same terms and conditions as the existing loan. Los Alamos National Bank is in the process of completing the loan documentation for signature by us.

As of March 31, 2012, we owed $267,200 in accordance with the terms of a Project Participation Agreement with the Incorporated County of Los Alamos that we entered into in September 2006. The loan bears interest at a rate of 5% per annum, is for a 13 year term and required no repayments for 36 months with 120 monthly repayments commencing on September 21, 2009.

Capital Expenditures

Our current plans do not call for our Company to expend significant amounts for capital expenditures for the foreseeable future beyond a potential additional XRpro® X-ray fluorescence microscope as well as office furniture and information technology related equipment as we add employees and sales offices to our Company.  Bruker produces the XRpro products that we market and our corporate facilities are contracted for with third parties (and therefore do not require us to make capital purchases in this area).

Critical Accounting Policies

Use of estimates

The preparation of these financial statements in accordance with US GAAP requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, inventories, recovery of long-lived assets. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements. Significant estimates include the allowance for doubtful accounts, the allowance for obsolete inventory, the useful life of property and equipment and intangible assets, and assumptions used in assessing impairment of long-term assets.

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Revenue recognition

Revenue sources consist of government grants, government contracts and commercial development contracts.

We account for our long-term Firm Fixed Price Government contracts and grants associated with the delivery of  research on drug candidates, including efficacy, toxicity and pharmacokinetics testing, which collectively provide information concerning the likely feasibility of a drug candidate ultimately becoming approved by the US Food and Drug Administration, using the percentage-of-completion accounting method. Under this method, revenue is recognized based on the extent of progress towards completion of the long-term contract. We do not have any refund obligations on our Government contracts for our research conducted on drug candidates.

We generally use the cost-to-cost measure of progress for all of our long-term contracts, unless we believe another measure will produce a more reliable result. We believe that the cost-to-cost measure is the best and most reliable performance indicator of progress on our long-term contracts as all our contract estimates are based on costs that we expect to incur in performing our long-term contracts and we have not experienced any significant variations on estimated to actual costs to date. Under the cost-to-cost measure of progress, the extent of progress towards completion is based on the ratio of costs incurred-to-date to the total estimated costs at the completion of the long-term contract. Revenues, including estimated fees or profits are recorded as costs are incurred.

When estimates of total costs to be incurred on a contract exceed total estimates of revenue to be earned, a provision for the entire loss on the contract is recorded in the period the loss is determined.

To a much lesser extent, we enter into fixed fee commercial development contracts that are not associated with the delivery of feasible research on drug candidates and the development of drug candidates. Revenue under such contracts is generally recognized upon delivery or as the development is performed.

Intangible assets

a)  License Agreements

License agreements acquired by the Company are reported at acquisition value less accumulated amortization and impairments.

b)  Amortization

Amortization is reported in the income statement straight-line over the estimated useful life of the intangible assets, unless the useful life is indefinite. Amortizable intangible assets are amortized from the date that they are available for use. The estimated useful life of the license agreement is twenty years which is the term of the patent supporting the underlying license agreements

Assessment of an intangible asset’s residual value and useful life is performed annually.

Plant and equipment

Plant and equipment is stated at cost less accumulated depreciation.  Depreciation is computed using straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

Leasehold improvements                                                                    5 Years
Laboratory equipment                                                                         7 Years
Furniture and fixtures                                                                          10 Years
Computer equipment                                                                           3 Years
Motor vehicles (used)                                                                         2 Years

The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

We examine the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Share-Based Compensation

Share-based compensation cost is measured at the grant date, based on the estimated fair value of the award and is recognized as expense over the employee's requisite service period on a straight-line basis. Share-based compensation expense recognized in the consolidated statements of operations and is based on awards ultimately expected to vest and has been reduced for estimated forfeitures. This estimate will be revised in subsequent periods if actual forfeitures differ from those estimates. We have no awards with market or performance conditions.

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Net loss per share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents.  Diluted EPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants.  Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against and by the Company or unasserted claims that may result in such proceedings, the Company’s management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Recent accounting pronouncements

For discussion of recently issued and adopted accounting pronouncements, please see Note 2 to the Caldera Pharmaceuticals financial statements included herein.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the name, age and position held by each of our executive officers and directors.

Name	Age	Office(s) Held
Dr. Benjamin Warner	43	President, Chief Executive Officer, Treasurer, Director
Edward Roffman	62	Director
Jeremiel Zimmerman	62	Director

Dr. Benjamin Warner - President, Chief Executive Officer, Treasurer and Director

Since its incorporation in 2003, Dr. Warner has served as our President, Chief Executive Officer, Treasurer and a director. Before founding the Company, Dr. Warner worked in technology development, patenting, and marketing at the Los Alamos National Laboratory and in the development of “dual use” government / commercial technologies. Dr. Warner has co-developed technologies that have led to the formation of several technology companies. Dr. Warner holds a Ph.D. in Chemistry from MIT and a BS from the University of the South. Dr. Warner is the co-inventor on 30+ patents/pending patents.   After MIT, Dr. Warner joined Los Alamos National Laboratory where he held the position of Project Leader for National Security Programs from 2000 until 2004.

Dr. Warner has won numerous awards from Los Alamos National Laboratory for his commercialization and patenting work, including the Distinguished Licensing Award, the Distinguished Entrepreneurial Award, the Distinguished Patent Award, and the Federal Laboratory Consortium Distinguished Service Award. Jointly with LANL, Caldera Pharmaceuticals won the 2007 Federal Laboratory Consortium Award for Excellence in Technology Transfer and an R&D100 Award. Caldera has won multiple Technology Ventures Corporation awards for top technology companies in New Mexico.

Dr. Warner has been associated with the Company since its inception and brings to the board extensive knowledge about our business operations and in particular our licenses and products.     Having developed our technology Dr. Warner brings to the board significant strategic, business and financial experience related to the business and financial issues facing pharmaceutical companies and particularly our company. Dr. Warner has a broad understanding of the operational, financial and strategic issues facing pharmaceutical companies.

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Ed Roffman, Director

Mr. Roffman has been a director since December 2011. Since April 2006, Mr. Roffman has consulted with various early stage high technology companies. During this time, consulting projects have included the part-time Chief Financial Officer of Alphabird, Inc. (since January 2011) (Alphabird is in the online video advertising business), the part-time Chief Financial Officer of Public Media Works, Inc. (October 2010 to October 2011) (Public Media Works was in the video rental business) and from January 2008 to December 2009, Mr. Roffman was the part-time Chief Financial Officer of Cryptic Studios, a developer of massively multiplayer video games.  Mr. Roffman   served as Chief Financial Officer of Red Mile Entertainment, Inc. from January 2005 until April 2006 and at Fluent Entertainment, Inc. from February 2003 to December 2004. Both companies are consumer software developers and publishers. Mr. Roffman has also been a principal of Creekside, LLC, a consulting firm which specializes in the software, internet and consumer products industries. From August 1995 to January 1999, Mr. Roffman served as Chief Financial Officer and Chief Operating Officer at Palladium Interactive, Inc., a consumer software company. Mr. Roffman served on the board and audit committee of Silverstar Holdings (NASDAQ: SSTR) a publisher and developer of interactive entertainment software and Adex Media (NASDAQ: ADXM) an Internet marketing and lead generation publisher and developer, manufacturer, and marketer of consumer products and Westinghouse Solar, Inc., (formerly Akeena Solar), a designer and distributor of solar modules (NASDAQ).  Mr. Roffman is a CPA with over 30 years of experience in accounting and finance. Mr. Roffman earned a BBA in accounting from Temple University.

Mr. Roffman’s achievements in financial and accounting matters, his overall business understanding, as well as his familiarity and knowledge regarding public companies and corporate governance issues that public companies face make him an ideal board candidate.

Jeremiel Zimmerman – Director

Mr. Zimmerman co-founded Caldera and has been a director since August 2005. Mr. Zimmerman has been a commodity trading advisor and a drafter of newsletter regarding commodities and other securities since 1991. He currently prepares for AMMO Trading Group a news letter with a daily analysis of the e-Mini S&P in addition to hosting an Internet discussion group regarding commodity futures trading.  He is registered as a Series 3 broker with the NFA

Mr. Zimmerman’s understanding of the financial markets as well as his overall business understanding make him an attractive board member.

Two of our directors, Dr. Benjamin Warner and Jeremiel Zimmerman, are first cousins, once removed.

Term of Office

Our directors hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

The following table sets forth all compensation awarded, earned or paid for services rendered to our principal executive officer, principal financial officer and each executive officer whose compensation exceeded $100,000 during each of the fiscal years ended December 31, 2011 and 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)(2)	Total ($)
Dr. Benjamin Warner, President and Chief Executive Officer, Treasurer	2011 2010	199,700 193,442	-	-	-	-	24,196 28,917	223,896 222,359

Lori Peterson Chief Operating Officer*	2011 2010	144,000 119,641	-	-	-	-	12,319 7,933	155,319 127,574

*Lori Peterson resigned as Chief Operating Officer in November 2011.
(1) All Other Compensation for the year ended December 31, 2011 for Dr. Benjamin Warner includes $14,502.43 for health care, $5,991 for contributions to his 401(K) plan, and $3,703 for cell phone reimbursement. All Other Compensation for the year ended December 31, 2010 for Dr. Benjamin Warner includes $19,108.24 for health care, $5,803.19 for contributions to his 401(K)  plan, and $4,006 for cell phone reimbursement.
(2) All Other Compensation for the year ended December 31, 2011 for Lori Peterson includes $8,110.48 for health care, $3,849.56 for contributions to her 401(K) plan and $360 for cell phone reimbursement. All Other Compensation for the year ended December 31, 2010 for Lori Peterson includes $4,361.88 for health care and $3,571 for contributions to her 401(K) plan.

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Employment Agreements

On October 25, 2006, we entered into an Employment Agreement with Dr. Benjamin Warner pursuant to which Dr. Warner was appointed our Chief Executive Officer to serve in such role until the agreement is terminated.  For such services, the agreement provides that Dr. Warner is to be paid a base salary of $200,000 in addition to certain bonuses and benefits.  If Dr. Warner is terminated for cause (as defined in the agreement), he is only entitled to accrued amounts owed to him; however if he is terminated without cause he is entitled to three months base salary and accrued benefits. For the years ended December 31, 2010 and December 31, 2011, Dr. Warner agreed to a salary reduction in order to comply with certain limitations imposed in certain grants we received.

From 2009 through 2011, Lori Peterson served as our Chief Operating Officer.  She currently serves as our Program Manager/ Molecular Epidemiologist.   On August 17, 2006, we entered into an Employment Agreement with Lori Peterson to serve as our Program Manager/ Molecular Epidemiologist until the agreement is terminated.  For such services, the agreement provides that Ms. Peterson is to be paid a base salary of $100,000 in addition to certain bonuses and benefits.  Ms. Paterson has since received several raises to bring her salary to $144,000.

Outstanding Equity Awards at Fiscal Year End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Dr. Benjamin Warner	-	-	-	-		-	-	-	-	-

Lori Peterson	50,000	-	-	5.71		8/16	-	-	-	-
	220,000			1.10	2	2/21

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Director Compensation

The table below summarizes all compensation of our directors for the year ended December 31, 2011.

DIRECTOR COMPENSATION*
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dr. Benjamin Warner	0	0	0	0	0	0	0

Lori Peterson**	0	0	0	0	0	0	0

Jeremiel Zimmerman	0	0	0	0	0	0	0

* Does not include compensation received for services provided as executive officers
**Lori Peterson resigned from the Board of Directors on November 15, 2011, effective upon the election of an outside director to replace her.

Corporate Governance

Leadership Structure

Our Chief Executive Officer Dr. Benjamin Warner also serves as Chairman of the Board. Our Board of Directors does not have a lead independent director. Our Board of Directors has determined that its leadership structure was appropriate and effective for the Company given its stage of operations.

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee.

Director Independence

Although our common stock is not listed on any national securities exchange, for purposes of independence we use the definition of independence applied by The NASDAQ Stock Market. The Board has determined that Messrs. Zimmerman and Roffman are “independent” in accordance with such definition.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 1, 2012, information with respect to the securities holdings of: (i) our officers and directors; and (ii) all persons (currently none) which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of our common stock.  The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise.  Beneficial ownership may be disclaimed as to certain of the securities.  This table has been prepared based on the number of shares outstanding totaling 4,302,270, adjusted individually as shown below.

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Name and Address of Beneficial Owner (4)	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned (1)

Edward Roffman (2)	31,250	*

Dr. Benjamin Warner (3)	3,238,015	74.4%

Jeremiel Zimmerman	104,000	2.4%

All directors and executive officers as a group (3 persons)	3,373,265	77.2%

* Less than 1%

(1)
Percentage of class beneficially owned is calculated by dividing the amount and nature of beneficial ownership by the total shares of common stock outstanding plus the shares subject to warrants and options that are currently exercisable or exercisable within 60 days of June 1, 2012.

(2)
On May 1, 2012, Mr. Roffman was issued options exercisable for 30,000 shares of common stock, of which 7,500 vested immediately upon grant and 1,250 vest monthly so long as he remains a director.  Includes 8,750 of shares underlying such options that have already vested and 2,500 shares underlying such options that will vest within the next 60 days.

(3)
Includes 25,035 shares of Series A preferred stock which is convertible into 25,035 shares of common stock. Includes 1,445 shares of common stock issued as a dividend with respect to his shares of Series A preferred stock. Also includes warrants to purchase 25,035 shares of common stock. The Series A preferred stock and the warrants are held by jointly by Dr. Warner and his wife, Ellen McBee.

(4)	Unless otherwise set forth herein, the address of each beneficial owner is 278 DP Road, Suite D, Los Alamos, New Mexico 87587544

SELLING STOCKHOLDERS

The shares to be offered by the selling security holders were issued in private placement transactions by us, each of which was exempt from the registration requirements of the Securities Act. The shares offered hereby are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act, to give the selling security holders the opportunity to publicly sell these shares. This prospectus is part of a registration statement on Form S-1 filed by us with the Securities and Exchange Commission under the Securities Act covering the resale of such shares of our common stock from time to time by the selling security holders. No estimate can be given as to the amount or percentage of our common stock that will be held by the selling security holders after any sales made pursuant to this prospectus because the selling security holders are not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling security holders will sell all of the shares listed in this prospectus.

The following table sets forth the name of each person who is offering for resale shares of common stock covered by this prospectus, the beneficial ownership of each selling security holder, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each will own after the offering, assuming they sell all of the shares offered. The term “selling security holder” or “selling security holders” includes the stockholders listed below and their respective successors. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

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Shareholder and Name of Person Controlling	Number of Shares Before Offering		Number of Shares Offered	Date Acquired	Amount of Shares Owned After Offering	Percent of Shares Held After Offering

Eight Family Trust	27,851	(1)	27,851	3/22/2011	0	0
Chang-Tai Hsieh	19,756	(2)	19,756	3/24/2011	0	0
Joseph Amato Revocable Trust	52,632	(3)	52,632	4/7/2011	0	0
Sin Fa Wang and Mei Wang	18,058	(4)	18,058	4/11/2011	0	0
S/L Trilling Trust	36,104	(5)	36,104	4/14/2011	0	0
Douglas Jensen	27,785	(6)	27,785	4/18/2011	0	0
Mark Litwin	35,088	(7)	35,088	4/26/2011	0	0
Robert S. Colman	18,027	(8)	18,027	4/27/2011	0	0
2030 Investors LLC/401K Plan	51,293	(9)	51,293	5/12/2011	0	0
Sarah Abrams	42,998	(10)	42,998	5/12/2011	0	0
Matthew Abrams	92,998	(11)	92,998	5/12/2011	0	0
Joseph W. and Patricia G. Family Trust	160,450	(12)	160,450	5/16/2011	0	0
James Jensen	70,000	(13)	70,000	6/7/2011	0	0
Chan Kei Blu	53,301	(14)	53,301	9/8/2011	0	0
Louitt & V. Hannan, Inc. Salary Deferral Plan FBO J. Thomas Hannan	17,757	(15)	17,757	9/13/2011	0	0
George Mainas	17,699	(16)	17,699	10/13/2011	0	0
Saunders and Diane Kohn	70,588	(17)	70,588	10/17/2011	0	0
David Steinhardt and Tobi B Richman Steinhardt Trust	20,176	(18)	20,176	1/22/2012	0	0
Los Alamos National Security, LLC	157,500	(19)	157,500	(19)	0	0
Richard Scott Lane	73,571	(20)	73,571	(20)	0	0
Aldermon Holdings	17,500	(21)	17,500	(21)	0	0
TRV, LLC	8,750	(22)	8,750	4/6/2006	0	0
David Clark	8,750		8,750	5/9/2006	0	0
CO 51 AIC Holdings LLC	87,565	(23)	87,565	9/22/2006	0	0
Jack Warner	10,000		10,000	10/10/2006	0	0
Cirrus Advisors, Inc.	26,250	(24)	26,250	(24)	0	0
Michael Lyon Profit Sharing Plan	25,715	(24)	25,715	(24)	0	0
Susan Gerard	26,250	(24)	26,250	(24)	0	0
Susan Gerard IRA	25,714	(24)	25,714	(24)	0	0
Nathan H. Zahler	2,418	(25)	2,418	(25)	0	0
Gregg Rzepczynski	2,459	(26)	2,459	(26)	0	0
Emelia A. Solomon	1,830	(27)	1,830	(27)	0	0
Pratima Bharti	636	(28)	636	(28)	0	0
First South Africa Management	100,000	(29)	100,000	(29)	0	0
Total	1,407,469		1,407,469		0	0

(1)
Includes 13,500 shares of common stock which are convertible upon conversion of the Series A Preferred Stock, 13,500 shares of common stock which are issuable upon exercise of the warrant and 851 shares of common stock that were issued in February 14, 2012 as a dividend with respect to the Series A preferred stock. Walter Bilofsky has sole voting and dispositive power with respect to these securities.

(2)
Includes (i) 8,772 shares of common stock which are convertible upon conversion of the Series A Preferred Stock; (ii) 8,772 shares of common stock which are issuable upon exercise of the warrant; (iii) 324 shares of common stock issued upon exercise stock options that were exercised on March 3, 2011; (iv) 420 shares of common stock issued upon exercise stock options that were exercised on March 17, 2011; (v) 420  shares of common stock issued upon exercise stock options that were exercised on March 31, 2011; (vi) 419  shares of common stock issued upon exercise stock options that were exercised on April 14, 2011; (vii) 420  shares of common stock issued upon exercise stock options that were exercised on April 28, 2011; and (viii) 209 stock options that were exercised on May 26, 2011.

(3)
 Includes 26,316 shares of common stock which are convertible upon conversion of the Series A Preferred Stock and 26,316 shares of common stock which are issuable upon exercise of the warrant. Joseph Amato has sole voting and dispositive power with respect to these securities.

(4)
Includes 8,772 shares of common stock which are convertible upon conversion of the Series A Preferred Stock, 8,772 shares of common stock which are issuable upon exercise of the warrant and 514 shares of common stock that were issued in February 14, 2012 as a dividend with respect to the Series A preferred stock.

(5)
Includes 17,544 shares of common stock which are convertible upon conversion of the Series A Preferred Stock, 17,544 shares of common stock which are issuable upon exercise of the warrant and 1,016 shares of common stock that were issued in February 14, 2012 as a dividend with respect to the Series A preferred stock.  Stan Trilling has sole voting and dispositive power with respect to these securities.

(6)
Includes (i) 5,000 shares of common stock which are convertible upon conversion of the Series A Preferred Stock; (ii) 5,000 shares of common stock which are issuable upon exercise of the warrant; (iii) 10,500 shares of common stock that were issued on February 6, 2006; and (iv) 7,000 shares of common stock that were issued on July 19, 2006 and 285 shares of common stock that were issued in February 14, 2012 as a dividend with respect to the Series A preferred stock.

(7)	Includes 17,544 shares of common stock which are convertible upon conversion of the Series A Preferred Stock and 17,544 shares of common stock which are issuable upon exercise of the warrant
(8)
Includes 8,772 shares of common stock which are convertible upon conversion of the Series A Preferred Stock, 8,772 shares of common stock which are issuable upon exercise of the warrant and 483 shares of common stock that were issued in February 14, 2012 as a dividend with respect to the Series A preferred stock.

(9)
Includes 25,000 shares of common stock which are convertible upon conversion of the Series A Preferred Stock, 25,000 shares of common stock which are issuable upon exercise of the warrant and 1,293 shares of common stock that were issued in February 14, 2012 as a dividend with respect to the Series A preferred stock.  Ellison Morgan has sole voting and dispositive power with respect to these securities.

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(10)
Includes: (i) 8,772 shares of common stock which are convertible upon conversion of the Series A Preferred Stock; (ii) 8,772 shares of common stock which are issuable upon exercise of the warrant; and (iii) 25,000 shares of common stock that were issued on October 26, 2010 for services rendered and 454 shares of common stock that were issued in February 14, 2012 as a dividend with respect to the Series A preferred stock.

(11)
Includes (i) 8,772 shares of common stock which are convertible upon conversion of the Series A Preferred Stock;  (ii) 8,772 shares of common stock which are issuable upon exercise of the warrant; (iii) 75,000 shares of common stock that were issued on October 26, 2010 for services rendered and 454 shares of common stock that were issued in February 14, 2012 as a dividend with respect to the Series A preferred stock.

(12)
Includes (i) 43,860 shares of common stock which are convertible upon conversion of the Series A Preferred Stock; (ii) 43,860 shares of common stock which are issuable upon exercise of the warrant; and (ii) 70,500 shares of common stock that were issued on October 26, 2010 for services rendered and 2,230 shares of common stock that were issued in February 14, 2012 as a dividend with respect to the Series A preferred stock.  Joseph Abrams has sole voting and dispositive power with respect to these securities.

(13)	Includes (i) 35,000 shares of common stock which are convertible upon conversion of the Series A Preferred Stock; (ii) 35,000 shares of common stock which are issuable upon exercise of the warrant.
(14)
Includes 26,316 shares of common stock which are convertible upon conversion of the Series A Preferred Stock, 26,316 shares of common stock which are issuable upon exercise of the warrant and 669 shares of common stock that were issued in February 14, 2012 as a dividend with respect to the Series A preferred stock.

(15)
Includes 8,772 shares of common stock which are convertible upon conversion of the Series A Preferred Stock, 8,772 shares of common stock which are issuable upon exercise of the warrant and 213 shares of common stock that were issued in February 14, 2012 as a dividend with respect to the Series A preferred stock.  Thomas Hannan has sole voting and dispositive power with respect to these securities.

(16)
Includes 8,772 shares of common stock which are convertible upon conversion of the Series A Preferred Stock, 8,772 shares of common stock which are issuable upon exercise of the warrant and 155 shares of common stock that were issued in February 14, 2012 as a dividend with respect to the Series A preferred stock.

(17)
Includes 35,000 shares of common stock which are convertible upon conversion of the Series A Preferred Stock, 35,000 shares of common stock which are issuable upon exercise of the warrant and 588 shares of common stock that were issued in February 14, 2012 as a dividend with respect to the Series A preferred stock.

(18)
Includes 10,088 shares of common stock which are convertible upon conversion of the Series A Preferred Stock and 10,088 shares of common stock which are issuable upon exercise of the warrant. David Steinhardt and Tobi B Richman Steinhardt have shared voting and dispositive power with respect to these securities.

(19)	Shares issued on June 15, 2006 in connection with a license agreement. Charles McMillan has sole voting and dispositive power with respect to these securities.
(20)	Includes (i) 35,000 shares of common stock that were issued on January 23, 2006; and (ii) 38,571 shares of common stock that were issued on October 22, 2010 in connection with a settlement agreement.
(21)
Includes (i) 8,750 shares of common stock that were issued on March 27, 2006; and (ii) 8,750 shares of common stock that were issued on May 19, 2006.  Yves Malki has sole voting and dispositive power with respect to these securities.

(22)	Robert Gurolnick has sole voting and dispositive power with respect to these securities.
(23)	Paul Daguerdas has sole voting and dispositive power with respect to these securities.
(24)
Includes (i) 52,500 shares of common stock that were issued on August 1, 2006 for services rendered of which 26,250 shares were transferred to Cirrus Advisors, Inc. a company which Mr. Lyons has a controlling interest and 26,250 were transferred on August 3, 2011 to Susan Gerard as part of a divorce settlement; and (ii) 51,429 shares of common stock that were issued on October 22, 2010 of which 25,715 shares were transferred to the Michael T. Lyon Profit Sharing Plan and 25,714 shares were transferred on August 3, 2011 to the Susan Gerard IRA as part of a divorce settlement between Lyon and Gerard. Michael Lyon has sole voting and dispositive power with respect to the securities held by each of Cirrus Advisors, Inc. and the Michal T. Lyon Profit Sharing Plan.  Susan Gerard has sole voting and dispositive power with respect to the securities held by the Susan Gerard IRA.

(25)
Includes (i) 381 shares of common stock issued upon exercise stock options that were exercised on March 3, 2011; (ii) 453 shares of common stock issued upon exercise stock options that were exercised on March 17, 2011; (iii) 453 shares of common stock issued upon exercise stock options that were exercised on March 31, 2011; (iv) 452 shares of common stock issued upon exercise stock options that were exercised on April 14, 2011; (v) 453 shares of common stock issued upon exercise stock options that were exercised on April 28, 2011; and (vi) 226 shares of common stock issued upon exercise stock options that were exercised on May 26, 2011.

(26)
Includes (i) 326 shares of common stock issued upon exercise stock options that were exercised on March 3, 2011; (ii) 474 shares of common stock issued upon exercise stock options that were exercised on March 17, 2011; (iii) 474 shares of common stock issued upon exercise stock options that were exercised on March 31, 2011; (iv) 474 shares of common stock issued upon exercise stock options that were exercised on April 14, 2011; (v) 474 shares of common stock issued upon exercise stock options that were exercised on April 28, 2011; and (vi) 237 shares of common stock issued upon exercise stock options that were exercised on May 26, 2011.

(27)
Includes (i) 333 shares of common stock issued upon exercise stock options that were exercised on March 3, 2011; (ii) 333 shares of common stock issued upon exercise stock options that were exercised on March 17, 2011; (iii) 333 shares of common stock issued upon exercise stock options that were exercised on March 31, 2011; (iv) 332 shares of common stock issued upon exercise stock options that were exercised on April 14, 2011; (v) 333 shares of common stock issued upon exercise stock options that were exercised on April 28, 2011; and (vi) 166 shares of common stock issued upon exercise stock options that were exercised on May 26, 2011.

(28)
Includes (i) 178 shares of common stock issued upon exercise stock options that were exercised on March 17, 2011; (ii) 154 shares of common stock issued upon exercise stock options that were exercised on March 31, 2011; (iii) 165 shares of common stock issued upon exercise stock options that were exercised on April 14, 2011; and (iv) 139 shares of common stock issued upon exercise stock options that were exercised on April 28, 2011.

(29)	Shares issued on December 2011 and February 2012 for services rendered. Clive Kabatznik has sole voting and dispositive power with respect to these securities.

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PLAN OF DISTRIBUTION

Each selling security holder of our common stock and any of their transferees, pledgees, assignees, donees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the stock exchange on which they are listed on the OTC Bulletin Board, if quoted on the OTC Bulletin Board, or in private transactions. These sales will be at a fixed price of $5.00 per share until the shares of common stock are listed on the OTC Bulletin Board, after which sales may be at prevailing market prices or privately negotiated prices. Selling security holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling security holder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

The selling security holders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because selling security holders may be deemed to be underwriters within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling security holders and/or the purchasers. Each selling security holder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling security holder’s business and, at the time of its purchase of such securities such selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling securityholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors-in-interest as selling security holders under this prospectus. Upon our company being notified in writing by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our company being notified in writing by a selling securityholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Chief Executive Officer is a guarantor on our revolving loan from Los Alamos National Bank, pursuant to which there is currently $50,000 outstanding.

During the year ended December 31, 2010 we had an outstanding loan from our Chief Executive Officer of $77,600.  At April 30, 2011 the loan amount was $142,700.  The loan was not evidenced by a written instrument, did not accrue interest and had no fixed repayment terms.  In April 2011, the amounts owed under the loan were exchanged for 25,035 additional shares of our Series A Preferred Stock and a warrant exercisable for 25,035 shares of our common stock.

On May 1, 2012, Mr. Roffman was issued ten year options exercisable at an exercise price of $.20 per share for 30,000 shares of common stock for his services as a director, of which 7,500 vested immediately upon grant and 1,250 vest monthly so long as he remains a director.
DESCRIPTION OF SECURITIES

General

Following the consummation of the Offering, assuming that the Offering is fully subscribed, the Company will have 4,302,270 shares of common stock outstanding. The Company currently has outstanding 4,302,270 shares of Common Stock, 341,607 shares of Series A preferred stock outstanding, warrants exercisable for 399,407 shares of common stock and options exercisable for 555,445 shares of common stock.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, of which 400,000 shares have been designated as Series A preferred stock and currently has 341,607 Shares of Series A preferred stock outstanding.

The Series A preferred stock has the following designations, preferences, and rights.

Dividend Rights. Holders of Shares of Series A preferred stock are entitled to receive a dividend of $0.46 for each share of Series A preferred stock on January 1 of each year (subject to pro-rations for any short year) payable in (i) cash; or (ii) fully paid and non-assessable shares of Common Stock of the Company at a price of $5.70 per Common Share, at the option of the holder. Holders shall be entitled to additional dividends only when, as and if declared by the Board of Directors of the Company. On February 14, 2012, we issued 10,650 shares of common stock to certain of our holders of shares of Series A preferred stock as payment of the dividend that was owed to them as of January 1, 2012 and $26,752 in cash to the holders that elected a cash payment.

Voting Rights. On any matter presented to the common stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of the stockholders in lieu of a meeting), each holder of outstanding Shares of Series A preferred stock is entitled to cast one vote for each share of Series A preferred stock held by such holder as of the record date for determining Stockholders entitled to vote on such matter. Except as provided by law, holders of Series A preferred stock shall vote together with holders of the Common Stock of the Company as a single class.

Liquidation Rights. In the event of any termination, liquidation, dissolution or winding up of the Company either voluntary or involuntary (a “Liquidation Event”), the holders of Shares of Series A preferred stock are entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of: (i) $5.70 per share, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A preferred stock been converted into Common Stock immediately prior to such Liquidation Event.  If upon any such Liquidation Event the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A preferred stock the full amount to which they shall be entitled under their liquidation rights, the holders of shares of Series A preferred stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Conversion Rights

Voluntary Conversion. Holders of Series A preferred stock may, at its election, convert each share of Series A preferred stock into that number of fully paid and non-assessable shares of Common Stock (or such other equity security of the Company for which all of its Common Stock has been exchanged or into which all of its Common Stock has been converted) equal to $5.70 per share.

Automatic (Mandatory) Conversion. Ten (10) trading days after delivery to the holders of written notice of conversion by the Company, each share of Series A preferred stock then outstanding shall, by virtue of such conditions and without any action on the part of a holder thereof, be deemed automatically converted into one (1) fully paid and non-assessable share of Common Stock (or such other equity security of the Company for which all of its Common Stock has been exchanged or into which all of its Common Stock has been converted), provided that the volume weighted average closing price of the Company’s Common Stock over the ten (10) trading days immediately preceding the date of the Company’s Notice is at least $10.00 per share.

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Redemption Rights

Voluntary Redemption. At any time after the date that the Company receives net cash proceeds of at least three million ($3,000,000) from litigation proceedings against the Managers of Los Alamos National Laboratory, a holder of Series A preferred stock may, at its election, redeem each share of Series A preferred stock at a price of $7.41 for each share of Series A preferred stock.

Involuntary Redemption. Thirty (30) days after delivery to the holders of written notice of redemption by the Company (the “Company’s Redemption Notice”) each share of Series A preferred stock then outstanding shall, by virtue of such conditions and without any action on the part of a holder thereof, be redeemed at a price of $7.41 for each share of Series A preferred stock.

Registration Rights. Not less than twenty one (21) days before Company files a Registration Statement (the “Company’s Registration Notice”), whether or not for sale for Company’s own account, on a form and in a manner that would permit registration of registrable securities, the Company shall deliver to holder written notice of intent to file such Registration Statement. Holder may, at its election, elect to include the underlying shares of Common Stock from such holder’s shares of Series A preferred stock in such Registration Statement.

Common Stock

We are authorized to issue 50,000,000 shares of common stock, of which 4,302,270 are issued and outstanding and 654,000 have been issued and remain as treasury shares.

Dividend Rights. The holders of the Common Stock are entitled to receive such dividends as may be declared from time to time by the Company’s Board of Directors out of funds legally available therefore. The sole source of funds available for the payment of dividends will be from any excess funds of the Company. The Company does not believe that there will be excess funds for the foreseeable future.

Voting Rights. The holders of the Common Stock are entitled to one vote per share on all matters to be voted upon by the Company’s stockholders and do not have cumulative voting rights in the election of directors.

Redemption and No Pre-emptive Rights. The Common Stock is not subject to redemption and stockholders of the Company do not have pre-emptive rights.

Liquidation Rights. Upon any Liquidation Event, after the payment of all debts and preferential amounts required to be paid to the holders of Shares of Series A preferred stock, the remaining assets of the Company available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

Warrants

As of the date hereof there are warrants exercisable for 399,407 shares of common stock outstanding.  Of such warrants, warrants exercisable for: (i) 316,572 shares of common stock were issued to investors in private placements in connection with the issuance of our Series A preferred stock; (ii) 42,800 shares of common stock were issued as fees in connection with the private placement; (iii) 15,000 shares of common stock were issued as fees for services and (iv) 25,035 shares of common stock were issued to Benjamin Warner in partial exchange for amounts owed to him.  The warrants, except for the 15,000 warrants issued as fees for services, which are exercisable at $2.00 per share, are exercisable at a price of $5.70 per share for a period of five years from issuance.

Options

As of the date hereof, there are options exercisable for 555,445 shares of our common stock issued under the 2005 Stock Option Plan.  All of the options were issued in consideration with the performance of services. All of the options have a ten-year life with the exception of one option exercisable for 250 shares of common stock issued in August 2008 that has a four-year life, three options issued in 2011 that have a two-year life, one option issued in 2012 with a thirteen month life and one option issued in 2012 with a three year life. All of the options are exercisable at a price of $5.71 per share with the exception of two options granted in 2005 which are exercisable for an aggregate of 30,000 shares of common stock at an exercise price of $2.00 per share, one option issued in February 2011 exercisable for 220,000 shares of common stock at an exercise price of $1.10 per share and one option issued in May 2012 exercisable for 30,000 shares of common stock  at an exercise price of $.20 per shareand one option issued in May 2012 exercisable for 6,000 shares of common stock at an exercise price of $4.00 per share. Options exercisable for 520,320 shares of common stock are vested, and the remaining options fully vest at various times throughout 2012 and 2014. In accordance with the terms of the 2005 Stock Option Plan options granted to employees that are not vested at the time of termination of employment shall terminate upon such termination and all options vested at the time of termination are exercisable for an additional one year from the date of termination unless otherwise extended by the Board of Directors.

Transfer Agent and Registrar

Our transfer agent and registrar is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

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EXPERTS

The consolidated financial statements of Caldera Pharmaceuticals, Inc. as of December 31, 2011 and 2010 included in this Preliminary Prospectus and in the Registration Statement have been so included in reliance on the reports of Sherb & Co., an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our Second Amended and Restated Articles of Incorporation, our Board of Directors may issue additional shares of common or preferred stock. Any additional issuance of common stock or the issuance of preferred stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management.  Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors was to determine that a takeover proposal was not in our best interest, shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;
•	putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or
•	effecting an acquisition that might complicate or preclude the takeover.

The Delaware Corporations and Associations Act (“Delaware Corporate Law”), with certain exceptions, permits a Delaware corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

Our Second Amended and Restated Articles of Incorporation provide that we shall indemnify our directors and executive officers to the fullest extent now or hereafter permitted by Delaware Corporate Law. The indemnification provided by Delaware Corporate Law and our Second Amended and Restated Certificate of Incorporation is not exclusive of any other rights to which a director or officer may be entitled.  The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Gracin & Marlow, LLP, New York, New York.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the common stock offered under this prospectus. It is our intent to become a reporting company under the Exchange Act, upon effectiveness of this prospectus. You may obtain reports, proxy statements and other information filed by Caldera Pharmaceuticals, Inc. with the SEC at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy statements, information statements and other information concerning Internal Fixation Systems, Inc. located at http://www.sec.gov. This prospectus does not contain all the information required to be in the registration statement (including the exhibits), which we have filed with the SEC under the Securities Act and to which reference is made in this prospectus.

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CALDERA PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2012 (Unaudited)	December 31, 2011
ASSETS

Current assets:
Cash	$180,195	$678,300
Accounts receivable, net	242,443	30,505
Prepaid expenses	46,872	15,616

Total current assets	469,510	724,421

Non-current assets:
Intangible assets, net	633,337	646,258
Plant and equipment, net	238,966	243,778

	872,303	890,036

TOTAL ASSETS	$1,341,813	$1,614,457

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)/EQUITY

Current liabilities:
Accounts payable	$527,394	$572,715
Other payables and accrued expenses	135,704	146,823
Loans payable	83,668	29,748
Dividends payable	38,804	87,457

Total current liabilities	785,570	836,743

Non-current liabilities:
Loans payable	233,532	241,204

	233,532	241,204

TOTAL LIABILITIES	1,019,102	1,077,947

Convertible Redeemable Preferred Stock
Series “A” Convertible Redeemable Preferred Stock, $0.001 par value, Authorized: 10,000,000 shares, 341,607 and 331,519 shares issued and outstanding at of March 31, 2012 and December 31, 2011, respectively, liquidation preference is $5.70 per share.	2,065,392	2,005,035

STOCKHOLDERS DEFICIT:
Common stock, $0.001 par value, authorized 50,000,000 shares and, 4,956,270 and 4,945,620 shares issued and, 4,302,270 and 4,291,620 outstanding as of March 31, 2012 and December 31, 2011 respectively.	4,957	4,946
Additional paid in capital	4,623,634	4,542,646
Treasury stock, at cost	(473)	(473)
Accumulated deficit	(6,370,799)	(6,015,644)

Total stockholder’s (deficit)/equity	(1,742,681)	(1,468,525)

TOTAL LIABILITIES AND STOCKHOLDERS DEFICIT	$1,341,813	$1,614,457

See notes to the unaudited consolidated financial statements

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CALDERA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Quarter ended March 31, 2012	Quarter ended March 31, 2011

Sales	$377,737	$291,644

Cost of sales	177,636	142,751

Gross profit	200,101	148,893

Operating expenses:
Selling, general and administrative expenses	478,491	456,732
Depreciation	19,092	15,880
Amortization	12,921	12,921
Total operating expenses	510,504	485,533

Operating loss	(310,403)	(336,640)

Other income/(expense)
Other income	-	-
Interest income	355	-
Interest expense	(3,446)	(4,989)

Total other income/(expense)	(3,091)	(4,989)

Loss before income tax	(313,494)	(341,629)

Provision for income taxes	-	-

Net loss	(313,494)	(341,629)

Deemed preferred stock dividends	(2,857)	(6,914)
Preferred stock dividends	(38,804)	(259)

Net loss applicable to common stock	$(355,155)	$(348,802)

Net loss per common stock: -
Basic and diluted	$(0.08)	$(0.07)

Weighted average number of common stock outstanding: -
Basic and diluted	4,298,642	4,886,778

See notes to the unaudited consolidated financial statements

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CALDERA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

	Common Stock		Treasury stock
	Number of shares	Amount	Amount	Additional Paid-in capital	Accumulated deficit	Total Stockholder’s Equity

Balance at December 31, 2011	4,291,620	$4,946	$(473)	$4,542,646	$(6,015,644)	$(1,468,525)

Unaudited:

Common stock issued in lieu of cash for preferred stock dividend	10,650	11	-	60,694	-	60,705

Fair value of stock options issued to employees	-	-	-	20,294	-	20,294

Net loss	-	-	-	-	(313,494)	(313,494)

Deemed preferred stock dividend	-	-	-	-	(2,857)	(2,857)

Preferred stock dividend	-	-	-	-	(38,804)	(38,804)

Balance at March 31, 2012	4,302,270	$4,957	$(473)	$4,623,634	$(6,370,799)	$(1,742,681)

See notes to the unaudited consolidated financial statements

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CALDERA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Quarter ended March 31, 2012	Quarter ended March 31, 2011

Cash flow from operating activities
Net loss	$(313,494)	$(341,629)
Adjustments for non-cash items:
Depreciation	19,092	15,880
Amortization	12,921	12,921
Stock based compensation payments	20,294	183,931

Changes in operating assets and liabilities:
Increase in accounts receivable	(211,938)	(4,725)
Increase in prepaid expenses	(31,256)	(36,330)
(Decrease)/increase in accounts payable	(45,321)	117,155
Decrease in other payables and accrued expenses	(11,119)	(27,198)

Net cash utilized by operating activities	(560,821)	(79,995)

Investing activities
Purchase of plant and equipment	(14,280)	(657)

Net cash used in investing activities	(14,280)	(657)

Financing activities
Advance on line of credit, net	50,000	-
Repayment of line of credit	-	(22)
Repayment of loan payable	(3,752)	(6,943)
Loan advanced by stockholder	-	62,000
Proceeds on Series “A” Preferred stock issued	57,500	126,950
Proceeds on Common stock options exercised	-	28,858
Preferred stock dividends paid	(26,752)	-

Net cash provided by financing activities	76,996	210,843

Net increase in cash	(498,105)	130,191

Cash at the beginning of the period	678,300	117,910

Cash at the end of the period	$180,195	$248,101

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$3,446	$4,989

Non cash investing and financing activities:
Common stock issued in lieu of preferred stock dividends	$60,705	$-

Deemed preferred stock dividends relating to warrants issued to preferred stock holders	$2,857	$6,914

See notes to the unaudited consolidated financial statements

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CALDERA PHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.	GENERAL INFORMATION

Caldera Pharmaceuticals, Inc. (“the Company”) is a Delaware corporation with principal offices in Los Alamos, New Mexico and Chicago, Illinois. The Company was incorporated in November 2003.

The Company is a drug discovery and pharmaceutical instrument company that is based on a proprietary x-ray fluorescence technology, called XRpro®. Caldera offers what it believes to be uniquely broad and simple technologies to evaluate drug molecules, which increases the efficiency of analyzing and evaluating drug molecules for safety and efficacy at an early and less expensive stage.

The Company has generated the majority of its revenues to date through Government research contracts and Government grants utilizing its proprietary x-ray fluorescence technology.

2.	ACCOUNTING POLICIES AND ESTIMATES

Basis of Presentation
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

In the opinion of management, all adjustments necessary to fairly present the results for the interim periods presented have been made. All adjustments made are of a normal and recurring nature and no non-recurring adjustments have been made in the presentation of these interim financial statements.

Consolidation
The consolidated financial statements include the financial statements of the Company and its subsidiaries in which it has a majority voting interest. Investments in affiliates are accounted for under the cost method of accounting, where appropriate. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements. The entities included in these consolidated financial statements are as follows:

Caldera Pharmaceuticals, Inc. (Parent Company)
XRpro Corp.

Estimates
The preparation of these financial statements in accordance with US GAAP requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, inventories, and recovery of long-lived assets. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements. Significant estimates include the allowance for doubtful accounts, the allowance for obsolete inventory, the useful life of plant and equipment and intangible assets, and assumptions used in assessing impairment of long-term assets.

All amounts referred to in the notes to the financial statements are in United States Dollars ($) unless stated otherwise.

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CALDERA PHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.	ACCOUNTING POLICIES AND ESTIMATES (continued)

Contingencies
Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against and by the Company or unasserted claims that may result in such proceedings, the Company’s management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Fair value of financial instruments
The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, loans payable, accounts payable and accrued expenses, and advances to suppliers approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with the accounting guidance.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

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CALDERA PHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.	ACCOUNTING POLICIES AND ESTIMATES (continued)

Recent accounting pronouncements
In January 2010, the FASB issued guidance to amend the disclosure requirements related to fair value measurements. The guidance requires the disclosure of roll forward activities on purchases, sales, issuance, and settlements of the assets and liabilities measured using significant unobservable inputs (Level 3 fair value measurements). The guidance became effective for us with the reporting period beginning July 1, 2011. Other than requiring additional disclosures, the adoption of this new guidance will not have a material impact on our financial statements.

In April 2010, the FASB issued ASU 2010-13, Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades – a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In May 2011, the FASB issued guidance to amend the accounting and disclosure requirements on fair value measurements. The new guidance limits the highest-and-best-use measure to nonfinancial assets, permits certain financial assets and liabilities with offsetting positions in market or counterparty credit risks to be measured at a net basis, and provides guidance on the applicability of premiums and discounts. Additionally, the new guidance expands the disclosures on Level 3 inputs by requiring quantitative disclosure of the unobservable inputs and assumptions, as well as description of the valuation processes and the sensitivity of the fair value to changes in unobservable inputs. The new guidance will be effective for us beginning January 1, 2012. Other than requiring additional disclosures, we do not anticipate material impacts on our financial statements upon adoption.

In June 2011, the FASB issued guidance on presentation of comprehensive income. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. Instead, an entity will be required to present either a continuous statement of net income and other comprehensive income or in two separate but consecutive statements. The new guidance will be effective for us beginning July 1, 2012 and will have presentation changes only.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Reporting by segment
No segmental information is presented as the Company only has one significant reporting segment that is Government Revenues.

Intangible assets

a)	License Agreements License agreements acquired by the Company are reported at acquisition value less accumulated amortization and impairments.
b)
Amortization
Amortization is reported in the income statement straight-line over the estimated useful life of the intangible assets, unless the useful life is indefinite. Amortizable intangible assets are amortized from the date that they are available for use. The estimated useful life of the license agreement is twenty years which is the term of the patent supporting the underlying license agreements

Assessment of an intangible asset’s residual value and useful life is performed annually.

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CALDERA PHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.	ACCOUNTING POLICIES AND ESTIMATES (continued)

Plant and equipment
Plant and equipment is stated at cost less accumulated depreciation.  Depreciation is computed using straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

Leasehold improvements	5 Years
Laboratory equipment	7 Years
Furniture and fixtures	10 Years
Computer equipment	3 Years
Motor vehicles (used)	2 Years

The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

We examine the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Concentrations of credit risk
The Company’s operations are carried out in the USA. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the USA and by the general state of the economy. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

Concentration of major customers
The Company currently derives substantially all of its revenues from Government research contracts and Government grants.

These Government research contracts are primarily from two government agencies, The Department of Defense and the National Institutes of Health. In addition to this, Federal grants under the Qualifying Therapeutic Discovery Project Credit were also received in 2011.

Revenues by major customer type are as follows:

	March 31, 2012	March 31, 2011

Department of Defense	$-	$149,790
National Institutes of Health	377,737	103,166
Federal Government Grants	-	38,688

	$377,737	$291,644

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CALDERA PHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.	ACCOUNTING POLICIES AND ESTIMATES (continued)

Accounts receivable and other receivables
We have a policy of reserving for uncollectible accounts based on our best estimate of the amount of probable credit losses in our existing accounts receivable.  We periodically review our accounts receivable and other receivables to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt.  Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The balance of the bad debt provision as at March 31, 2012 and December 31, 2011 was $0. The amount charged to bad debt provision for the quarters ended March 31, 2012 and 2011 was $0.

As a basis for accurately estimating the likelihood of collection has been established, we consider a number of factors when determining reserves for uncollectable accounts.   We believe that we use a reasonably reliable methodology to estimate the collectability of our accounts receivable. We review our allowances for doubtful accounts on a regular basis. We also consider whether the historical economic conditions are comparable to current economic conditions. If the financial condition of our customers or other parties that we have business relations with were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Cash and cash equivalents
For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. The Company maintains cash and cash equivalents with two financial institutions in the USA.

Revenue recognition
Revenue sources consist of government grants, government contracts and commercial development contracts.

We account for our long-term Firm Fixed Price Government contracts and grants associated with the delivery of  research on drug candidates, including efficacy, toxicity and pharmacokinetics testing, which collectively provide information concerning the likely feasibility of a drug candidate ultimately becoming approved by the US Food and Drug Administration, using the percentage-of-completion accounting method. Under this method, revenue is recognized based on the extent of progress towards completion of the long-term contract. We do not have any refund obligations on our Government contracts for our research conducted on drug candidates.

We generally use the cost-to-cost measure of progress for all of our long-term contracts, unless we believe another measure will produce a more reliable result. We believe that the cost-to-cost measure is the best and most reliable performance indicator of progress on our long-term contracts as all our contract estimates are based on costs that we expect to incur in performing our long-term contracts and we have not experienced any significant variations on estimated to actual costs to date. Under the cost-to-cost measure of progress, the extent of progress towards completion is based on the ratio of costs incurred-to-date to the total estimated costs at the completion of the long-term contract. Revenues, including estimated fees or profits are recorded as costs are incurred. .

When estimates of total costs to be incurred on a contract exceed total estimates of revenue to be earned, a provision for the entire loss on the contract is recorded in the period the loss is determined.

To a much lesser extent, we enter into fixed fee commercial development contracts that are not associated with the delivery of feasible research on drug candidates and the development of drug candidates. Revenue under such contracts is generally recognized upon delivery or as the development is performed.

Sales and Marketing
Sales and marketing expenses are minimal at present. These costs, if any, are expensed as incurred and included in Selling, general and administrative expenses. The Company expects to incur substantial sales and marketing expenses in future periods to promote its x-ray florescence equipment to drug discovery enterprises.

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CALDERA PHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.	ACCOUNTING POLICIES AND ESTIMATES (continued)

Research and Development
The remuneration of the Company’s research and development staff, materials used in internal research and development activities, and payments made to third parties in connection with collaborative research and development arrangements, are all expensed as incurred.  Where the company makes a payment to a third party to acquire the right to use a product formula which has received regulatory approval, that payment is accounted for as the acquisition of a license or patent and is capitalized as an intangible asset and amortized over the shorter of the remaining license period or patent life.

The amount expensed for unrecovered research costs, included in selling, general and administrative expenses during the quarter ended March 31, 2012 was $17,865.

Patent Costs
Legal costs in connection with approved patents and patent applications are expensed as incurred and classified as selling, general and administrative expense in our consolidated statement of operations.

Share-Based Compensation
Share-based compensation cost is measured at the grant date, based on the estimated fair value of the award and is recognized as expense over the employee's requisite service period on a straight-line basis. Share-based compensation expense recognized in the consolidated statements of operations for the quarter ended March 31, 2012 and 2011 is based on awards ultimately expected to vest and has been reduced for estimated forfeitures. This estimate will be revised in subsequent periods if actual forfeitures differ from those estimates. We have no awards with market or performance conditions.

Income Taxes
The Company utilizes SFAS No. 109, Accounting for Income Taxes, included in the Codification as ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Net Loss per Share
Basic net loss per share is computed on the basis of the weighted average number of common stock outstanding during the period.

Diluted net income per share is computed on the basis of the weighted average number of common stock and common stock equivalents outstanding. Dilutive securities having an anti-dilutive effect on diluted net income per share are excluded from the calculation.

Dilution is computed by applying the treasury stock method for options and warrants. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Dilution is computed by applying the if-converted method for convertible preferred stocks. Under this method, convertible preferred stock is assumed to be converted at the beginning of the period (or at the time of issuance, if later), and preferred dividends (if any) will be added back to determine income applicable to common stock. The shares issuable upon conversion will be added to weighted average number of common stock outstanding. Conversion will be assumed only if it reduces earnings per share (or increases loss per share).

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CALDERA PHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.	ACCOUNTING POLICIES AND ESTIMATES (continued)

Comprehensive income
Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income.

Related parties
Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company shall disclose all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

3.	GOING CONCERN

As shown in the accompanying financial statements, the Company incurred a net loss of $355,155 and $348,802 during the quarters ended March 31, 2012 and 2011, respectively. As of March 31, 2012, the Company had an accumulated deficit of $6,370,799. The Company had a working capital deficiency of $316,060 at March 31, 2012. These operating losses and working capital deficiency create an uncertainty about the Company’s ability to continue as a going concern. Although no assurances can be given, management of the Company believes that potential additional issuances of equity or other potential financing will provide the necessary funding for the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company is economically dependent upon future capital contributions or financing to fund ongoing operations.

4.	INTANGIBLE ASSETS

Licenses
In terms of an Exclusive Patent License agreement covering national and international patents entered into with the Los Alamos National Security LLC. Dated September 8, 2005, the Company has the exclusive right to the use of certain patents covering the following:

●	Method for Detecting Binding Events Using Micro X-Ray Fluorescence Spectrometry;
●	Flow Method and Apparatus for Screening Chemicals Using Micro X-Ray Fluorescence;
●	Method and Apparatus for Detecting Chemical Binding;
●	Drug Development and Manufacturing.

The agreement provides for a term as long as the last surviving patent which is generally a twenty year period from the date of first application.

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NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

4.	INTANGIBLE ASSETS (continued)

In terms of the agreement, The Company issued shares to the Licensor equal to 3% of the issued equity of the Company. The agreement contains anti-dilutive clauses that will ensure that the Licensor maintains at least a 3% shareholding in the Company until the Company achieves equity financing of at least $20 million.  The anti-dilutive clauses do not result in a freestanding instrument as they are directly linked to the shareholding that the Licensor currently holds in the Company. Should any percentage of that shareholding be sold to third parties, prior to the triggering of any anti-dilution event, the anti-dilution clause will be void for that percentage of the shareholding sold to third parties. As of March 31, 2012, the Company has not yet raised the requisite amount of financing.  The Licensor continued to hold, at a minimum 3% of the Company’s common stock.

The agreement has termination provisions as follows; i) at the option of the Licensor; If the Company fails to deliver any reports that are due, fails to pay any royalties or fees due, breaches any material clause of the agreement, or failure to inform the Licensor of a petition to file for voluntary or involuntary bankruptcy; ii) at the option of the Licensee by giving 90 days written notice to the Licensor.

The agreement further provides for an annual royalty to be paid to the Licensee at a rate of 2% per annum on net sales, excluding any sales to Government agencies. The agreement provided for a minimum fee payment of $25,000 per annum for the financial years ended December 31, 2006 to December 31, 2010. Thereafter the minimum fee payment increases to $50,000 per annum up until December 31, 2022. The fee will be deducted from any royalties due in excess of the fee due for that financial year.

Future annual minimum payments required under license agreement obligations at March 31, 2012, are as follows:

Amount

2013	$50,000
2014	50,000
2015	50,000
2016	50,000
2017 and thereafter	300,000

Total	$500,000

Licenses consist of the following:

	March 31, 2012	December 31, 2011

Licenses, at cost	$972,000	$972,000
Less: Accumulated amortization	(338,663)	(325,742)

	$633,337	$646,258

The aggregate amortization expense charged to operations was $12,921 and $12,921 for the quarters ended March 31, 2012 and 2011, respectively. The amortization policies followed by the company are described in Note (2).

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NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

4.	INTANGIBLE ASSETS (continued)

Amortization expense for the future years is summarized as follows:

Amount

2012	$38,763
2013	51,684
2014	51,684
2015	51,684
2016	51,684
2017 and thereafter	387,838
Total	$633,337

Patents
The Company has various patents pending or registered in its name. These patents have been internally generated and all costs associated with the research and development of these patents has been expensed.

The patents assigned to Caldera are as follows:

●	Well Plate – apparatus for preparing samples for measurement by x-ray fluorescence spectrometry. Patent filed August 15, 2008
●	Method and Apparatus for measuring Protein Post Translational Modification. Patent filed September 26, 2008.
●	Method and Apparatus for Measuring Analyte Transport across barriers. Patent filed July 1, 2009.

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CALDERA PHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

5.	PLANT AND EQUIPMENT

Plant and equipment consists of the following:

	March 31, 2012	December 31, 2011

Leasehold improvements	$6,393	$6,393
Furniture and fittings	7,114	7,114
Laboratory equipment	464,180	462,434
Computer equipment	29,925	29,330
Vehicles	11,939	-

Total	519,551	505,271
Accumulated depreciation	(280,585)	(261,493)
	$238,966	$243,778

The aggregate depreciation charge to operations was $19,092 and $15,880 for the quarters ended March 31, 2012 and 2011 respectively. The depreciation policies followed by the company are described in Note (2).

6.	OTHER PAYABLES AND ACCRUED EXPENSES

	March 31, 2012	December 31, 2011

Credit card liabilities	$19,550	$15,750
Vacation and Sick Pay accrual	104,336	100,771
Payroll liabilities	9,718	28,202
Other	2,100	2,100

	$135,704	$146,823

7.	LOANS PAYABLE

	March 31, 2012	December 31, 2011
Short term portion
Los Alamos County Loan	$33,668	$29,748
Los Alamos National Bank	50,000	-
	83,668	29,748
Long term portion
Los Alamos County Loan	233,532	241,204
	$317,200	$270,952

The amortization of the principal outstanding on the Loans payable is as follows:

Amount

2012	$75,996
2013	31,270
2014	32,869
2015	34,551
2016	36,319
2017 and thereafter	106,195
Total	$317,200

Los Alamos County Loan
The Company entered into a Project Participation Agreement (as Amended) and a Loan Agreement with the Incorporated County of Los Alamos as of September 21, 2006. The Agreement provided for funding up to a maximum of $2,200,000 for the construction of a building and purchase of equipment. The maximum amount of equipment to be funded out of the total available loan of $2,200,000 was $625,000. The term of the loan is 13 years. The loan agreement provided for no repayments for 36 months with 120 equal monthly repayments commencing on September 21, 2009. The interest rate on the loan is 5% per annum. The assets funded in terms of the Project Participation Agreement and the Loan Agreement is to be used as security for the balance of the loan outstanding. The Company made use of the loan to purchase assets amounting to $302,009 during the 2007 financial year. Repayments of the loan commenced on September 21, 2009 at an interest rate of 5% per annum with equal monthly repayments of $3,546.87.

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CALDERA PHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

7.	LOANS PAYABLE (continued)

Los Alamos National Bank
The Company entered into a one year revolving draw loan with Los Alamos National Bank as of April 23, 2010 with a principal available of $300,000. The Company drew $86,800 on the loan on April 23, 2010, utilizing $50,000 to repay the balance outstanding on loan 1 above. The loan bears interest at a coupon of the Wall Street Journal Prime rate plus 1% with a floor of 6% per annum. This loan is secured by inventory, accounts receivable and other rights to payments, instruments, documents and other Chattel paper, general intangibles and fixed assets. Interest is payable quarterly.

The Company entered into a one year revolving draw loan with Los Alamos National Bank for $750,000 as of May 23, 2011. The loan bears interest at a coupon of the Wall Street Journal Prime rate plus 1% with a floor of 4.75% per annum. This loan is secured by inventory, Accounts and other rights to payments, instruments, documents and other Chattel paper, general intangibles and fixed assets. Interest is payable quarterly. The Company drew $50,000 under this facility during February 2012. We have received verbal confirmation from Los Alamos National Bank that this facility has been renewed on substantially the same terms and conditions as the existing facility. Los Alamos National Bank is in the process of preparing the loan documentation for signature by us.

8.	OTHER STOCKHOLDERS’ EQUITY

The authorized capital of the company was increased by 10,000,000 preferred shares of $0.001 each on March 14, 2011 in terms of a restated and amended articles of Incorporation. The articles of Incorporation were subsequently amended on April 10, 2012 to change the designation of all of the 10,000,000 preferred shares of $0.001 each, from Series “A” 8% Convertible Preferred shares to 400,000 Series “A” 8% Convertible Preferred shares of $0.001 each. The remaining 9,500,000 preferred shares remain undesignated.

Series “A” 8% Convertible Preferred Stock and Common Stock Purchase Warrants
In terms of a private placement memorandum dated June 24, 2011 an additional 10,088 units of series "A" convertible preferred stock (“Preferred Stock”) and common stock purchase warrants were issued during January 2012, to Series "A" preferred stockholders at a par value of $0.001 per share for a total consideration of $57,500. The Preferred Stock will convert to common stock of the Company at a price of $5.70 per Common Stock subject to adjustment for stock splits, stock dividends and any further recapitalizations. The Preferred Stock is subject to voluntary conversion at the option of the stockholder at any time and is mandatory convertible at the option of the Company provided the Company’s common stock is trading on a recognized stock exchange or Over the Counter Bulletin Board and the volume weighted average price of the Company’s common stock is at least $10 per share, subject to stock splits, stock dividends and recapitalizations.

A fair market value for the common stock purchase warrants was performed using the Black-Scholes valuation model and a further $2,857 was credited to the value of the preferred stock as a deemed dividend during the quarter, see note 10 below.

The Preferred Stock Holders will receive warrants to purchase shares of the Company’s common stock equal to 100% of the number of shares that they would receive upon conversion of the Preferred stock into common stock at an exercise price of $5.70 per share. The Warrants will expire five years after date of issuance. The Warrants are not transferable separately from the Preferred Stock without the consent of the Company and an opinion of Counsel satisfactory to the Company.

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CALDERA PHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

8.	OTHER STOCKHOLDERS’ EQUITY (continued)

Should the Company receive net proceeds of at least $3 million from litigation proceedings against the managers of Los Alamos National Laboratory; the Preferred Stock holder will have the option to redeem the Preferred Stock equal to 130% of the price per share of $5.70. The Company also has the option to redeem the Preferred Stock at a price equal to 130% of the price per share of $5.70 at any time after giving the investors notice and allowing them to exercise their conversion rights into common stock 30 days after notice has been received. The Company is not obligated to pursue the litigation against Los Alamos National Laboratory but is doing so based on its belief that it will have a successful outcome.

The liquidation rights of the Preferred stock is the greater of $5.70 per share plus any unpaid dividends or an amount that would have been payable had all shares of Series A Preferred Stock converted into common stock immediately prior to liquidation.

The Preferred stock carries an 8% cumulative, non-compounded dividend payable on January 31, each year. In cash or in kind at the option of the Preferred Stock holder. For any other dividends or distributions, the Preferred Stock is treated on an as converted basis.

9.	COMMON STOCK

Common stock consists of 50,000,000 authorized shares of $0.001 each.

During the quarter ended March 31, 2012 a further 10,650 shares of common stock were issued at $5.70 per share for a total of $60,705 in lieu of preferred stock dividends which were due at January 31, 2012.

10.	WARRANTS

During the current quarter, warrants were issued to investors in conjunction with the Series "A" Preferred Stock.

The fair value of these warrants is determined using the Black-Scholes model. The following weighted average assumptions were used:

	Quarter ended March 31, 2012	Year ended December 31, 2011

Risk-free interest rate	0.04% to 0.11%	0.01% to 0.15%
Expected life of the warrants	5 Years	5 Years
Expected volatility of the underlying stock	120%	128%
Expected dividend rate	0%	0%

A fair market value for these warrants of $2,857 was recorded as a deemed preferred stock dividend during the quarter.

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CALDERA PHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

10.	WARRANTS (continued)

At March 31, 2012, outstanding warrants to purchase shares of common stock are as follows:

Warrants	Exercise Price	Expiration Date

22,272	$5.70	March 2016
108,983	$5.70	April 2016
86,404	$5.70	May 2016
35,000	$5.70	June 2016
40,000	$5.70	July 2016
35,088	$5.70	September 2016
46,572	$5.70	October 2016
15,000	$2.00	October 2016
10,088	$5.70	January 2017

399,407

11.	STOCK BASED COMPENSATION

In October 2005, the Company's Board of Directors adopted the Caldera Pharmaceuticals, Inc. 2005 Stock Option Plan (the "Plan"), which permits awards of incentive and nonqualified stock options and other forms of incentive compensation to employees and non-employees such as directors and consultants. The Board has 3, 000,000 shares of common stock for issuance upon exercise of grants made under the Plan. Options granted under the Plan vest either immediately or over a period of up to two years, and expire 4 years to 10 years from the grant date. At March 31, 2012, 2,481,555 shares were available for future grant under the Incentive Plan.

Stock option based compensation expense for the quarters ended March 31, 2012 and 2011 totaled $20,294 and $183,931, respectively. The Company expenses the value of stock options as earned. The fair value of the options granted is determined using the Black-Scholes option-pricing model. The following weighted average assumptions were used:

	Quarter ended March 31, 2012	Year ended December 31, 2011

Risk-free interest rate	0.04% to 0.11%	0.01% to 0.15%
Expected life of the options	5 years	5 Years
Expected volatility of the underlying stock	120%	128%
Expected dividend rate	0%	0%

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CALDERA PHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

11.	STOCK BASED COMPENSATION (continued)

As noted above, the fair value of stock options is determined by using the Black-Scholes option-pricing model. For all options granted since October 1, 2005 the Company has generally used option terms of between 4 to 10 years, with 5 years representing the estimated life of options granted. The volatility of the common stock is estimated using historical data of companies similar in size and in the same industry as Caldera Pharmaceuticals.  The risk-free interest rate used in the Black-Scholes option-pricing model is determined by reference to historical U.S. Treasury constant maturity rates with short-term maturities of no more than three months. An expected dividend yield of zero is used in the option valuation model, because the Company does not expect to pay any cash dividends in the foreseeable future. At March 31, 2012, the Company does not anticipate any awards will be forfeited in the calculation of compensation expense due to the limited number of employees that receive stock option grants.

No options were canceled for the quarter ended March 31, 2012.

A summary of all of our option activity as of March 31, 2012 and December 31, 2011 and changes in options outstanding under the plans during the quarter ended March 31, 2012 are as follows:

	Shares	Exercise price per share	Weighted average exercise price

Outstanding January 1, 2011	285,500	$2.00 - $5.71	$5.13
Granted	477,500	$1.10 - $5.71	$1.46
Forfeited/Cancelled	(235,000)	$1.10 - $5.71	$1.16
Exercised	(9,555)	$5.71	$5.71

Outstanding December 31, 2011	518,445	$1.10 - $5.71	$3.54
Granted	-	-	-

Outstanding March 31, 2012	518,445	$1.10 - $5.71	$3.54

Stock options outstanding at March 31, 2012 and December 31, 2011 as disclosed in the above table, have $0 and  $0 intrinsic value, respectively.

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CALDERA PHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

11.	STOCK BASED COMPENSATION (continued)

The following tables summarize information about stock options outstanding at March 31, 2012:

	Options Outstanding			Options Exercisable
Exercise Price	Number of shares	Weighted average remaining contractual years	Weighted Average Exercise Price	Number of Shares	Weighted Average exercise Price

$1.10	220,000	8.92	$1.10	220,000	$1.10
$2.00	30,000	3.67	$2.00	30,000	$2.00
$5.71	268,445	6.45	$5.71	249,695	$5.71

	518,445	7.34	$3.54	499,695	$3.46

No options were granted during the first quarter of 2012. The weighted-average grant-date fair values of options granted during the first quarter of 2011 were $0.43. As of March 31, 2012 there were unvested options to purchase 18,750 shares of common stock. Total expected unrecognized compensation cost related to such unvested options is $23,137, which is expected to be recognized over a weighted–average period of 4 months.

12.	NET LOSS PER COMMON SHARE

Basic loss per share is based on the weighted-average number of common shares outstanding during each period. Diluted loss per share is based on basic shares as determined above plus the incremental shares that would be issued upon the assumed exercise of in-the-money stock options and warrants using the treasury stock method and the conversion of convertible preferred stock into common stock. The computation of diluted net loss per share does not assume the issuance of common shares that have an anti-dilutive effect on net loss per share. For the quarters ended March 31, 2012 and 2011, all stock options, convertible preferred stock and warrants were excluded from the computation of diluted net loss per share. Dilutive shares which could exist pursuant to the exercise of outstanding stock instruments and which were not included in the calculation because their affect would have been anti-dilutive are as follows:

	Year ended December 31, 2011 (Shares)	Quarter ended March 31, 2011 (Shares)

Options to purchase shares of common stock	518,445	740,446
Series “A” Convertible Preferred stock	341,607	22,272
Warrants	399,407	22,272

	1,259,459	784,990

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CALDERA PHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

13.	OPERATING LEASES

The Company extended its existing office lease effective November 1, 2010. The monthly rent amounts to $4,928 per month and the lease terminates in October 2013.

The Company entered into an office sub-lease agreement with Greg Rzepczynski & Associates, LTD effective September1, 2011. The monthly rent amounts to $4,000 per month and the lease expires in September 2012. This lease agreement was terminated by mutual consent of the parties effective January 31, 2012.

Future annual minimum payments required under operating lease obligations at March 31, 2012, are as follows:

Amount

2012	44,643
2013	50,753
Total	$95,396

14.	LITIGATION

Los Alamos National Security Suit

The Company filed suit against the Regents of the University of California and Los Alamos National Security LLC in California Superior Court in San Francisco in December 2007. This suit alleged (i) breach of contract and (ii) fraud in connection with an exclusive Patent Licensing Agreement (the “Agreement”) originally entered into between the Company and the Regents in September 2005. In April 2006, the Regents assigned the Agreement to LANS. The Company alleges that  the defendants made false representations that were critical to its decision to enter into the Agreement including: (i) the Regents was the lawful owner of the patent rights covered by the Agreement; and (ii) the Regents would prosecute and maintain these patent rights and notify the Company if it decided to abandon them. The Company also alleges that the Regents and LANS improperly competed with the Company in violation of the exclusivity provision of the Agreement.  The Company is seeking relief for compensatory damages  in excess of $600 million, as well as exemplary and punitive damages, interest, and costs. This suit was dismissed for reason of lack of subject matter jurisdiction by the California Superior Court in 2010. On April 24, 2012, the trial Court’s dismissal for lack of subject matter jurisdiction was reversed in full by the California Court of Appeal.

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CALDERA PHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

14.	LITIGATION (continued)

Los Alamos National Security Suit (continued)

In October 2010, the Company filed suit against LANS and seven other co-defendants in the United States District Court For the Northern District of Illinois Eastern Division alleging the following: (i) breach of contract; (ii) fraud; (iii) intentional interference with contractual relations; (iii) legal malpractice; and other related claims in connection with the September 2005Agreement. In April 2006, the Regents assigned the Agreement to LANS. The Company alleges the defendants made false representations that were critical to its decision to enter into the Agreement including: (i) the Regents was the lawful owner of the patent rights covered by the Agreement; and (ii) the Regents would prosecute and maintain these patent rights and notify the Company if it decided to abandon them. The Company also believes that LANS and other co-defendants improperly competed with the Company. In addition, the Company believes that two of the co-defendants, both in-house patent attorneys for LANS, breached their professional duties. The Company is seeking relief including compensatory damages in excess of $600 million, as well as exemplary and , punitive damages, interest and costs. In January 2012, this case was ordered to be transferred to Federal Court in New Mexico. In February 2012, the case was transferred to Federal Court in New Mexico. On May 4, 2012 LANS filed counterclaims in New Mexico Federal Court against the Company and Dr. Warner making various claims of ownership to the Company’s existing intellectual property and seeking unspecified damages. The Company believes these counterclaims to be wholly without merit, and intends to vigorously defend against them.  No assurance can be given as to the ultimate outcome of these actions or their effect on the Company.  If the Company is not successful in its defense of these counterclaims it would have a material adverse effect on the pending litigation, the Company and its operations.

In September 2011, the Company filed suit against the Regents  and LANS in the Circuit Court of Cook County, Illinois. LANS removed the case to United States District Court for the Northern District of Illinois Eastern Division, Case # 11-CV-07259. The Company's complaint alleges the following: (i) breach of contract; (ii) breach of the implied covenant of good faith; (iii) fraud; and (iv) fraudulent inducement, in connection with the September 2005 Agreement the Regents assigned to LANS in April 2006. The Company alleges that  the defendants breached a License Agreement, and made false representations that were critical to the Company's decision to enter into the Agreement. The Company also alleges that the Regents and LANS improperly competed with the Company in violation of the exclusivity provision of the Agreement.  The Company is seeking relief for compensatory damages in excess of $600 million, as well as exemplary and punitive damages, interest, and costs. In March 2012, the Company filed a motion to remand the case to the Circuit Court of Cook County, and on May 11, 2012 the case was remanded to the Circuit Court of Cook County.

Seddie Bastanipour and Joel Bellows Suit

In October 2008, Seddie Bastanipour and Joel Bellows filed suit against the Company, our Chief Executive Officer, Dr. Benjamin Warner, and a former consultant to the Company, Sigmund Eisenchenk. Joel Bellows provided legal services to the Company through his legal firm, Bellows and Bellows P.C. The suit was filed in the Circuit Court of Cook County, Illinois and alleged the following: (i) Violation of Illinois Securities Act of 1953; (ii) Violation of Illinois Consumer Fraud Act; and (iii) Common Law Fraud, in connection with aggregate investments of $218,000 in the Company’s common stock claimed by Bastanipour and Bellows. They are seeking compensatory damages, costs and expenses. The Company does not believe Bellows will prevail on any of the alleged complaints. In December 2011, the Company completed an amicable settlement with Bastanipour.

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CALDERA PHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

14.	LITIGATION (continued)

Seddie Bastanipour and Joel Bellows Suit (continued)

In March, 2010, the Company filed suit against Joel Bellows and Bellows and Bellows P.C. in the United States District Court for the District of New Mexico alleging the following: (i) Breach of Contract; (ii) Negligence; (iii) Breach of Fiduciary Duty; (iv) Fraud; and (v) Tortious Interference with Contract. The aforementioned complaints relate to legal services provided by Bellows and Bellows P.C. for the Company. The Company is seeking compensatory damages, punitive damages, interest, costs and fees. A hearing date was initially set for this proceeding for June 2012 but has since been postponed, and we are engaged in settlement discussions.

In December 2010, the Company filed suit against Seddie Bastanipour and Peter Baltrus for breach of contract and negligence when they were performing accounting services on behalf of the Company which resulted in an IRS penalty. In December 2011, the Company completed an amicable settlement with Bastanipour that is subject to confidentiality restraints and she is no longer party to either suit. The settlement did not have a material impact on our financial position. Baltrus claims to have been working for Bellows (see above) at all relevant times; the case against Peter Baltrus continues.

The Company has entered into further settlement discussions with Peter Baltrus.

No accrual has been made for this matter because it is not probable that a loss has been incurred and we are unable to estimate what the outcome of the matter would be, accordingly an estimate of the possible loss or range of loss cannot be made.

15.	SUBSEQUENT EVENTS

Subsequent to the quarter end the company granted the following stock options, i) to Edward Roffman, a director of the Company, 30,000 options at an exercise price of $0.20 per share, of which 8,750 have vested by June 1, 2012 with the remaining options vesting at a rate of 1,250 per month, ii) to another employee, 6,000 options at an exercise price of $4.00 per share which vested immediately, and iii) two other employees were granted options for 500 shares each at an exercise price of $5.71, these options vest on August 31, 2012.

Other than as disclosed above, the Company has evaluated subsequent events through the date the financial statements were issued, and has concluded that no such events or transactions took place that would require disclosure herein.

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7900 Glades Road., Suite 540 Boca Raton, Florida 33434 Tel. 561-886-4200 Fax. 561-886-3330 e-mail:info@sherbcpa.com Offices in New York and Florida

Certified Public Accountants

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Caldera Pharmaceuticals, Inc.

We have audited the accompanying balance sheets of Caldera Pharmaceuticals, Inc. as of December 31, 2011 and 2010 and the related statements of operations and changes in stockholders’ equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Caldera Pharmaceuticals, Inc. as of December 31, 2011 and 2010 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company has suffered losses from operations, has a stockholder’s deficit and has a negative working capital all of which raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida
April 20, 2012

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CALDERA PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2011	December 31, 2010
ASSETS

Current assets:
Cash	$678,300	$117,910
Accounts receivable, net	30,505	264,488
Prepaid expenses	15,616	3,010

Total current assets	724,421	385,408

Non-current assets:
Intangible assets, net	646,258	697,942
Plant and equipment, net	243,778	255,105

	890,036	953,047

TOTAL ASSETS	$1,614,457	$1,338,455

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)/EQUITY

Current liabilities:
Accounts payable	$572,715	$290,891
Other payables and accrued expenses	146,823	125,604
Loans payable	29,748	116,084
Loans from related parties	-	77,600
Dividends payable	87,457	-

Total current liabilities	836,743	610,179

Non-current liabilities:
Loans payable	241,204	270,952

	241,204	270,952

TOTAL LIABILITIES	1,077,947	881,131

Convertible Redeemable Preferred Stock
Series “A” Convertible Redeemable Preferred Stock, $0.001 par value, Authorized: 10,000,000 shares, 331,519 shares issued and outstanding at of December 31, 2011, liquidation preference is $5.70 per share.	2,005,035	-

STOCKHOLDERS (DEFICIT)/EQUITY:
Common stock, $0.001 par value, authorized 50,000,000 shares and 10,000,000, and, 4,945,620 and 4,886,065 shares issued and, 4,291,620 and 4,886,065 outstanding as of December 31, 2011 and 2010, respectively.	4,946	4,886
Additional paid in capital	4,542,646	4,112,317
Treasury stock, at cost	(473)	-
Accumulated deficit	(6,015,644)	(3,659,879)

Total stockholder’s (deficit)/equity	(1,468,525)	457,324

TOTAL LIABILITIES AND STOCKHOLDERS (DEFICIT)/EQUITY	$1,614,457	$1,338,455

See notes to the consolidated financial statements

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CALDERA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31, 2011	Year ended December 31, 2010

Sales	$554,804	$1,641,582

Cost of sales	342,850	760,728

Gross profit	211,954	880,854

Operating expenses:
Selling, general and administrative expenses	2,238,810	1,609,847
Depreciation	67,383	64,012
Amortization	51,684	51,683
Total operating expenses	2,357,877	1,725,542

Operating loss	(2,145,923)	(844,688)

Other income/(expense)
Other income	8,283	-
Interest income	1,093	9
Interest expense	(16,376)	(20,203)

Total other income/(expense)	(7,000)	(20,194)

Loss before income tax	(2,152,923)	(864,882)

Provision for income taxes	-	-

Net loss	(2,152,923)	(864,882)

Deemed preferred stock dividends	(115,385)	-
Preferred stock dividends	(87,457)	-

Net loss applicable to common stock	$(2,355,765)	$(864,882)

Net loss per common stock: -
Basic and diluted	$(0.49)	$(0.19)

Weighted average number of common stock outstanding: -
Basic and diluted	4,802,329	4,549,502

See notes to the consolidated financial statements

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CALDERA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

	Common Stock		Treasury stock Amount
	Number of shares	Amount		Additional Paid-in capital	Accumulated deficit	Total Stockholder’s Equity

Balance at January 1, 2010	4,471,565	$4,472	$-	$3,578,187	$(2,794,997)	$787,662

Stock issued in terms of settlement agreement between shareholders during October 2010	90,000	90	-	33,950	-	34,040

Issuance of common stock as compensation for consulting fees	324,500	324	-	178,152	-	178,476

Fair value of stock options issued to employees	-	-	-	322,028	-	322,028

Net loss	-	-	-	-	(864,882)	(864,882)

Balance at December 31, 2010	4,886,065	4,886	-	4,112,317	(3,659,879)	457,324

Stock options exercised	9,555	10	-	54,549	-	54,559

Issuance of common stock as compensation for consulting fees	50,000	50	-	27,450	-	27,500

Fair value of stock options issued to employees	-	-	-	342,342	-	342,342

Fair value of warrants issued for consulting fees	-	-	-	5,988	-	5,988

Treasury stock purchased	(654,000)	-	(473)	-	-	(473)

Net loss	-	-	-	-	(2,152,923)	(2,152,923)

Deemed preferred stock dividend	-	-	-	-	(115,385)	(115,385)

Preferred stock dividend	-	-	-	-	(87,457)	(87,457)

Balance at December 31, 2011	4,291,620	$4,946	$(473)	$4,542,646	$(6,015,644)	$(1,468,525)

See notes to the consolidated financial statements

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CALDERA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31, 2011	Year ended December 31, 2010

Cash flow from operating activities
Net loss	$(2,152,923)	$(864,882)
Adjustments for non-cash items:
Depreciation	67,383	64,012
Amortization	51,684	51,683
Stock based compensation payments	375,830	500,504

Changes in operating assets and liabilities:
Decrease/(increase) in accounts receivable	233,983	(30,368)
(Increase)/decrease in prepaid expenses	(12,606)	43,718
Increase in accounts payable	281,824	248,662
Increase in other payables and accrued expenses	21,219

Net cash (utilized)/provided by operating activities	(1,133,606)	13,329

Investing activities
Purchase of plant and equipment	(56,056)	(6,144)

Net cash used in investing activities	(56,056)	(6,144)

Financing activities
Advance on line of credit, net	-	35,997
Repayment of line of credit	(87,784)	-
Repayment of loan payable	(28,300)	(30,469)
Repayment of stockholders loan	(77,600)	(7,339)
Loan advanced by stockholder	-	66,600
Proceeds on Series “A” Preferred stock issued	1,889,650	-
Proceeds on Common stock options exercised	54,559	-
Treasury stock purchases	(473)	-

Net cash provided by financing activities	1,750,052	64,789

Net increase in cash	560,390	71,974

Cash at the beginning of the period	117,910	45,936

Cash at the end of the period	$678,300	$117,910

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$16,376	$20,203

Non cash investing and financing activities:
Common stock issued for settlement of debt	$-	$34,040
Deemed preferred stock dividend relating to warrants issued to preferred stockholders	$115,385	$-

See notes to the consolidated financial statements

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CALDERA PHARMACEUTICALS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	GENERAL INFORMATION

Caldera Pharmaceuticals, Inc. (“the Company”) is a Delaware corporation with principal offices in Los Alamos, New Mexico and Chicago, Illinois. The Company was incorporated in November 2003.

The Company is a drug discovery and pharmaceutical instrument company that is based on a proprietary x-ray fluorescence technology, called XRpro®. Caldera offers what it believes to be uniquely broad and simple technologies to evaluate drug molecules, which increases the efficiency of analyzing and evaluating drug molecules for safety and efficacy at an early and less expensive stage.

The Company has generated the majority of its revenues to date through Government research contracts and Government grants utilizing its proprietary x-ray fluorescence technology.

2.	ACCOUNTING POLICIES AND ESTIMATES

Basis of Presentation
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

Consolidation
The consolidated financial statements include the financial statements of the Company and its subsidiaries in which it has a majority voting interest. Investments in affiliates are accounted for under the cost method of accounting, where appropriate. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements. The entities included in these consolidated financial statements are as follows:

Caldera Pharmaceuticals, Inc (Parent Company)
XRpro Corp.

Estimates
The preparation of these financial statements in accordance with US GAAP requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, inventories, and recovery of long-lived assets. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements. Significant estimates include the allowance for doubtful accounts, the allowance for obsolete inventory, the useful life of property and equipment and intangible assets, and assumptions used in assessing impairment of long-term assets.

All amounts referred to in the notes to the financial statements are in United States Dollars ($) unless stated otherwise.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	ACCOUNTING POLICIES AND ESTIMATES (continued)

Contingencies
Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against and by the Company or unasserted claims that may result in such proceedings, the Company’s management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Fair value of financial instruments
The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, loans payable, accounts payable and accrued expenses, and advances to suppliers approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with the accounting guidance.
ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	ACCOUNTING POLICIES AND ESTIMATES (continued)

Recent accounting pronouncements
In October 2009, the FASB issued ASU No. 2009-14, “Certain Revenue Arrangements That Include Software Elements.” This ASU changes the accounting model for revenue arrangements that include both tangible products and software elements that are “essential to the functionality,” and scopes these products out of current software revenue guidance. The new guidance will include factors to help companies determine what software elements are considered “essential to the functionality.” The amendments will now subject software-enabled products to other revenue guidance and disclosure requirements, such as guidance surrounding revenue arrangements with multiple-deliverables. The amendments in this ASU are effective prospectively for revenue arrangements entered into or materially modified in the fiscal years beginning on or after June 15, 2010. Early application is permitted. The adoption of the new ASU did not have any important impact on the Company’s financial statements.

In January 2010, the FASB issued guidance to amend the disclosure requirements related to fair value measurements. The guidance requires the disclosure of roll forward activities on purchases, sales, issuance, and settlements of the assets and liabilities measured using significant unobservable inputs (Level 3 fair value measurements). The guidance became effective for us with the reporting period beginning July 1, 2011. Other than requiring additional disclosures, the adoption of this new guidance will not have a material impact on our financial statements.

In January 2010, the FASB issued Accounting Standards Update ("ASU") No. 2010-06 for Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This Update requires new disclosures for transfers in and out of Level 1 and 2 and activity in Level 3. This Update also clarifies existing disclosures for level of disaggregation and requires additional disclosures about inputs and valuation techniques. The new disclosures are effective for interim and annual periods beginning after December 15, 2009, except for the Level 3 disclosures, which are effective for fiscal years beginning after December 15, 2010 and for interim periods within those years. Other than requiring additional disclosures, adoption of this new guidance did not have a material impact on the Company's financial statements and is not expected to have a significant impact on the reporting of the Company's financial condition or results of operations.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-09 (ASU 2010-09), Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements.  This amendment addresses both the interaction of the requirements of this Topic with the SEC’s reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events (paragraph 855-10-50-4).  All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.  The adoption of the new ASU did not have any important impact on the Company’s financial statements.

In March 2010, the FASB ratified the milestone method of revenue recognition. Under this standard, an entity can recognize contingent consideration earned from the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. A milestone is defined as an event (i) that can only be achieved based in whole or in part on either the entity's performance or on the occurrence of a specific outcome resulting from the entity's performance (ii) for which there is substantive uncertainty at the date the arrangement is entered into that the event will be achieved and (iii) that would result in additional payments being due to the entity. This guidance is effective for years beginning after June 15, 2010. This guidance did not have any important impact on the Company’s financial statements.

In March 2010, the FASB issued ASU 2010-11, Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	ACCOUNTING POLICIES AND ESTIMATES (continued)

Recent accounting pronouncements (continued)
In April 2010, the FASB issued ASU 2010-13, Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades – a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

In May 2011, the FASB issued guidance to amend the accounting and disclosure requirements on fair value measurements. The new guidance limits the highest-and-best-use measure to nonfinancial assets, permits certain financial assets and liabilities with offsetting positions in market or counterparty credit risks to be measured at a net basis, and provides guidance on the applicability of premiums and discounts. Additionally, the new guidance expands the disclosures on Level 3 inputs by requiring quantitative disclosure of the unobservable inputs and assumptions, as well as description of the valuation processes and the sensitivity of the fair value to changes in unobservable inputs. The new guidance will be effective for us beginning January 1, 2012. Other than requiring additional disclosures, we do not anticipate material impacts on our financial statements upon adoption.
In June 2011, the FASB issued guidance on presentation of comprehensive income. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. Instead, an entity will be required to present either a continuous statement of net income and other comprehensive income or in two separate but consecutive statements. The new guidance will be effective for us beginning July 1, 2012 and will have presentation changes only.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Reporting by segment
No segmental information is presented as the Company only has one significant reporting segment that is Government Revenues.

Intangible assets

a)	License Agreements
License agreements acquired by the Company are reported at acquisition value less accumulated amortization and impairments.

b)	Amortization
Amortization is reported in the income statement straight-line over the estimated useful life of the intangible assets, unless the useful life is indefinite. Amortizable intangible assets are amortized from the date that they are available for use. The estimated useful life of the license agreement is twenty years which is the term of the patent supporting the underlying license agreements

Assessment of an intangible asset’s residual value and useful life is performed annually.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	ACCOUNTING POLICIES AND ESTIMATES (continued)

Plant and equipment
Plant and equipment is stated at cost less accumulated depreciation.  Depreciation is computed using straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

Leasehold improvements	5 Years
Laboratory equipment	7 Years
Furniture and fixtures	10 Years
Computer equipment	3 Years

The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

We examine the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Concentrations of credit risk
The Company’s operations are carried out in the USA. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the USA and by the general state of the economy. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

Concentration of major customers
The Company currently derives substantially all of its revenues from Government research contracts and Government grants.

These Government research contracts are primarily from two government agencies, The Department of Defense and the National Institutes of Health. In addition to this, Federal grants under the Qualifying Therapeutic Discovery Project Credit were also received in 2011 and 2010.

Revenues by major customer type are as follows:

	December 31, 2011	December 31, 2010

Department of Defense	$173,242	$1,028,809
National Institutes of Health	312,874	406,983
Federal Government Grants	38,688	205,790
Other	30,000	-

	$554,804	$1,641,582

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	ACCOUNTING POLICIES AND ESTIMATES (continued)

Accounts receivable and other receivables
We have a policy of reserving for uncollectible accounts based on our best estimate of the amount of probable credit losses in our existing accounts receivable.  We periodically review our accounts receivable and other receivables to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt.  Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The balance of the bad debt provision as at December 31, 2011 and 2010 was $0. The amount charged to bad debt provision for the years ended December 31, 2011 and 2010 was $0.

As a basis for accurately estimating the likelihood of collection has been established, we consider a number of factors when determining reserves for uncollectable accounts. We believe that we use a reasonably reliable methodology to estimate the collectability of our accounts receivable. We review our allowances for doubtful accounts on a regular basis. We also consider whether the historical economic conditions are comparable to current economic conditions. If the financial condition of our customers or other parties that we have business relations with were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Cash and cash equivalents
For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. The Company maintains cash and cash equivalents with two financial institutions in the USA.

Revenue recognition
Revenue sources consist of government grants, government contracts and commercial development contracts.

We account for our long-term Firm Fixed Price Government contracts and grants associated with the delivery of  research on drug candidates, including efficacy, toxicity and pharmacokinetics testing, which collectively provide information concerning the likely feasibility of a drug candidate ultimately becoming approved by the US Food and Drug Administration, using the percentage-of-completion accounting method. Under this method, revenue is recognized based on the extent of progress towards completion of the long-term contract. We do not have any refund obligations on our Government contracts for our research conducted on drug candidates.

We generally use the cost-to-cost measure of progress for all of our long-term contracts, unless we believe another measure will produce a more reliable result. We believe that the cost-to-cost measure is the best and most reliable performance indicator of progress on our long-term contracts as all our contract estimates are based on costs that we expect to incur in performing our long-term contracts and we have not experienced any significant variations on estimated to actual costs to date. Under the cost-to-cost measure of progress, the extent of progress towards completion is based on the ratio of costs incurred-to-date to the total estimated costs at the completion of the long-term contract. Revenues, including estimated fees or profits are recorded as costs are incurred. .

When estimates of total costs to be incurred on a contract exceed total estimates of revenue to be earned, a provision for the entire loss on the contract is recorded in the period the loss is determined.

To a much lesser extent, we enter into fixed fee commercial development contracts that are not associated with the delivery of feasible research on drug candidates and the development of drug candidates. Revenue under such contracts is generally recognized upon delivery or as the development is performed.

Sales and Marketing
Sales and marketing expenses are minimal at present. These costs, if any, are expensed as incurred and included in Selling, general and administrative expenses. The Company expects to incur substantial sales and marketing expenses in future periods to promote its x-ray florescence equipment to drug discovery enterprises.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	ACCOUNTING POLICIES AND ESTIMATES (continued)

Research and Development
The remuneration of the Company’s research and development staff, materials used in internal research and development activities, and payments made to third parties in connection with collaborative research and development arrangements, are all expensed as incurred.  Where the company makes a payment to a third party to acquire the right to use a product formula which has received regulatory approval, that payment is accounted for as the acquisition of a license or patent and is capitalized as an intangible asset and amortized over the shorter of the remaining license period or patent life.

The amount expensed for unrecovered research costs, included in selling, general and administrative expenses during the year ended December 31, 2011was $113,276.

Patent Costs
Legal costs in connection with approved patents and patent applications are expensed as incurred and classified as selling, general and administrative expense in our consolidated statement of operations.

Share-Based Compensation
Share-based compensation cost is measured at the grant date, based on the estimated fair value of the award and is recognized as expense over the employee's requisite service period on a straight-line basis. Share-based compensation expense recognized in the consolidated statements of operations for the years ended December 31, 2011 and 2010 is based on awards ultimately expected to vest and has been reduced for estimated forfeitures. This estimate will be revised in subsequent periods if actual forfeitures differ from those estimates. We have no awards with market or performance conditions.

Income Taxes
The Company utilizes SFAS No. 109, Accounting for Income Taxes, included in the Codification as ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Net Loss per Share
Basic net loss per share is computed on the basis of the weighted average number of common stock outstanding during the period.

Diluted net income per share is computed on the basis of the weighted average number of common stock and common stock equivalents outstanding. Dilutive securities having an anti-dilutive effect on diluted net income per share are excluded from the calculation.

Dilution is computed by applying the treasury stock method for options and warrants. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Dilution is computed by applying the if-converted method for convertible preferred stocks. Under this method, convertible preferred stock is assumed to be converted at the beginning of the period (or at the time of issuance, if later), and preferred dividends (if any) will be added back to determine income applicable to common stock. The shares issuable upon conversion will be added to weighted average number of common stock outstanding. Conversion will be assumed only if it reduces earnings per share (or increases loss per share).

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	ACCOUNTING POLICIES AND ESTIMATES (continued)

Comprehensive income
Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income.

Related parties
Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company shall disclose all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

3.	GOING CONCERN

As shown in the accompanying financial statements, the Company incurred a net loss of $2,355,765 and $864,882 during the years ended December 31, 2011 and 2010, respectively. As of December 31, 2011, the Company had an accumulated deficit of $6,015,644. The Company had a working capital deficiency of $112,322 at December 31, 2011. These operating losses and working capital deficiency create an uncertainty about the Company’s ability to continue as a going concern. Although no assurances can be given, management of the Company believes that potential additional issuances of equity or other potential financing will provide the necessary funding for the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company is economically dependent upon future capital contributions or financing to fund ongoing operations.

4.	INTANGIBLE ASSETS

Licenses
In terms of an Exclusive Patent License agreement covering national and international patents entered into with the Los Alamos National Security LLC. Dated September 8, 2005, the Company has the exclusive right to the use of certain patents covering the following:

●	Method for Detecting Binding Events Using Micro X-Ray Fluorescence Spectrometry;
●	Flow Method and Apparatus for Screening Chemicals Using Micro X-Ray Fluorescence;
●	Method and Apparatus for Detecting Chemical Binding;
●	Drug Development and Manufacturing.

The agreement provides for a term as long as the last surviving patent which is generally a twenty year period from the date of first application.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.	INTANGIBLE ASSETS (continued)

In terms of the agreement, The Company issued shares to the Licensor equal to 3% of the issued equity of the Company. The agreement contains anti-dilutive clauses that will ensure that the Licensor maintains at least a 3% shareholding in the Company until the Company achieves equity financing of at least $20 million. The anti-dilutive clauses do not result in a freestanding instrument as they are directly linked to the shareholding that the Licensor currently holds in the Company. Should any percentage of that shareholding be sold to third parties, prior to the triggering of any anti-dilution event, the anti-dilution clause will be void for that percentage of the shareholding sold to third parties. As of December 31, 2011, the Company has not yet raised the requisite amount of financing.  The Licensor continued to hold, at a minimum 3% of the Company’s common stock.

The agreement has termination provisions as follows; i) at the option of the Licensor; If the Company fails to deliver any reports that are due, fails to pay any royalties or fees due, breaches any material clause of the agreement, or failure to inform the Licensor of a petition to file for voluntary or involuntary bankruptcy; ii) at the option of the Licensee by giving 90 days written notice to the Licensor.

The agreement further provides for an annual royalty to be paid to the Licensee at a rate of 2% per annum on net sales, excluding any sales to Government agencies. The agreement provided for a minimum fee payment of $25,000 per annum for the financial years ended December 31, 2006 to December 31, 2010. Thereafter the minimum fee payment increases to $50,000 per annum up until December 31, 2022. The fee will be deducted from any royalties due in excess of the fee due for that financial year.

Future annual minimum payments required under license agreement obligations at December 31, 2011, are as follows:

Amount

2012	$50,000
2013	50,000
2014	50,000
2015	50,000
2016 and thereafter	350,000
Total	$550,000

Licenses consist of the following at December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010

Licenses, at cost	$972,000	$972,000
Less: Accumulated amortization	(325,742)	(274,058)

	$646,258	$697,942

The aggregate amortization expense charged to operations was $51,684 and $51,683 for the years ended December 31, 2011 and 2010, respectively. The amortization policies followed by the company are described in Note (2).

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.	INTANGIBLE ASSETS (continued)

Amortization expense for the future years is summarized as follows:

Amount

2012	$51,684
2013	51,684
2014	51,684
2015	51,684
2016	51,684
2017 and thereafter	387,838
Total	$646,258

Patents
The Company has various patents pending or registered in its name. These patents have been internally generated and all costs associated with the research and development of these patents has been expensed.

The patents assigned to Caldera are as follows:

●	Well Plate – apparatus for preparing samples for measurement by x-ray fluorescence spectrometry. Patent filed August 15, 2008
●	Method and Apparatus for measuring Protein Post Translational Modification. Patent filed September 26, 2008.
●	Method and Apparatus for Measuring Analyte Transport across barriers. Patent filed July 1, 2009.

5.	PLANT AND EQUIPMENT

Plant and equipment consists of the following at December 31, 2011 and 2010.

	December 31, 2011	December 31, 2010

Leasehold improvements	$6,393	$6,393
Furniture and fittings	7,114	7,114
Laboratory equipment	462,434	413,269
Computer equipment	29,330	22,439

Total	505,271	449,215
Accumulated depreciation	(261,493)	(194,110)
	$243,778	$255,105

The aggregate depreciation charge to operations was $67,383 and $64,012 for the years ended December 31, 2011 and 2010 respectively. The depreciation policies followed by the company are described in Note (2).

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.	OTHER PAYABLES AND ACCRUED EXPENSES

	December 31, 2011	December 31, 2010

Credit card liabilities	$15,750	$2,342
Vacation and Sick Pay accrual	100,771	85,228
Payroll liabilities	28,202	28,489
Other	2,100	9,545

	$146,823	$125,604

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	INCOME TAXES

Due to our historical net loss position, and valuation allowance against deferred tax assets, there is no provision or benefit for income taxes recorded for the years ended December 31, 2011 and 2010.

The income tax provision/ (benefit) is different from that which would be obtained by applying the statutory Federal income tax rate of 35% to income before income tax expense. The items causing this difference for the years ended December 31, 2011 and 2010 are as follows:

	December 31, 2011	December 31, 2010

Income tax benefit at federal statutory rate	$(753,383)	$(302,709)
State taxes, net of federal benefit	(107,626)	(43,244)
Other	(9,813)	(53,748)
Stock based compensation	150,322	200,201
	(720,500)	(199,500)
Valuation allowances	720,500	199,500
	$-	$-

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets and liabilities at December 31, 2011 and 2010 are as follows:

	December 31, 2011	December 31, 2010
Deferred tax assets
Accrual to cash adjustments	$269,000	$60,000
Plant and equipment	21,000	10,500
Net operating loss	1,203,000	697,000
	1,493,000	767,500
Valuation allowance	(1,416,000)	(695,500)
Net Amortization	77,000	72,000
Deferred tax liabilities
Accrual to cash adjustments	(77,000)	(72,000)
	$-	$-

We have established a valuation allowance against our gross deferred tax assets sufficient to bring our net deferred tax assets to zero due to the uncertainty surrounding the realization of such assets. Management has determined it is more likely than not that the deferred tax assets are not realizable beyond our deferred tax liabilities due to our historical loss position. The valuation allowance increased by $720,500 during 2011.

At December 31, 2011, we had tax loss carry forwards of approximately $3,008,000. These net operating loss carry forwards expire in 2031, if unused.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	INCOME TAXES (continued)

Pursuant to the Internal Revenue Code of 1986, as amended, ("IRC") §382, our ability to use net operating loss carry forwards to offset future taxable income is limited if we experience a cumulative change in ownership of more than 50% within a three-year period.

The Company’s 2009 and 2010 Federal income tax returns have been examined by the Internal Revenue Service (“IRS”) and the adjustments proposed by the IRS were agreed to by the Company. The Company’s tax provision reflects the IRS’ audit adjustments and the Company believes that there are no remaining uncertain tax positions requiring recognition.

8.	LOANS PAYABLE

	December 31, 2011	December 31, 2010
Short term portion
Los Alamos County Loan	$29,748	$28,300
Los Alamos National Bank	-	87,784
	29,748	116,084
Long term portion
Los Alamos County Loan	241,204	270,952
	$270,952	$387,036

The amortization of the principal outstanding on the Los Alamos County Loan is as follows:

Amount

2012	$29,748
2013	31,270
2014	32,869
2015	34,551
2016	36,319
2017 and thereafter	106,195
Total	$270,952

Los Alamos County Loan
The Company entered into a Project Participation Agreement (as Amended) and a Loan Agreement with the Incorporated County of Los Alamos as of September 21, 2006. The Agreement provided for funding up to a maximum of $2,200,000 for the construction of a building and purchase of equipment. The maximum amount of equipment to be funded out of the total available loan of $2,200,000 was $625,000. The term of the loan is 13 years. The loan agreement provided for no repayments for 36 months with 120 equal monthly repayments commencing on September 21, 2009. The interest rate on the loan is 5% per annum. The assets funded in terms of the Project Participation Agreement and the Loan Agreement is to be used as security for the balance of the loan outstanding.

The Company made use of the loan to purchase assets amounting to $302,009 during the 2007 financial year. Repayments of the loan commenced on September 21, 2009 at an interest rate of 5% per annum with equal monthly repayments of $3,546.87.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8.	LOANS PAYABLE (continued)

Los Alamos National Bank
The Company entered into a one year revolving draw loan with Los Alamos National Bank as of April 23, 2009 with a principal available of $300,000. The Company drew $50,000 on the loan on April 23, 2009, a further $50,000 on May 24, 2009 a further $60,000 on June 29, 2009 and a further $40,000 on July 13, 2009. The Company made repayments on the loan on October 27, 2009 of $50,000, a further repayment of $100,000 was made on December 31, 2009 and a final repayment of $50, 000 on April 23, 2010. The loan bears interest at a coupon of the Wall Street Journal Prime rate plus 1% with a floor of 6% per annum. This loan is secured by inventory, Accounts receivable and other rights to payments, instruments, documents and other Chattel paper, general intangibles and fixed assets. Interest is payable quarterly.

The Company entered into a one year revolving draw loan with Los Alamos National Bank as of April 23, 2010 with a principal available of $300,000. The Company drew $86,800 on the loan on April 23, 2010, utilizing $50,000 to repay the balance outstanding on loan 1 above. The loan bears interest at a coupon of the Wall Street Journal Prime rate plus 1% with a floor of 6% per annum. This loan is secured by inventory, accounts receivable and other rights to payments, instruments, documents and other Chattel paper, general intangibles and fixed assets. Interest is payable quarterly.

The Los Alamos National Bank has provided a further facility to Caldera Pharmaceuticals of $750,000 as of May 23, 2011 for a period of one year. The loan bears interest at a coupon of the Wall Street Journal Prime rate plus 1% with a floor of 4.75% per annum. This loan is secured by inventory, Accounts and other rights to payments, instruments, documents and other Chattel paper, general intangibles and fixed assets. Interest is payable quarterly. No funds have been drawn under this facility during the current year.

9.	OTHER STOCKHOLDERS’ EQUITY

The authorized capital of the company was increased by 10,000,000 preferred shares of $0.001 each on March 14, 2011 in terms of a restated and amended articles of Incorporation. The articles of Incorporation were subsequently amended on April 10, 2012 to change the designation of all of the 10,000,000 preferred shares of $0.001 each, from Series “A” 8% Convertible Preferred shares to 400,000 Series “A” 8% Convertible Preferred shares of $0.001 each. The remaining 9,600,000 preferred shares remain undesignated.

Series “A” 8% Convertible Preferred Stock and Common Stock Purchase Warrants
The Company has authorized 400,000 shares of series A Preferred Stock. In terms of a private placement memorandum dated June 24, 2011, 331,519 units of series "A" convertible preferred stock (“Preferred Stock”) and common stock purchase warrants were issued to Series "A" preferred stockholders at a par value of $0.001 per share for a total consideration of $1,889,650. A further 42,800 warrants were issued to advisors to acquire shares of common stock at a price of $5.70 per share in conjunction with the private placement and a further 15,000 warrants were issued to an advisor at $2.00 per share in connection with services provided to the Company. The Preferred Stock will convert to common stock of the Company at a price of $5.70 per Common Stock subject to adjustment for stock splits, stock dividends and any further recapitalizations. The Preferred Stock is subject to voluntary conversion at the option of the stockholder at any time and is mandatory convertible at the option of the Company provided the Company’s common stock is trading on a recognized stock exchange or Over the Counter Bulletin Board and the volume weighted average price of the Company’s common stock is at least $10 per share, subject to stock splits, stock dividends and recapitalizations.

A fair market value for the common stock purchase warrants was performed using the Black-Scholes valuation model and a further $115,385 was credited to the value of the preferred stock as a deemed dividend during the 2011 year, see Note 12 below.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.	OTHER STOCKHOLDERS’ EQUITY (continued)

The Preferred Stock Holders will receive warrants to purchase shares of the Company’s common stock equal to 100% of the number of shares that they would receive upon conversion of the Preferred stock into common stock at an exercise price of $5.70 per share. The Warrants will expire five years after date of issuance. The Warrants are not transferable separately from the Preferred Stock without the consent of the Company and an opinion of Counsel satisfactory to the Company.

Should the Company receive net proceeds of at least $3 million from litigation proceedings against the managers of Los Alamos National Laboratory; the Preferred Stock holder will have the option to redeem the Preferred Stock equal to 130% of the price per share of $5.70. The Company also has the option to redeem the Preferred Stock at a price equal to 130% of the price per share of $5.70 at any time after giving the investors notice and allowing them to exercise their conversion rights into common stock 30 days after notice has been received. The Company is not obligated to pursue the litigation against Los Alamos National Laboratory but is doing so based on its belief that it will have a successful outcome.

The liquidation rights of the Preferred stock is the greater of $5.70 per share plus any unpaid dividends or an amount that would have been payable had all shares of Series A Preferred Stock converted into common stock immediately prior to liquidation.

The Preferred stock carries an 8% cumulative, non-compounded dividend payable on January 31, each year. In cash or in kind at the option of the Preferred Stock holder. For any other dividends or distributions, the Preferred Stock is treated on an as converted basis.

10.	COMMON STOCK

Common stock consists of 50,000,000 (2010: 10,000,000) authorized shares of $0.001 each.

The authorized common stock was increased from 10,000,000 to 50,000,000 shares of $0.001 each on March 14, 2011 in terms of a restated and amended articles of Incorporation.

In terms of settlement agreement entered into between three existing shareholders of the company and a further settlement agreement entered into between The Company and these shareholders, a further 90,000 shares were issued to two existing shareholders in exchange for their judgment and settlement agreement obtained against the third shareholder. The agreement entitled the company to repurchase 177,500 shares of common stock of the third shareholder and a forgiveness of a debt owing to the third shareholder of $34,040. The repurchase of the 177,500 shares took place during November 2011 when the Stay and Collection Judgment obtained against Caldera Pharmaceuticals by our previous legal counsel was dismissed.
A further 324,500 shares of common stock were issued for $178,475 for consulting services rendered by a third party. The consulting agreement includes business development and capital raising to fund the future expansion of the Company.

During the year ended December 31, 2011, certain employees of the Company exercised options over 9,555 shares of common stock at an exercise price of $5.71 per share totaling $54,559.

A further 50,000 shares of common stock were issued for $27,500 for consulting services rendered by a third party. The consulting agreement includes management services provided to the Company.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	COMMON STOCK (continued)

During November 2011 the Company repurchased 472,500 shares of common stock from a previous shareholder who failed to fulfill the agreement to provide funding for the business. The stock was repurchased for $472.

During December 2011, a settlement agreement was reached with a shareholder who has sued the Company and the Company had in turn counter-sued the shareholder. In terms of the agreement, the total shareholding of 8,000 shares of common stock was repurchased in terms of a confidential settlement agreement for a nominal value.

11.	WARRANTS

During the current year, warrants were issued to investors in conjunction with the Series "A" Preferred Stock. In addition, warrants were also issued to the placement agent in the Preferred Stock financing. See details of the equity financings above.

The fair value of these warrants is determined using the Black-Scholes model. The following weighted average assumptions were used:

	Year ended December 31, 2011	Year ended December 31, 2010

Risk-free interest rate	0.01% to 0.15%	0.04% to 0.15%
Expected life of the warrants	5 Years	5 Years
Expected volatility of the underlying stock	128%	128%
Expected dividend rate	0%	0%

A fair market value for these warrants of $115,385 was recorded as a deemed preferred stock dividend during the 2011 year. A further 15,000 warrants were issued to an individual for services rendered. These warrants were valued using the Black-Scholes model with the assumptions listed above and a $5,988 stock based compensation charge was recorded in the 2011 year.

At December 31, 2011, outstanding warrants to purchase shares of common stock are as follows:

Warrants	Exercise Price	Expiration Date

22,272	$5.70	March 2016
108,983	$5.70	April 2016
86,404	$5.70	May 2016
35,000	$5.70	June 2016
40,000	$5.70	July 2016
35,088	$5.70	September 2016
46,572	$5.70	October 2016
15,000	$2.00	October 2016

389,319

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.	STOCK BASED COMPENSATION

In October 2005, the Company's Board of Directors adopted the Caldera Pharmaceuticals, Inc. 2005 Stock Option Plan (the "Plan"), which permits awards of incentive and nonqualified stock options and other forms of incentive compensation to employees and non-employees such as directors and consultants. The Board has 3, 000,000 shares of common stock for issuance upon exercise of grants made under the Plan. Options granted under the Plan vest either immediately or over a period of up to two years, and expire 4 years to 10 years from the grant date. At December 31, 2011, 2,481,555 shares were available for future grant under the Incentive Plan.

Stock option based compensation expense totaled $342,342 and $322,028 in 2011 and 2010, respectively. The Company expenses the value of stock options as earned. The fair value of the options granted is determined using the Black-Scholes option-pricing model. The following weighted average assumptions were used:

	Year ended December 31, 2011	Year ended December 31, 2010

Risk-free interest rate	0.01% to 0.15%	0.04% to 0.15%
Expected life of the options	5 Years	5 Years
Expected volatility of the underlying stock	128%	128%
Expected dividend rate	0%	0%

As noted above, the fair value of stock options is determined by using the Black-Scholes option-pricing model. For all options granted since October 1, 2005 the Company has generally used option terms of between 4 to 10 years, with 5 years representing the estimated life of options granted. The volatility of the common stock is estimated using historical data of companies similar in size and in the same industry as Caldera Pharmaceuticals.  The risk-free interest rate used in the Black-Scholes option-pricing model is determined by reference to historical U.S. Treasury constant maturity rates with short-term maturities of no more than three months. An expected dividend yield of zero is used in the option valuation model, because the Company does not expect to pay any cash dividends in the foreseeable future. At December 31, 2011, the Company does not anticipate any awards will be forfeited in the calculation of compensation expense due to the limited number of employees that receive stock option grants.

During the year ended December 31, 2011, 9,555 options were exercised at an exercise price of $5.71 per share of common stock at a value of $54,559. No options were exercised for the 2010 period.

We canceled options exercisable for 235,000 and 57,188 shares of common stock in the years ended December 31, 2011 and 2010, respectively, held by employees whose service to our company terminated during those respective periods. The shares underlying such options were returned to and are available for re-issuance under the 2005 Plan pursuant to the terms described above.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.	STOCK BASED COMPENSATION (continued)

During the years ended December 31, 2011 and 2010, all awards granted under the Plan were incentive stock options. A summary of all of our option activity as of December 31, 2011 and 2010 and of changes in options outstanding under the plans during the year ended December 31, 2011 are as follows:

	Shares	Exercise price per share	Weighted average exercise price

Outstanding, January 1, 2010	277,688	$2.00 - $5.71	$4.77
Granted	65,000	$5.71	$5.71
Forfeited/Cancelled	(57,188)	$2.00 - $5.71	$4.09
Exercised	-	-	-
Outstanding December 31, 2010	285,500	$2.00 - $5.71	$5.13
Granted	477,500	$1.10 - $5.71	$1.46
Forfeited/Cancelled	(235,000)	$1.10 - $5.71	$1.16
Exercised	(9,555)	$5.71	$5.71

Outstanding December 31, 2011	518,445	$1.10 - $5.71	$3.54

Stock options outstanding at December 31, 2011 and December 31, 2010, as disclosed in the above table, have $0 and  $0 intrinsic value, respectively.

The following tables summarize information about stock options outstanding at December 31, 2011:

	Options Outstanding			Options Exercisable
Exercise Price	Number of shares	Weighted average remaining contractual years	Weighted Average Exercise Price	Number of Shares	Weighted Average exercise Price

$1.10	220,000	9.17	$1.10	220,000	$1.10
$2.00	30,000	3.92	$2.00	30,000	$2.00
$5.71	268,445	6.70	$5.71	228,570	$5.71

	518,445	7.59	$3.54	478,570	$3.36

The weighted-average grant-date fair values of options granted during 2011 and 2010 were $0.43 and $4.84, respectively. As of December 31, 2011 there were unvested options to purchase 39,875 shares of common stock. Total expected unrecognized compensation cost related to such unvested options is $43,670, which is expected to be recognized over a weighted–average period of 6 months.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.	NET LOSS PER COMMON SHARE

Basic loss per share is based on the weighted-average number of common shares outstanding during each period. Diluted loss per share is based on basic shares as determined above plus the incremental shares that would be issued upon the assumed exercise of in-the-money stock options and warrants using the treasury stock method. The computation of diluted net loss per share does not assume the issuance of common shares that have an anti-dilutive effect on net loss per share. For the years ended December 31, 2011 and 2010, all stock options were excluded from the computation of diluted net loss per share. Dilutive shares which could exist pursuant to the exercise of outstanding stock instruments and which were not included in the calculation because their affect would have been anti-dilutive are as follows:

	Year ended December 31, 2011 (Shares)	Year ended December 31, 2010 (Shares)

Options to purchase shares of common stock	518,445	285,500
Series “A” Convertible Preferred stock	331,519	-
Warrants	389,319	-

	1,239,283	285,500

14.	RELATED PARTY TRANSACTIONS

The majority of the shares in the Company are owned by Benjamin Warner, the Chief Executive Officer. As at December 31, 2011 and 2010 respectively, Benjamin Warner owned 74.3% and 65.7% respectively.

Loans from related parties

	December 31, 2011	December 31, 2010
Short term loans
Benjamin P Warner	$-	$77,600

	$-	$77,600

The loan from Benjamin Warner is interest free and has no fixed repayment terms. Subsequent to year-end, the balance outstanding on the loan was converted to units consisting of Preferred stock and warrants.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15.	OPERATING LEASES

The Company extended its existing office lease effective November 1, 2010. The monthly rent amounts to $4,928 per month and the lease terminates in October 2013.

The Company entered into an office sub-lease agreement with Greg Rzepczynski & Associates, LTD effective September1, 2011. The monthly rent amounts to $4,000 per month and the lease expires in September 2012.

Future annual minimum payments required under operating lease obligations at December 31, 2011, are as follows:

Amount

2012	$95,426
2013	50,753
Total	$146,179

16.	LITIGATION

Los Alamos National Security Suit

In October 2010, the Company filed suit against Los Alamos National Security LLC (“LANS”) and seven other co-defendants in the United States District Court For the Northern District of Illinois Eastern Division alleging the following: (i) Breach of Contract; (ii) Fraud; (iii) Intentional Interference with Contractual Relations; (iii) Legal Malpractice; and other related claims in connection with an exclusive Patent Licensing Agreement (the “Agreement”) originally entered into between the Company and the Regents of the University of California (the “Regents”) in September 2005. In April 2006, the Regents assigned the Agreement to LANS. The Company believes the defendants made false representations that were critical to its decision to enter into the Agreement including: (i) the Regents was the lawful owner of the patent rights covered by the Agreement; and (ii) the Regents would prosecute and maintain these patent rights and notify the Company if it decided to abandon them. The Company also believes that LANS and other co-defendants improperly competed with the Company. In addition, the Company believes that two of the co-defendants, both in-house patent attorneys for LANS, breached their professional duties. The Company believes it has suffered substantial damages from the defendants’ actions. The Company also filed suit against the Regents and LANS in California Superior Court in San Francisco in December 2007. This suit was dismissed for reason of lack of subject matter jurisdiction by the Court. We believe that this dismissal was made incorrectly, and are appealing this ruling. The defendants filed countersuits, which were also dismissed. Should LANS or other defendants file or re-file countersuits, the Company intends to vigorously defend itself. In January 2012, this case was ordered to be transferred to Federal Court in New Mexico. In February 2012, the case was transferred to Federal Court in New Mexico.

In September 2011, the Company filed suit against the Regents of the University of California and LANS in the Circuit Court of Cook County. LANS removed the case to federal court, Case # ll-CV-07259. The Company's complaint alleges the following: (i) Breach of Contract; (ii) Breach of the Implied Covenant of Good Faith; (iii) Fraud; and (iv) Fraudulent Inducement, in connection with an exclusive Patent Licensing Agreement (the "Agreement") originally entered into between the Company and the Regents of the University of California (the "Regents") in September 2005 and assigned to LANS in April 2006. The Company believes the defendants breached a License Agreement, and made false representations that were critical to the Company's decision to enter into the Agreement. The Company believes it has suffered substantial damages from the Defendants' actions. In March 2012, the Company filed a motion to remand the case to the Circuit Court of Cook County.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16.	LITIGATION (continued)

Seddie Bastanipour and Joel Bellows Suit

In October 2008, Seddie Bastanipour and Joel Bellows filed suit against the Company, our Chief Executive Officer, Dr. Benjamin Warner, and a former consultant to the Company, Sigmund Eisenchenk. Joel Bellows provided legal services to the Company through his legal firm, Bellows and Bellows P.C. The suit was filed in the Circuit Court of Cook County, Illinois and alleged the following: (i) Violation of Illinois Securities Act of 1953; (ii) Violation of Illinois Consumer Fraud Act; and (iii) Common Law Fraud, in connection with aggregate investments of $218,000 in the Company’s common stock claimed by Bastanipour and Bellows. They are seeking compensatory damages, costs and expenses. The Company does not believe Bellows will prevail on any of the alleged complaints. In December 2011, the Company completed an amicable settlement with Bastanipour.

In March, 2010, the Company filed suit against Joel Bellows and Bellows and Bellows P.C. in the United States District Court for the District of New Mexico alleging the following: (i) Breach of Contract; (ii) Negligence; (iii) Breach of Fiduciary Duty; (iv) Fraud; and (v) Tortious Interference with Contract. The aforementioned complaints relate to legal services provided by Bellows and Bellows P.C. for the Company. The Company is seeking compensatory damages, punitive damages, interest, costs and fees.

In December 2010, the Company filed suit against Seddie Bastanipour and Peter Baltrus for breach of contract and negligence when they were performing accounting services on behalf of the Company which resulted in an IRS penalty. In December 2011, the Company completed an amicable settlement with Bastanipour that is subject to confidentiality restraints and she is no longer party to either suit. The settlement did not have a material impact on our financial position. Baltrus claims to have been working for Bellows (see above) at all relevant times; the case against Peter Baltrus continues. The Company has entered into further settlement discussions with Peter Baltrus and has an April 30, 2012 response date to a full discovery request by Mr. Baltrus.

No accrual has been made for this matter because it is not probable that a loss has been incurred and we are unable to estimate what the outcome of the matter would be, accordingly an estimate of the possible loss or range of loss cannot be made.

17.	SUBSEQUENT EVENTS

Series “A” 8% Convertible Preferred Stock and Common Stock Purchase Warrants

Subsequent to year end and in terms of a private placement memorandum dated June 24, 2011, a further 10,088 units of series “A” convertible preferred stock (“Preferred Stock”) and common stock purchase warrants were issued to Series “A” preferred stockholders at a par value of $0.001 per share for a total consideration of $57,500.

Other than disclosed above, the Company has evaluated subsequent events through the date the financial statements were issued, and has concluded that no such events or transactions took place that would require disclosure herein.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission (“SEC”) registration fee, are estimates.

SEC registration fee	$806.48
Accounting fees and expenses	10,000
Legal fees and expenses	25,000
Printing and related expenses	5,000
Transfer agent fees and expenses	2,000
Miscellaneous	2,193.52
Total	$45,000

Item 14.   Indemnification of Directors and Officers.

Pursuant to our Second Amended and Restated Articles of Incorporation, our Board of Directors may issue additional shares of common or preferred stock. Any additional issuance of common stock or the issuance of preferred stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management.  Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors was to determine that a takeover proposal was not in our best interest, shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

●	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

●	putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

●	effecting an acquisition that might complicate or preclude the takeover.

The Delaware Corporations and Associations Act (“Delaware Corporate Law”), with certain exceptions, permits a Delaware corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

Our Second Amended and Restated Articles of Incorporation provide that we shall indemnify our directors and executive officers to the fullest extent now or hereafter permitted by Delaware Corporate Law. The indemnification provided by Delaware Corporate Law and our Second Amended and Restated Certificate of Incorporation is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Item 15.   Recent Sales and Issuances of Unregistered Securities.

In April 2009 we issued options to one individual (the “April 2009 Options”) for services rendered exercisable for a period of ten years for 50,000 shares of common stock and in October 2009 we issued options (the “October 2009 Options”) to one individual for services rendered exercisable for ten years for 20,000 shares of common stock.  The exercise price of both issuances was $5.71 per share.  The options vested 50% after one year and 12.5% quarterly thereafter, with all options vesting in 2011. The issuance of the options qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, certificates bearing a legend stating that such options and the underlying shares are restricted. This restriction ensured that these securities will not be immediately redistributed into the market and therefore be part of a public offering. This issuance was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the transactions.

In January 2010 we issued options to two individuals (the “January 2010 Options”) for services rendered exercisable for a period of ten years for an aggregate of 40,000 shares of common stock and in July 2010 we issued options (the “July 2010 Options”) to two individuals for services rendered exercisable for ten years for an aggregate of 25,000 shares of common stock. The exercise price of both issuances was $5.71 per share. The options vested 50% after one year and 12.5% quarterly thereafter, with all of the January 2010 Options being fully vested and the July 2010 Options being fully vested in July 2012. The issuance of the options qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, certificates bearing a legend stating that such options and underlying shares are restricted. This restriction ensured that these securities will not be immediately redistributed into the market and therefore be part of a public offering. This issuance was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the transactions.

On October 26, 2010 we issued 324,500 shares of common stock to three related parties in consideration of $178,475 of consulting services rendered by a third party. The issuance of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This issuance was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the transactions.

In February 2011 we issued options to three individuals for 460,000 shares of common stock exercisable for a period of ten years.  The exercise price of options exercisable for 20,000 shares of common stock was $5.71 per share and the exercise price of options exercisable for 440,000 shares of common stock was $1.10 per share.  The options exercisable for 20,000 shares of common stock vested 50% after one year and 12.5% quarterly thereafter, with all of such options being fully vested February 2013 and the 440,000 options vested immediately subject to forfeiture.   Options exercisable for 220,000 shares of common stock expired. The issuance of the options qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the issuance was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, certificates bearing a legend stating that such options and the underlying shares are restricted. This restriction ensured that these securities will not be immediately redistributed into the market and therefore be part of a public offering. This issuance was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the transactions.

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In May 2011 we issued options to two individuals for services rendered exercisable for a period of ten years for an aggregate of 12,500 shares of common stock.  The exercise price of both issuances was $5.71 per share.  Of such options, 12,000 vested on a monthly basis of 1,000 options per month and 500 vested 50% after one year and 12.5% quarterly thereafter, with all of the January 2010 Options being fully vested and the July 2010 Options being fully vested in July 2012. The issuance of the options qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the issuance was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, certificates bearing a legend stating that such options and underlying shares are restricted. This restriction ensured that these securities will not be immediately redistributed into the market and therefore be part of a public offering. This issuance was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the transactions.

On October 22, 2010, the Company issued 90,000 shares to two existing shareholders in exchange for their judgment and settlement agreement obtained against the third shareholder.  The issuance of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This issuance was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the transactions.

From March 2011 through January 2012, the Company raised $1,804,450 from the sale of securities to 19 investors in a private placement in which it sold units at a price of $5.70 per share for an aggregate of 316,572 shares of series A convertible preferred stock (“Preferred Stock”) and five-year warrants to purchase shares of the Company’s common stock equal to 100% of the number of shares that they would receive upon conversion of the Preferred Stock into common stock.  In connection with the private placement, the Company issued warrants exercisable for an aggregate of 42,800 shares of common stock to two different placement agents. The offering and sale of the shares of the securities qualified for exemption under Section 4(2) of the Securities Act and Regulation D promulgated thereunder since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, certificates bearing a legend stating that such securities are restricted. This restriction ensured that these securities will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the transactions.

In April 2011 we issued 25,035 shares of Series A Preferred Stock and a warrant exercisable for 25,035 shares of common stock to our Chief Executive Officer in lieu of repayment of loans totaling $142,700 that he and entities controlled by him had made to the Company. The issuance of the securities qualified for exemption under Section 4(2) of the Securities Act and Regulation D promulgated thereunder since the issuance by the Company did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investor had the necessary investment intent as required by Section 4(2) since the investor agreed to, and received, share certificates and warrant certificates bearing a legend stating that such shares are restricted. This restriction ensured that these securities will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the transactions.

On October 31, 2011, the Company issued five-year warrants exercisable for 15,000 shares of common stock to a consultant for services performed. The warrants are exercisable at a price of $2.00 per share. The issuance of the warrants qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, certificates bearing a legend stating that such warrants and the underlying shares are restricted. This restriction ensured that these securities will not be immediately redistributed into the market and therefore be part of a public offering. This issuance was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the transactions.

From March 2011 through May 2011 we issued 2,459 shares of common stock to one individual upon exercise of the April 2009 Options, 2,212 shares of common stock to another individual upon exercise of the October 2009 Options, 1,830 shares of common stock to another individual upon exercise of the January 2010 Options, 2,418 shares of common stock to another individual upon exercise of the January 2010 Options and 636 shares of common stock to another individual  upon exercise of the July 2010 Options.  The issuances of common stock were exempt from registration under Section 3(a)(9) of the Securities Act.

In August and September 2011 we issued options to five individuals for services rendered exercisable for a period of ten years for an aggregate of 5,000 shares of common stock.  The exercise price of both issuances was $5.71 per share.  The options vested 50% after one year and 12.5% quarterly thereafter, with all of the August options being fully vested in August 2013 and all of the September options being fully vested in September 2013. The issuance of the options qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, certificates bearing a legend stating that such options and the underlying shares are restricted. This restriction ensured that these securities will not be immediately redistributed into the market and therefore be part of a public offering. This issuance was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the transactions.

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In each of December 2011 and February 2012, we issued 50,000 shares of common stock to one entity in consideration of services rendered. The issuance of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This issuance was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the transactions.

In February 2012, we issued 10,650 shares of common stock to 13 investors as a dividend with respect to the Series A preferred shares they hold. The issuance of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This issuance was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the transactions.

In May and June 2012 we issued options to four individuals for services rendered exercisable for an aggregate of 37,000 shares of common stock.  The exercise price of the issuances ranged from was $.20 per share to $5.71 per share and the options were exercisable between thirteen months and ten years.  Of such options, 13,500 have vested 21,250 vest monthly as to 1,250 per month provided the individual is still serving as a director at such time and 1,000 vest on August 31, 2012 provided such individuals are still employed by us. The issuance of the options qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the issuance was made to an insubstantial number of persons and because of the manner of the offering. In addition, the option holder had the necessary investment intent as required by Section 4(2) since they agreed to, and received, certificates bearing a legend stating that such options and underlying shares are restricted. This restriction ensured that these securities will not be immediately redistributed into the market and therefore be part of a public offering. This issuance was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the transactions.

Item 16.   Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation dated November 12, 2003*
3.2	First Amended and Restated Certificate of Incorporation dated March 8, 2011*
3.3	Certificate of Designations dated March 14, 2011*
3.4	By-Laws*
3.5	Second Amended and Restated Certificate of Incorporation dated April 10, 2012*
4.1	Form of Warrant to Purchase Common Stock*
4.2	Promissory Note, dated September 21, 2006, in the principal amount of $2,200,000 payable to the Incorporated County of Los Alamos*
4.3	Stock Option Plan*
4.4	List of Warrant Holders*
5.1	Opinion of Gracin & Marlow, LLP*
10.1	Employment Agreement with Dr. Benjamin Warner*
10.2	Employment Agreement with Lori Peterson (nee Court)*
10.3
Exclusive Patent License Agreement, dated September 8, 2005, by and between the Company and The Regents of the University of California * (Portions of the exhibit have been omitted pursuant to a request for confidential treatment.  The omitted portions have been filed with the Commission.)*

10.4	Project Participation Agreement, dated as of September 21, 2006, by and between the Company and the Incorporated County of Los Alamos*
10.5	Amendment No. 1 to Participation Agreement, dated as of February 21, 2007, by and between the Company and the Incorporated County of Los Alamos*
10.6
OEM Agreement, dated July 5, 2011, by and between the Company and Bruker Nano GmbH * (Portions of the exhibit have been omitted pursuant to a request for confidential treatment.  The omitted portions have been filed with the Commission.)*

10.7	Assignment of Exclusive License Agreement by The Regents of the University of California to Los Alamos National Security, LLC*
10.8	Lease Agreement with Reeves & Associates, LLC in connection with Suite C*
10.9	Lease Agreement with Reeves & Associates, LLC in connection with Suite D*
10.10	Extension and Modification of Lease Agreements*
10.11	2005 Option Plan*
10.12	Contract 2R44AI079935-03 with the National Institutes of Health; to develop strontium-selective therapies, contract amount: $3,000,000.00, operative from 08/24/2011 - 07/31/2014, $184,954.01.*
10.13	Contract 1R43GM090387-01 with the National Institutes of Health; to develop assays for carcinogens, contract amount: $200,000.00, operative from 08/06/2010 - 08/05/2012.*
21.1	List of subsidiaries*
23.1	Consent of Registered Public Accounting Firm**
23.2	Consent of Gracin & Marlow, LLP (included in Exhibit 5.1)*

*Previously Filed
**Filed herewith

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Item 17.   Undertakings

A. Rule 415 Offering

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Request for Acceleration of Effective Date

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Alamos, New Mexico, on June 28 , 2012.

CALDERA PHARMACEUTICALS, INC.

By:	/s/ Dr. Benjamin Warner
Dr. Benjamin Warner, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Benjamin Warner	Chief Executive Officer and Director	June 28 , 2012
Dr. Benjamin Warner	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer )

/s/ Jeremiel Zimmerman	Director	June 28 , 2012
Jeremiel Zimmerman

/s/ Edward Roffman	Director	June 28 , 2012
Edward Roffman